UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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The Cheesecake Factory Incorporated

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April 10, 2025
Dear Stockholder:
You are cordially invited to virtually attend The Cheesecake Factory Incorporated, a Delaware corporation (the “Company” and “we,” “us” or “our”), annual meeting of stockholders on Thursday, May 22, 2025 at 10:00 a.m., Pacific Daylight Time (“Annual Meeting”). We are holding a virtual-only meeting. Stockholders can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CAKE2025 by using the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. The matters to be acted upon at the Annual Meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing you access to our proxy materials over the Internet. This method allows us to deliver the proxy materials to you more quickly, lowers our costs and helps to conserve natural resources. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) to our stockholders who have not asked us to provide proxy materials in printed form. All stockholders receiving the Notice of Availability can request a printed set of proxy materials. All stockholders can access the proxy materials at www.proxyvote.com, irrespective of whether they receive the Notice of Availability or a printed copy of the proxy materials. Instructions on how to access the proxy materials online or request a printed copy may be found in the Notice of Availability and in the attached Proxy Statement. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting via the Internet, we urge you to vote and submit your proxy online, by telephone or by mail (see below for instructions) in order to ensure the presence of a quorum. If you attend the Annual Meeting, you will have the right to revoke your proxy and vote your shares via the Internet. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Additionally, if you hold your shares through an account with a brokerage firm, bank or other nominee, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Sincerely,
/s/ David Overton
Chairman of the Board and Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 22, 2025:
The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

    Voting online or by telephone is fast and convenient, and your vote is immediately confirmed and posted. To vote online or by telephone, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE ONLINE	VOTE BY TELEPHONE
1. Go to www.proxyvote.com.	1. Using a touch-tone telephone, call 1-800-690-6903.
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THE CHEESECAKE FACTORY INCORPORATED
26901 Malibu Hills Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 22, 2025

The 2025 annual meeting of stockholders of The Cheesecake Factory Incorporated, a Delaware corporation (the “Company” and “we,” “us” or “our”), will be held virtually at www.virtualshareholdermeeting.com/CAKE2025, on Thursday, May 22, 2025, beginning at 10:00 a.m., Pacific Daylight Time (“Annual Meeting”), for the following purposes:
1.
To elect eight (8) nominees to serve as directors of the Company for a term to expire at the Company’s 2026 annual meeting of stockholders or until their respective successors shall be elected and qualified;

2.
To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025, ending December 30, 2025;

3.
To approve the second amendment to The Cheesecake Factory Incorporated Stock Incentive Plan (the “Second Amendment”);

4.
To approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “say-on-pay vote”);

5.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

There will be no physical meeting location. The meeting will only be conducted via a webcast. The Board of Directors (the “Board”) has fixed the close of business on March 24, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We intend to first mail this Proxy Statement and the form of proxy for our 2025 Annual Meeting of Stockholders to our stockholders on or about April 11, 2025.
By Order of the Board of Directors,
/s/ Scarlett May
Secretary
Calabasas Hills, California
April 10, 2025
IF YOU PLAN TO ATTEND THE ANNUAL MEETING

   We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CAKE2025. The webcast will start at 10:00 a.m., Pacific Daylight Time, on Thursday, May 22, 2025. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

FORWARD-LOOKING STATEMENTS
Certain information included in this Proxy Statement, including the sections entitled “Our Mission, Vision and Values,” “Corporate Social Responsibility” (Also referred to as “CSR”) and “Compensation Discussion and Analysis” (also referred to as “CD&A”) set forth below, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), as amended. These statements including, without limitation, statements regarding CSR, our compensation philosophy and our compensation program. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including changes in interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of our restaurants and potential reputational damage to us or any of our brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and other Fox Restaurant Concepts (“FRC”) concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of our landlords and other tenants in retail centers in which our restaurants are located, and our ability to successfully manage our lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to us; the timing of our new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service (“IRS”) and the impact of tax reform legislation; changes in laws impacting our business; adverse weather conditions and natural disasters in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in our filings with the SEC. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Forward-looking statements speak only as of the dates on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.
NON-GAAP FINANCIAL MEASURES
In addition to the results determined in accordance with generally accepted accounting principles (“GAAP”), this Proxy Statement includes certain non-GAAP financial measures that exclude the impact of items we do not consider indicative of our ongoing operations. We believe these adjusted measures provide additional information to facilitate the comparison of our past and present financial results. We utilize results that both include and exclude the identified items in evaluating business performance. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items. Non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
A reconciliation of the non-GAAP financial measures used in this Proxy Statement to the closest GAAP financial measure is included in Appendix A which is attached to this proxy statement.

i

v

THE CHEESECAKE FACTORY INCORPORATED

OUR MISSION, VISION AND VALUES
Our Mission:
To create an environment where absolute guest satisfaction is our highest priority.
Our Vision:
Through a shared commitment to excellence, we are dedicated to the uncompromising quality of our food, service, people and profit, while taking exceptional care of our guests and staff. We will continuously strive to surpass our own accomplishments and be recognized as a leader in our industry.
Our Values:
We are committed to:
Quality in everything we do
A passion for excellence
Integrity, respect and responsibility
People – our greatest resource
Service-mindedness
Dynamic leadership
High performance

PROPOSAL ONE
Election of Directors
The Corporate Governance and Nominating Committee of the Board (“Governance Committee”) recommended the nomination, which the Board approved, of the following individuals for election to the Board for a term that will expire at the 2026 annual meeting of stockholders or until their respective successors shall be elected and duly qualified: Edie A. Ames; Alexander L. Cappello; Khanh Collins; Adam S. Gordon; Jerome I. Kransdorf; Janice L. Meyer; David Overton; and David B. Pittaway. All nominees are current directors of the Company. For biographical information regarding the director nominees, please see the section entitled “Our Board of Director Nominees” in this Proxy Statement.
Nominees.   Our Director nominees exhibit an array of backgrounds, experience, skills, tenure and perspectives that uniquely contribute to the success of our business. The information provided below is as of the date of this Proxy Statement.
DIRECTOR EXPERTISE
BOARD DIVERSITY MATRIX (As of March 24, 2025)

David Overton Director Since: 1992 Age: 78
Mr. Overton has served as our Chairman of the Board and Chief Executive Officer (“CEO”) since our incorporation in 1992. He co-founded the Company with his parents, Evelyn and Oscar Overton. Mr. Overton created the namesake concept and opened the first The Cheesecake Factory restaurant in 1978 in Beverly Hills, California. He has grown The Cheesecake Factory® into an international brand and created multiple other concepts, including Grand Lux Cafe®. Under Mr. Overton’s leadership, the Company acquired FRC, including the North Italia® and Flower Child® brands.
Other Experience:
•
Founding member and director of The Cheesecake Factory Oscar and Evelyn Overton Charitable Foundation, a 501(c)(3) qualified, non-profit charitable organization

Awards and Recognition:
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Elliott Group’s Legacy Award, recognizing excellence in leadership, lifetime achievement and contributions of outstanding significance

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International Foodservice Manufacturers Association “Silver Plate Award,” recognizing the most outstanding and innovative talent in foodservice operations

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“Executive of the Year Award” from Restaurants & Institutions Magazine

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“MenuMasters Hall of Fame Award” and “Golden Chain Award” from Nation’s Restaurant News, for outstanding contributions to menu design and foodservice research and development

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“Entrepreneur of the Year” in the Food Services category for the Los Angeles region by Ernst & Young, for demonstrated excellence and extraordinary success in innovation, performance and personal commitment to The Cheesecake Factory and the communities our restaurants serve

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Leadership Roundtable-Industry Leadership Award

Qualifications:
When evaluating Mr. Overton’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Overton’s essential leadership role with us, his unique perspective and understanding of our mission, vision and values, the extent and depth of his knowledge and experience related to us and our concepts and the importance of Mr. Overton’s strategic vision.

Edie A. Ames Director Since: 2016 Age: 58 Committee: Compensation
Ms. Ames has over 36 years of restaurant industry experience across the casual dining, fast casual and fine dining segments.
Business Experience:
•
CEO of Bluestone Lane (2024-Present)

•
CEO of Tastes on the Fly Airport Restaurant Group (2019-2024)

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CEO of The Pie Hole, a fast casual dining restaurant (2018-2019)

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President of The Counter and BUILT® Custom Burgers (2015-2018)

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Executive Vice President of Wolfgang Puck Catering (2013-2015)

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Chief Operating Officer of Real Mex Restaurants (2011-2013) and Del Frisco’s Restaurant Group (2010-2011)

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President of Morton’s Restaurant Group (2005-2010)

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Various roles at California Pizza Kitchen, Inc. (1993-2005)

Qualifications:
When evaluating Ms. Ames’ qualifications for Board service, the Governance

Committee and the Board considered Ms. Ames’ more than 36 years of restaurant industry experience, including operational experience, domestic and international licensing and franchise experience, and her numerous leadership roles with a variety of restaurant concepts across the casual dining, fast casual and fine dining segments.

Alexander L. Cappello Director Since: 2008 Age: 69 Committees: Audit; Compensation (Chairperson)
Mr. Cappello has led several public and private companies over the past 52 years.
Business Experience:
•
Chairman and CEO of Cappello Global, LLC (1996-Present) and of numerous Cappello entities, including a merchant bank and investment banks, whose principals have transacted business since 1973

Public Company Boards:
•
Lead director of Virco Manufacturing Corporation (Nasdaq) (2016-2023)

•
Chairman of Navidea Biopharmaceuticals (NYSE) (2021-2023)

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Director of Genius Products Inc. (Nasdaq) (2004-2005)

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Chairman of Inter-Tel (Nasdaq) (2005-2007)

Other Experience:
•
Former Director of Cytrx

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Director of Koo Koo Roo, Inc. (1997-1998)

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Former Chairman of Intelligent Energy, PLC

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Former Chairman of Geothermal Resources Intl. (AMEX)

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Trustee of University of Southern California (2005-2010)

Qualifications:
When evaluating Mr. Cappello’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Cappello’s extensive executive management and financial background, international business, management and marketing experience, former service on the boards of other public companies, including another restaurant company, experience with alternative energy sources and his corporate governance expertise. The Governance Committee and the Board have determined that Mr. Cappello’s experience qualifies him to serve as an “audit committee financial expert” on our Board.

Khanh Collins Director Since: 2021 Age: 61 Committee: Governance
Ms. Collins has over 34 years of restaurant industry experience in fine casual, full-service casual and fine dining.
Business Experience:
•
CEO of the Sustainable Restaurant Group, whose brands include, among others, Bamboo Sushi, Sizzle Pie, Submarine Hospitality and Mr. West (2023-Present)

•
Senior Vice President, Retail Food Group for Thompson Hospitality, a food service management company (2019-2022)

•
Vice President of U.S. Operations and Global Training for the ONE Group/STK (2018-2019)

•
Chief Operating Officer and Senior Vice President of Bravo Brio Restaurant Group (2013-2018)

•
Various roles at McCormick and Schmick Seafood Restaurants (1996-2012)

Other Experience:
•
Director of Burgerville (2024-Present)

Qualifications:
When evaluating Ms. Collins’ qualification for Board service, the Governance Committee and the Board considered Ms. Collins’ more than 34 years’ experience in the restaurant industry and her expertise in human capital management.

Adam S. Gordon Director Since: 2022 Age: 58 Committee: Compensation
Mr. Gordon has over 34 years of experience in real estate management and development and global marketing and publicity.
Business Experience:
•
Managing Director of Gordon Property Group, a real estate management and development company. In this role, he is in charge of marketing and strategic relationships for commercial buildings and other properties. (2019-Present)

•
President of ASG Global Entertainment, a marketing and production company he founded (2016-Present)

•
Former Executive Director of Publicity, Sony Pictures International, leading publicity and awards campaigns (1991-2003)

Qualifications:
When evaluating Mr. Gordon’s qualifications for Board service, the Governance Committee and the Board considered his extensive background in global marketing and promotions and his deep experience in the entertainment industry.

Jerome I. Kransdorf Director Since: 1997 Age: 86 Committees: Compensation; Governance (Chairperson)
Mr. Kransdorf has extensive investment management experience. Mr. Kransdorf serves as our lead director.
Business Experience:
•
President Emeritus (since 2014) of JaK Direct, a division of Muriel Siebert & Co., Inc. where he worked from 2001 to 2014

•
Former Senior Vice President, J. & W. Seligman & Co. Incorporated, an investment advisory firm (1997-2001)

•
Investment and senior management roles, Wertheim & Co. and its successor companies (1959-1997)

Qualifications:
When evaluating Mr. Kransdorf’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Kransdorf’s extensive investment management experience, his depth of knowledge and experience specific to us.

Janice L. Meyer Director Since: 2020 Age: 65 Committee: Audit
Ms. Meyer has over 30 years of restaurant investment experience.
Business Experience:
•
Co-Founder and Managing Partner of Rellevant Partners, a private equity firm (2019-Present)

•
Managing Director in the investment banking division of Morgan Stanley (NYSE) (2008-2010)

•
Managing Director and Senior Restaurant Analyst in the Equity Research Department of Donaldson Lufkin & Jenrette, which was acquired by Credit Suisse Group AG (NYSE) in 2000 (1998-2008)

Other Experience:
•
Director at Tillster, Inc., a food ordering and delivery technology company (2007-Present)

•
Director at Rasa Worldwide, Inc, a company specializing in fast-casual Indian food (2022-Present)

•
Director of Chopt Creative Salad Co. (now known as Founders Table Restaurant Group), a fast casual restaurant group (2010-2013)

•
Trustee of the Windward School in New York (2015-2023)

Qualifications:
When evaluating Ms. Meyer’s qualifications for Board service, the Governance Committee and the Board considered Ms. Meyer’s more than 30 years’ experience in the restaurant industry, extensive restaurant specific financial background and experience as a restaurant stock analyst. The Governance Committee and the Board have determined that Ms. Meyer’s experience qualifies her to serve as an “audit committee financial expert” on our Board.

David B. Pittaway Director Since: 2009 Age: 73 Committee: Audit (Chairperson)
Mr. Pittaway has more than 36 years of experience in finance, investment banking and private equity.
Business Experience:
•
Vice Chairman, Senior Managing Director, Senior Vice President, Secretary and Chief Compliance Officer of Castle Harlan, Inc., a private equity firm (1987-Present)

•
Vice Chairman and Chief Compliance Officer of Branford Castle, Inc., an investment company (October 1986-Present)

•
Director and Vice Chairman of Branford Chain, Inc. (1987-Present)

•
Vice President and Chief Financial Officer of Branford Chain, Inc. (1987-1998)

•
Vice President of Strategic Planning and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm (1985-1986)

Public Company Boards:
•
Director of Shelf Drilling, Inc. (OSLO) (2015-Present)

•
Director of Bravo Brio Restaurant Group (Nasdaq) (2006-2018)

•
Director of Morton’s Restaurant Group (NYSE) (1988-2012)

•
Director of McCormick & Schmick’s Seafood Restaurants (Nasdaq) (1994-1997 and 2002-2009)

•
Director of Dave & Buster’s, Inc. (Nasdaq) (2003-2006)

•
Director of Statia Terminals Group N.V. (Nasdaq) (1999-2002)

Other Experience:
•
Director of Caribbean Restaurants, Inc. (2004-2023)

•
Director of TooJays Restaurants (2013-2020)

•
Director of Colyar Technologies, Inc. (2019-2020)

•
Director of Gold Star Foods, Inc. (2014-2019)

•
Director and co-founder of the Armed Forces Reserve Family Assistance Fund

•
Audit Committee member of the University of Kansas Endowment Association Board of Trustees

Qualifications:
When evaluating Mr. Pittaway’s qualifications for continuation of his Board service, the Governance Committee and the Board considered his extensive financial and industry experience, including his service on audit committees of other public restaurant companies, his compliance background and his familiarity with SEC rules and regulations related to public companies. The Governance Committee and the Board have determined that Mr. Pittaway’s experience qualifies him to serve as an “audit committee financial expert” on our Board.

Except as set forth above, each nominee has been engaged in his or her principal occupation described above during the past five years. There are no family relationships between any of our directors or executive officers as defined under SEC rules.

Unless a stockholder specifies otherwise, the shares represented by each returned proxy will be voted FOR the election of Mses. Edie A. Ames, Khanh Collins and Janice L. Meyer, and Messrs. Alexander L. Cappello, Adam S. Gordon, Jerome I. Kransdorf, David Overton and David B. Pittaway.
In the event any of the nominees becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee designated by the Board to fill the vacancy.
Required Vote.   Our Bylaws provide that, in the election of directors, nominees shall be elected by a plurality of the votes cast by the holders of shares present in person (including via the virtual platform) or represented by proxy at the Annual Meeting; provided that each nominee must agree that, if elected, he or she will submit an irrevocable resignation for consideration by the Board that will be effective upon (i) such director’s failure to receive a majority of votes cast in any uncontested election at which he or she is subject to reelection, and (ii) acceptance of that resignation by the Board. Each of the nominees included in this proposal has so agreed. An uncontested election (such as the election held at this Annual Meeting) means that the number of nominees for director does not exceed the number of directors to be elected at that meeting. A majority of votes cast means that the number of shares cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of the vote.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EDIE A. AMES, ALEXANDER L. CAPPELLO, KHANH COLLINS, ADAM S. GORDON, JEROME I. KRANSDORF, JANICE L. MEYER, DAVID OVERTON AND DAVID B. PITTAWAY TO THE BOARD.

THE BOARD AND CORPORATE GOVERNANCE
Director Nominations Process
The Board has adopted “Policies and Procedures Regarding Board of Director Candidates” (the “Nominations Policy”), which describes the process by which candidates are selected for possible inclusion in the Board’s recommended slate of director nominees. The Nominations Policy is available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.” The Board also considers stockholder guidelines with respect to board diversity. The Governance Committee administers the Nominations Policy and is responsible for identifying candidates for nomination or appointment to the Board. To fulfill this function, the Governance Committee reviews, at least annually, the size and composition of the Board and its committees, including the number of directors eligible for election at the annual meeting of stockholders. The Governance Committee may solicit recommendations for nominees from directors, members of management or others. In addition, the Governance Committee will consider recommendations of a stockholder of record or beneficial owner that complies with the Nominations Policy.
Minimum Qualifications.   The Nominations Policy contains the following minimum qualifications for candidates for nomination to the Board:
•
Pursuant to our Bylaws, each candidate nominated by a stockholder must consent in writing to be named in our proxy statement as a nominee and to serve as a director of the Company if elected.

•
Pursuant to our Bylaws, each candidate must agree that if elected he or she will submit an irrevocable resignation to our Company’s Secretary promptly following his or her election or reelection that will be effective upon (i) such director’s failure to receive a “majority vote” for reelection in any “uncontested election” (as those terms are defined in our Bylaws) at which he or she is subject to reelection; and (ii) acceptance of that resignation by the Board in accordance with the Bylaws and any policies and procedures adopted by the Board for such purposes.

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•
Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
Each candidate must be prepared to participate fully in Board activities, including (with respect to non-employee candidates) active membership on Board committee(s) if appointed as a committee member, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Criteria for Evaluating Candidates.   The Governance Committee is responsible for identifying candidates for nomination or appointment to the Board of Directors. In evaluating nominations, the Governance Committee takes into consideration the overall composition of the Board, the balance of different capabilities and overall diversity in its broadest sense including in the areas of personal and professional experiences; geography; financial and managerial and operational knowledge; variety of opinions and perspectives; and other differentiating characteristics.
The Governance Committee periodically reviews and assesses the effectiveness of the practices used in considering potential director candidates. Following this review, the Governance Committee presents any recommendation for changes of the policy or protocols to the Board.
The Governance Committee considers the following criteria, among other factors, in evaluating candidates for nomination in light of the size and composition of the Board and its committees:
•
Satisfaction of the minimum qualifications established by the Governance Committee.

•
Education and other training.

•
Relevant personal and professional background, including financial, managerial and operational skills and knowledge and experience in both corporate and non-traditional environments, such as government, academia and non-profit organizations.

•
Whether the candidate would qualify as an “independent” director as defined by Nasdaq’s listing standards.

•
The candidate’s reputation for judgment and honesty.

•
The existence of any of the relationships described in Item 407(e)(4) of Regulation S-K (“Compensation Committee Interlocks and Insider Participation”).

•
The number and identity of any other boards of directors of which the candidate is a member.

•
Other professional and personal commitments that could affect the candidate’s ability to serve.

Stockholder Recommendations to the Governance Committee for Nomination of Directors.   The Nominations Policy provides that the Governance Committee will consider recommendations for nominations submitted by stockholders of record or beneficial owners. In order to give the Governance Committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our Secretary at our principal executive offices not later than the 120th calendar day before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders. With respect to the 2026 annual meeting of stockholders, recommendations must be received on or before December 12, 2025. In the case of a special meeting called for the election of one or more directors, a recommendation should be received by our Secretary no later than the close of business on the tenth day following the date on which we make public disclosure of the meeting date. The stockholder’s recommendation must include all of the following:
•
The stockholder’s name, address and telephone number.

•
The recommended candidate’s name, address and telephone number.

•
The written consent of the recommended candidate to be named in our proxy statement and to serve as a director if nominated, elected or appointed, and qualified to serve.

•
A description of all arrangements or understandings in connection with such recommendation between the stockholder and the recommended candidate or between the stockholder and any other person or persons (including their names).

•
A description of any business, familial or other financial or personal relationship between the stockholder and the recommended candidate.

•
Information regarding the recommended candidate as to each of the criteria identified above for evaluating recommendations.

Evaluation of Candidates.   All qualified candidates identified through the process outlined above, including incumbents, will be evaluated based on the same criteria. If, based on the initial evaluation, a new candidate continues to be of interest, the Chair of the Governance Committee will interview the candidate and communicate his or her evaluation to the other committee members and the Chairman of the Board. Other members of the Governance Committee and senior management will conduct subsequent interviews. Ultimately, background and reference checks will be conducted, and the Governance Committee will meet to finalize its list of recommended candidates for consideration by the full Board. If an incumbent is nominated, the interview process may be abbreviated at the discretion of the Chair of the Governance Committee. If the Chair of the Governance Committee is being considered for re-nomination, the other Governance Committee members may appoint another member of the Governance Committee to head the review process for the Chair’s reconsideration.
Future Revisions to the Nominations Policy.   The Governance Committee’s Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the director nominations process. The Governance Committee intends to review this policy and procedure at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve, and to conform with changes in applicable legal or listing standards.
General Nomination Right of All Stockholders.   Stockholders may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. Our Bylaws provide that no person may solicit proxies in support of a nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Exchange Act, including applicable notice and solicitation requirements. Stockholder nominations for the election of directors may be made only by a stockholder of record on both the date of giving notice and on the record date for such meeting by giving timely written notice to our Secretary at our principal executive offices. Such notice must be received by the Secretary no less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever is first, or no less than 90 days nor more than 120 days prior to the annual meeting. For further information on the timely nomination of a person for election as a director of the Company at the 2026 annual meeting of stockholders, see “Stockholder Proposals for the 2026 Annual Meeting of Stockholders.”
In the event we increase the number of directors to be elected and we make no public announcement at least 100 days prior to the first anniversary of the preceding year’s annual meeting that names all of the nominees for director or specifies the size of the increased Board, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if the notice is delivered to, or mailed and received at, our principal executive offices (addressed to our Secretary) not later than ten days following the day on which we make the public announcement. In the case of a special meeting of stockholders called for the purpose of electing directors, notice will be timely if the stockholder provides written notice to our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or such public disclosure of the meeting date was made, whichever first occurs, or no less than 90 or more than 120 days prior to the meeting. The stockholder’s notice must include all of the information required by our Bylaws, and the Bylaws require any candidate for the Board nominated by a stockholder to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines, intention to deliver an irrevocable resignation in accordance with the Bylaws, and intent to serve the entire term.
The foregoing summary is not a complete description of the provisions of our Bylaws pertaining to stockholder nominations and proxies. Stockholders may obtain, without charge, a copy of our Bylaws upon written request to our Secretary at our principal executive offices. Our Bylaws are also available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.”
Qualifications of Current Directors and Director Nominees.   The Governance Committee of the Board evaluates the qualifications of our director nominees prior to each annual meeting of stockholders. As part of this evaluation process, the Governance Committee reviews the current composition of the Board and assesses whether the qualifications of each director continue to meet the Governance Committee’s requirements for Board service.
Our Board of Director Nominees
The Governance Committee recommended, and our Board nominated, eight of our current directors for re-election at the Annual Meeting to serve a one-year term expiring at the 2026 annual meeting of stockholders or until their respective successors shall be elected and qualified. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in Proposal 1 to this Proxy Statement.
General.   Our Bylaws provide for a board of directors consisting of no less than five and no more than thirteen members. The exact number within this range is determined by resolution of the Board. The Board currently has set the number of directors at eight.
Director Independence
The Board has determined each of the following directors to be an “independent director” as defined under Nasdaq rules: Edie A. Ames; Alexander L. Cappello; Khanh Collins; Adam S. Gordon; Jerome I.

Kransdorf; Janice L. Meyer; and David B. Pittaway. In this Proxy Statement, each of these seven directors is referred to individually as an “Independent Director” and they are referred to collectively as the “Independent Directors.”
Board Leadership Structure and Lead Director
Our CEO, David Overton, also serves as Chairman of our Board. Mr. Overton, who founded the Company along with his parents, Oscar and Evelyn Overton, was the driving force behind the creation and opening of The Cheesecake Factory restaurant concept and has served in a combined role as CEO and Chairman since 1992. We believe this leadership structure enables Mr. Overton to function as the critical link between the Board and the operating organization. It also streamlines communications with and among the Board on key topics such as our strategic objectives, long-term planning, capital allocation and enterprise risk management.
In addition to Mr. Overton’s leadership on the Board, we determined that the appointment of an independent, lead director (“Lead Director”) would be appropriate in order to establish another layer of Board oversight, share certain responsibilities with, and facilitate communication between, our Chairman and our Independent Directors, and continue to follow best practices in corporate governance. To this end, the Board adopted a policy regarding the appointment of a Lead Director—one Independent Director who is selected annually by the Independent Directors. Mr. Kransdorf currently serves as Lead Director.
The Lead Director presides at executive sessions of the Independent Directors, serves as principal liaison between the Independent Directors and the Chairman, works with the Chairman to set and approve the schedule and agenda for meetings of our Board and its committees, directs the retention of advisors and consultants who report directly to the Board, serves as liaison for consultation and communication with stockholders, oversees the annual evaluation of our Board and its committees and evaluates, in cooperation with the Compensation Committee of the Board (“Compensation Committee”) and all members of the Board, the CEO’s performance. For information on our Board leadership, including the role of our Chairman and Lead Director, please see the section below entitled “Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website.”
Role of the Board in Risk Oversight
While the Audit Committee of the Board (“Audit Committee”) monitors risks related to our financial statements, the Board has determined that oversight of Company-wide risk should remain with the full Board due to the strategic nature of enterprise risk management and the Board’s desire to receive feedback from a broad spectrum of disciplines regarding management’s plans with respect thereto. The Board meets periodically with our management to review the effectiveness of processes for identifying and managing significant risks, including cybersecurity risk. The Board also reviews with management the strategic objectives that may be affected by identified risks, the level of appropriate risk tolerance, our plans for monitoring, mitigating and controlling risk, the effectiveness of such plans and our disclosure of risk.
The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the Company’s policies on environmental, social and governance (“ESG”) matters and CSR practices.
Meeting Attendance
During fiscal 2024, the Board held eleven meetings, and the Independent Directors held three executive sessions without management present. Meetings include in-person, telephonic, and video conference meetings. For information regarding committee composition and number of committee meetings held during fiscal 2024, please see the section below entitled “Committees of the Board of Directors.” All of our current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served while they were on the Board in fiscal 2024.
Our Board members are encouraged to attend our annual meeting of stockholders, and all of our directors were present at the 2024 virtual annual meeting with the exception of Alexander Cappello who, due to the Company’s administrative error, was unable to attend.

Committees of the Board of Directors
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Committee membership as of the date of this Proxy Statement is as follows:
COMMITTEES OF THE BOARD OF DIRECTORS
Board Member	Audit Committee	Compensation Committee(1)	Corporate Governance and Nominating Committee(1)
David Overton, Chairman of the Board	—	—	—
Edie A. Ames	—	Member	—
Alexander L. Cappello	Member*	Chair	—
Khanh Collins	—	—	Member
Adam S. Gordon	—	Member	—
Jerome I. Kransdorf, Lead Director	—	Member	Chair
Janice L. Meyer	Member*	—	—
David B. Pittaway	Chair*	—	—

*
Designated by the Board as an “audit committee financial expert.”

(1)
Laurence B. Mindel retired from the Board on October 24, 2024. Prior to his retirement, Mr. Mindel was a member of the Compensation Committee and the Governance Committee.

The Board determined that each member of the committees of the Board in service for all of fiscal 2024 met the independence requirements applicable to those committees under SEC and Nasdaq rules. The Governance Committee recommends committee membership and chair assignments to the Board, which the Board considers when making committee membership and committee chair assignments at its meeting generally held in conjunction with each annual meeting of stockholders. Changes to committee assignments are also made from time to time during the course of the year, as deemed appropriate by the Board. The role of each committee is described below.
Audit Committee.   The Audit Committee operates pursuant to a written charter and is primarily responsible for monitoring the quality and integrity of our financial statements and internal controls over financial reporting; our compliance with legal and regulatory requirements, including reviewing cybersecurity risks identified by management; our independent registered accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered accounting firm. The Audit Committee provides an avenue of communication among our independent registered accounting firm, management, the internal audit function and the Board and issues the report of the Audit Committee required by the SEC to be included in this Proxy Statement. Our Director of Internal Audit reports directly to the Audit Committee and is responsible for conducting comprehensive audits of our internal financial controls and the operational effectiveness of related activities and systems.
The Audit Committee conducts an annual performance evaluation of its composition, compliance procedures, financial oversight responsibilities and other matters. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered accounting firm engaged to issue an audit report or perform other audit, review or attest services. The Audit Committee pre-approves the audit work, as well as all non-audit work, to be performed by our external auditors after considering its permissibility under SEC rules and its impact on our independent registered accounting firm’s independence. The Audit Committee also reviews material written communications our independent registered accounting firm may provide to management and discusses any concerns with the auditors and management.
Pursuant to its charter, the Audit Committee reviews our policies and procedures relating to conflicts of interest and approves any proposed “related party transaction.” For this purpose, “related party transaction”

means a transaction between the Company and a related person that is required to be disclosed pursuant to Item 404 of Regulation S-K adopted by the SEC. For a discussion of our policies with respect thereto, see “Policies Regarding Review, Approval or Ratification of Transactions with Related Persons” in this Proxy Statement. The Audit Committee conducts an annual evaluation of its charter.
Compensation Committee.   The Compensation Committee operates pursuant to a written charter. The Compensation Committee is responsible for determining the compensation of our CEO and all of our other executive officers. The Compensation Committee reviews and approves all employment, retention and severance agreements for executive officers and causes to be prepared the report of the Compensation Committee required by the SEC to be included in this Proxy Statement. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation advisor retained by the Compensation Committee. The Compensation Committee also makes recommendations to the Board concerning non-employee director compensation.
The Compensation Committee annually reviews and discusses with management the Company’s compensation policies to assess any risks reasonably likely to have a material adverse effect on the Company. The Compensation Committee is also tasked with overseeing or making recommendations to the Board with respect to: (i) stock ownership guidelines for executive officers and monitoring compliance therewith; (ii) policies governing “insider” trading, hedging and pledging of Company stock and reviewing compliance therewith; and (iii) clawback policies. The Compensation Committee also advises the Board on management proposals to stockholders on executive compensation matters, including advisory votes on executive compensation and frequency of such votes, and proposals received from stockholders on executive compensation matters. The Compensation Committee is charged with reviewing the results of such votes and considering any implications in connection with the Compensation Committee’s ongoing determinations and recommendations regarding the Company’s executive compensation policies and practices.
The Compensation Committee is also responsible for the recoupment of any erroneously awarded incentive-based compensation paid to our current or former executive officers in the event we are required by applicable law or applicable accounting or auditing principles to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Compensation Committee additionally has discretion to recoup bonus and/or equity awards paid from a current or former executive officer who engaged in fraud or intentional misconduct contributing to the need for such a restatement in accordance with the Company’s Clawback Policy (defined below).
The Compensation Committee approves and administers our incentive compensation programs, including our long-term equity and short-term bonus incentive plans. The Compensation Committee makes recommendations to the Board with respect to incentive and equity compensation plan structure and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans and management perquisites. The Compensation Committee authorizes and approves all grants of equity compensation to our employees under our equity compensation plan. See “Oversight of Named Executive Officer Compensation” for additional information regarding our process for determining executive compensation, including the role of Frederic W. Cook & Co., Inc., (“FW Cook”) the Compensation Committee’s independent compensation consultant, and the CEO. The Compensation Committee conducts an annual evaluation of its charter.
Governance Committee.   The Governance Committee operates pursuant to a written charter. The Governance Committee is responsible for evaluating issues and developments related to corporate governance and making recommendations to the Board with respect to corporate governance standards, corporate governance proposals from stockholders, policies on ESG matters and CSR practices, and the establishment and composition of committees of the Board. The Governance Committee is responsible for overseeing and recommending programs and activities for the continuing education of directors. The Governance Committee also identifies potential candidates for nomination or appointment as directors and makes recommendations to the Board concerning nominees to be presented for stockholder approval and to fill any vacancies. The Governance Committee assists the CEO in succession planning for key executive positions. The Governance Committee conducts an annual evaluation of its charter.

Committee Charters.   All of our committee charters are available on our website. For information on where to access these documents, please see the section entitled “Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website.”
Designation of Audit Committee Financial Experts
With the assistance of our outside legal counsel, the Board has determined that David B. Pittaway, Alexander L. Cappello and Janice Meyer are each an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K adopted by the SEC.
Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website
Our Board is committed to ethical business practices and believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In the spirit of this commitment, the Board has adopted the “Corporate Governance Principles and Guidelines” (“Corporate Governance Guidelines”) which include, among other topics, the size and operations of our Board and its committees, independence of directors, selection and responsibilities of our Lead Director, Board membership criteria, service by our directors on boards of other publicly-traded companies, director and executive officer stock ownership guidelines and our policy on communicating concerns to our Board.
Our Corporate Governance Guidelines, as well as other corporate governance information listed below, are available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance”:
•
Bylaws

•
Code of Ethics for Executive Officers, Senior Financial Officers and Directors

•
Code of Ethics and Code of Business Conduct

•
Committee Charters (Audit Committee, Compensation Committee and Governance Committee)

•
Policies and Procedures Regarding Board of Director Candidates

Throughout this Proxy Statement, we may refer to various documents that are available on our website. The contents posted on, or accessible through, our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.
Our Code of Ethics and Code of Business Conduct provides that Company assets (cash, inventory, equipment, etc.) may not be contributed to any public candidate, political action committee, party or ballot measure without the advance written permission of the Company’s General Counsel. We did not make any such contributions in 2024.
Stockholder Engagement
We appreciate the relationships we have been able to foster with our stockholders and value their input. Members of our senior leadership team regularly engage in meaningful dialogue with our stockholders throughout the year on topics including business initiatives and results, strategy and capital allocation, and ESG initiatives. On occasion, members of the Board participate in these engagements with stockholders. In addition, we have developed an ongoing practice of discussing important governance issues with our stockholders in an effort to continuously improve our governance processes and communication. These engagements routinely cover corporate governance, executive compensation, environmental programs and goals and other topics that may be important to us or our stockholders at the time. We generally hold these discussions during the fall but may request engagement at other times if warranted. We share feedback we receive with other members of our senior leadership team and board of directors for consideration and discussion.

Stockholder Communications with the Board
Our Corporate Governance Guidelines described above include the policy our Board has adopted for stockholders and employees who wish to communicate any concern directly to the Board. Please refer to Section VI of our Corporate Governance Guidelines at investors.thecheesecakefactory.com for a description of this process.
Corporate Social Responsibility
In 2024 we updated on our progress toward our CSR goals through our 2023 CSR Report, which details programs and initiatives across our operations with respect to our staff, our sourcing, our environmental impact and our support for the communities where we operate. Our CSR Reports are available on our website at https://www.thecheesecakefactory.com/corporate-social-responsibility. The CSR Reports and other contents posted on, or accessible through, our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.
Our recruitment, selection, training, retention and internal promotion programs are among the most comprehensive in the restaurant industry, helping us to attract and retain qualified staff members who are motivated to consistently provide excellence in restaurateuring and customer hospitality. By providing extensive training, our goal is to encourage our staff members to develop a sense of personal commitment to our core values and culture of excellence. Our commitment to people-focused programs and creating a great workplace for all of our staff and managers contributed to The Cheesecake Factory being named to Fortune magazine’s list of  “100 Best Companies to Work For®” in 2024, for the eleventh consecutive year.
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, Ms. Edie A. Ames and Messrs. Adam S. Gordon, Herbert Simon, Jerome I. Kransdorf and Laurence B. Mindel served on the Compensation Committee, with Mr. Alexander L. Cappello serving as its Chair. Mr. Herbert Simon retired from his service on the Board, the Compensation Committee and the Governance Committee on March 7, 2024. Mr. Laurence B. Mindel retired from his service on the Board, the Compensation Committee and the Governance Committee on October 24, 2024. During fiscal 2024, no member of the Compensation Committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had a relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or the Compensation Committee during fiscal 2024.
Director Compensation
The Compensation Committee is responsible for periodically reviewing compensation payable to its non-employee directors for service on the Board or its designated committees and making recommendations to the Board concerning such compensation. In doing so, the Compensation Committee considers recommendations by FW Cook, its independent compensation consultant, which are informed by competitive analysis conducted by them as well as other factors, including, without limitation, each director’s responsibilities. The analysis conducted by FW Cook considers non-employee director compensation practices at the same peer companies used for the Compensation Committee’s evaluation of executive compensation and addresses prevalent market practices for non-employee director compensation. The Compensation Committee intends to set director compensation levels at or near the market median relative to non-employee directors at companies of comparable size, industry and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. Providing a competitive compensation package is important because it enables us to attract and retain highly-qualified non-employee directors who are critical to our long-term success. The Board reviews recommendations by the Compensation Committee and ultimately approves the non-employee director compensation program.
The FW Cook analysis conducted for fiscal 2024 affirmed that our director compensation program continues to be aligned with best practices as follows:

•
Annual Fees.   No separate meeting fees are provided for Board meeting attendance.

•
Deferred Compensation Plan.   Board members are eligible to participate in our Executive Savings Plan, a non-qualified deferred compensation plan, by contributing all or a portion of their director fees and equity awards in the form of stock units to the plan. We do not match Board member contributions. See “Executive Compensation-Retirement Plans-Non-qualified Deferred Compensation” for more information.

•
Minimal Perquisites.   Each Independent Director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials. Independent Directors also receive dining privileges at our restaurants.

•
Stock Ownership Guidelines.   Pursuant to our stock ownership guidelines our Independent Directors are required to own a minimum number of shares of our common stock with a fair market value equal to four times the current annual cash fee for non-employee directors ($400,000 as of the end of fiscal 2024). Newly appointed directors are required to meet the guideline within five years of being appointed. For purposes of this policy, ownership includes any shares owned by a director or his or her immediate family members or held by him or her as part of a tax or estate plan in which the director retains beneficial ownership and unvested restricted stock or restricted stock units. The value of shares owned is calculated annually. In the event acquiring shares would result in a violation of our Special Trading Policy and Procedures, the director is required to comply with the guidelines as soon as reasonably feasible.

•
Prohibitions on Hedging and Pledging.   Members of our Board and our officers and staff members are prohibited from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

The following table sets forth information regarding the non-employee director compensation program during fiscal 2024. Any member of the Board who is also an employee (for example, Mr. Overton) does not receive additional compensation for service on the Board or its committees.
Board of Directors Fees(1)	Fiscal 2024
Annual fee	$100,000
Annual equity grant or cash payment in lieu of equity grant(2)	$130,000
Lead Director annual fee	$25,000
Audit Committee Chair annual fee	$15,000
Compensation Committee Chair annual fee	$12,500
Governance Committee Chair annual fee	$10,000

(1)
All fees and cash payments are payable in equal monthly installments, as earned, following the end of each calendar month.

(2)
For fiscal 2024, eligible Independent Directors had the option to irrevocably elect in the prior year to receive either (i) an equity grant of fully vested shares of Company stock immediately following the annual shareholders meeting or (ii) a cash payment in lieu of such equity grant payable in equal monthly installments, as earned, following the end of each calendar month. Any Independent Director who has not acquired a sufficient number of shares of Company stock to satisfy the Company’s stock ownership guidelines (except in the case of a new director, who must acquire the required number of shares within five years of their appointment) is not eligible to receive the cash payment in lieu of equity and will receive their annual equity award in fully-vested common shares determined by dividing $130,000 by the closing price of the Company’s stock on the date of the award until he or she satisfies such guidelines.

The following table sets forth certain information regarding the compensation earned by each non-employee director who served on our Board in fiscal 2024. Mr. Overton, as our employee, is not a non-employee director and is not paid additional compensation for his services on our Board. None of our non-employee directors held stock options or restricted stock as of the end of fiscal 2024.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Edie A. Ames(2)	$230,000	—	$230,000
Alexander L. Cappello	$112,500	$130,000	$242,500
Khanh Collins	$100,000	$130,000	$230,000
Adam S. Gordon	$230,000	—	$230,000
Jerome I. Kransdorf	$265,000	—	$265,000
Janice Meyer	$100,000	$130,000	$230,000
Laurence B. Mindel(3)	$187,339	—	$187,339
David B. Pittaway	$180,000	$65,000	$245,000
Herbert Simon(4)	$18,548	—	$18,548

(1)
The amounts in this column represent the grant date fair value, computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of grants of fully vested shares of stock made to the applicable director in 2024. See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report for information, including assumptions made, regarding the valuation of equity awards.

(2)
All or a portion of these fees were paid into a non-qualified deferred compensation plan account administered under The Cheesecake Factory Incorporated Executive Savings Plan.

(3)
Mr. Mindel served on the Board from January through October 2024 and received pro rata compensation for 2024.

(4)
Mr. Simon served on the Board from January through March 2024 and received pro rata compensation for 2024.

Indemnification of Officers and Directors
As permitted by the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director and limits the personal liability of our officers for monetary damages for breach of the fiduciary duty of care for direct claims brought by a shareholder, as permitted by the DGCL. Liability for our officers and directors is not eliminated for (a) any breach of the director’s or officer’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, and/or (d) any transaction from which the director or officer derived an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify and advance indemnification expenses on behalf of all directors and officers of ours to the fullest extent permitted by Delaware law. Article VIII of our Bylaws also requires us, subject to certain limitations, to indemnify directors and officers and advance expenses. The indemnification and advancement of expenses provisions of Article VIII are not exclusive of any other rights of indemnification or advancement of expenses.
We have also entered into indemnification agreements with all of our directors and Named Executive Officers. Each indemnification agreement requires us to indemnify and hold harmless the director or Named Executive Officer to the fullest extent authorized by the laws of the State of Delaware. Each indemnification agreement also requires us, subject to specific terms and conditions, to advance expenses to the director or officer. Each indemnification agreement also sets forth various procedures and definitions with respect to indemnification and advancement of expenses. We also are obligated to maintain directors’ and officers’ liability insurance. With specified exceptions, we are not obligated to provide indemnification or advance expenses with respect to actions initiated by the director or officer or to indemnify the director or officer in connection with proceedings by us to enforce non-compete or non-disclosure agreements. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Policies Regarding Review, Approval or Ratification of Transactions with Related Persons
In accordance with its charter, our Audit Committee reviews and approves any proposed transactions with a “related person.” Any related person transaction will be disclosed in the applicable filing as required by the rules promulgated by the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings as defined in Item 404 of Regulation S-K.
We had no reportable transactions with related persons required to be disclosed under Item 404 of Regulation S-K since the beginning of fiscal 2024.
Policies Regarding Hedging, Short Sales, Publicly Traded Derivatives, Margin Accounts and Pledges
The Board believes that ownership of the Company’s stock by the Company’s Board members, executive officers, and other staff members promotes alignment of interest with stockholders. The Board recognizes that transactions that are designed to hedge, establish downside price protection or otherwise offset declines in the market value of the Company’s stock owned by such persons can disrupt this alignment, undermine stock ownership guidelines and encourage imprudent risk-taking. The Board also recognizes that pledging the Company’s stock as collateral for indebtedness can be adverse to the interests of the Company’s stockholders because it creates the risk of unplanned and forced sales that could adversely impact the value of the Company’s stock. For these reasons, we have a policy prohibiting our Board members, executive officers and all other employees from engaging in short-term or speculative transactions in Company securities, including short sales and other forms of hedging (e.g., zero-cost collars and forward sale contracts), and trading in puts, calls or other derivative securities of the Company (other than stock purchases and sales in the listing market). In addition, no Board member or employee may hold the Company’s securities in a margin account or pledge such securities as collateral for a loan.
The Company has adopted a special trading policy and procedures (the “Trading Policy”) governing the purchases, sale, and other dispositions of its securities that apply to its directors, officers, and certain other designated persons, with certain provisions generally applicable to all staff members. The Company also follows procedures for the repurchase of its securities. The Company believes that its Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to it. A copy of the Company’s Trading Policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2024.

PROPOSAL TWO
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to conduct the audit of our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 30, 2025. KPMG has served as our independent registered public accounting firm since fiscal year 2018. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.
Although our governing documents do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment is consistent with best practices in corporate governance. If stockholders do not ratify the selection of KPMG, the Audit Committee will regard such vote as a direction to consider the selection of a different independent registered public accounting firm. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.
Independent Registered Public Accounting Firm Fees and Services.   The following table shows the fees for professional services by KPMG for the audit of our annual financial statements for the fiscal years ended December 31, 2024 and January 2, 2024, and fees for other services rendered by KPMG during that period. There were no fees related to tax compliance, advice or planning.
	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$1,409,632	$1,408,475
All Other Fees(2)	9,280	19,077
Total Fees	$1,418,912	$1,427,552

(1)
Audit Fees represent fees for the audit of our annual financial statements, reviews of the related quarterly financial statements and services normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

(2)
All Other Fees represent fees for access to KPMG’s accounting literature research tool and accounting advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm.   The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee also evaluates our independent registered public accounting firm’s lead engagement partner, who is rotated every five years. The Audit Committee’s charter grants to the Audit Committee sole authority to approve the independent auditor’s fee arrangements and other terms of service, and to preapprove any permitted non-audit services to be provided by the independent auditor. The charter allows the Audit Committee to delegate the preapproval of audit and permitted non-audit services to one or more of its members, provided that such members shall report any such approvals to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee considers whether such services are consistent with SEC rules on auditor independence as well as whether the independent auditor can provide the most effective and efficient service, for reasons such as familiarity with our business, staff members, culture, accounting systems, risk profile and other factors, and input from our management. The Audit Committee delegated the authority to address any requests for pre-approval of services between Audit Committee meetings to its Chair, provided that the amount of such fees for both audit and non-audit accounting services requested does not exceed $25,000 per fiscal quarter. The Chair is also required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee’s charter does not provide the Audit Committee with authority to delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm. The waiver of pre-approval provisions set forth in applicable rules of the SEC was not used to approve any of the services described above in fiscal 2024.
Required Vote.   The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2025 requires the affirmative vote of a majority of the shares present in person

(including via the virtual platform) or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 2 and will have the effect of a vote “AGAINST” Proposal 2. This Proposal 2 is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected on Proposal 2.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The following Audit Committee report does not constitute soliciting material and is not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference thereto.
As more fully described in its charter, the Audit Committee oversees our financial reporting and internal control processes on behalf of the Board, as well as the independent audit of our consolidated financial statements by the Company’s independent registered accounting firm. The Audit Committee is responsible for appointment, compensation and oversight of our independent registered accounting firm, including fee negotiation. When assessing the independence of the Company’s independent registered accounting firm, the Audit Committee will consider non-audit fees and services.
The Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered accounting firm for fiscal 2024, and the stockholders ratified that selection at the 2024 annual meeting of stockholders. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including our system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited financial statements for fiscal 2024 with management and KPMG. Management and KPMG represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee reviewed with KPMG such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the Audit Committee has discussed with KPMG the auditors’ independence from management and the Company, including the matters in the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee periodically met with KPMG, with and without management present, to discuss the results of its audit, its evaluation of our internal controls and the overall quality of our financial reporting.
Based upon these reviews and discussions, the Audit Committee approved the recommendation of our management that the audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission.
Dated: March 26, 2025	Respectfully submitted,
David B. Pittaway, Chair Alexander L. Cappello Janice L. Meyer

PROPOSAL THREE
Approval of the Second Amendment to the Plan
Summary.
On April 4, 2019 the Board adopted, and, on May 30, 2019, our stockholders approved, The Cheesecake Factory Incorporated Stock Incentive Plan (the “Stock Plan”) and on March 24, 2022 the Board adopted and, on May 19, 2022, our stockholders approved, the First Amendment to the Stock Plan (the “First Amendment”). The maximum number of common shares that can be issued under the Stock Plan as amended by the First Amendment is 7,150,000 plus any shares which, as of the effective date of the Stock Plan were available for issuance under our 2010 Stock Incentive Plan (as amended, the “2010 Stock Plan”) or were subject to awards under the 2010 Stock Plan which are forfeited or lapse unexercised and which following the effective date of the Stock Plan are not issued under the 2010 Stock Plan. The Stock Plan authorizes the Compensation Committee of the Board to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock and restricted stock units structured by the Compensation Committee within parameters set forth in the Stock Plan, for the purpose of providing equity compensation, incentives and rewards for superior performance to our employees, non-employee directors, and consultants and the employees and consultants of our parents, subsidiaries and affiliates.
Our Board believes that a balanced approach to compensation requires both short-term and long-term incentives. We provide long-term incentives in the form of equity compensation, which we believe aligns management’s interests with the interests of our stockholders and fosters an ownership mentality that drives optimal decision-making for the long-term health and profitability of our Company. Equally important, equity compensation is critical to our continuing ability to attract, retain and motivate qualified corporate executives and restaurant management, as well as other restaurant, bakery and corporate employees. Utilizing equity compensation as a part of our total compensation strategy has been important to our past success, and we expect it to be crucial to achieving our long-term growth strategy. However, the current authorized share reserve under the Stock Plan is limited, and we project that the current share reserve will provide only enough shares for us to grant equity compensation in accordance with our total compensation strategy through the third quarter of 2025 based on the current scope and structure of our equity incentive programs and the rate at which we expect to grant awards under the Amended Plan.
Accordingly, on March 26, 2025, our Board adopted the Second Amendment to the Stock Plan (the “Second Amendment”), subject to approval by the stockholders. The Stock Plan as amended by the First Amendment and the Second Amendment is hereinafter referred to as the “Amended Plan”. As more fully described below and if approved by the stockholders, the Second Amendment will:
•
Increase the aggregate number of shares authorized for issuance pursuant to the Stock Plan by 6,000,000 shares, from 7,150,000 shares to 13,150,000 shares (the “Share Reserve Increase”).

The complete text of the Amended Plan is attached as Appendix C to this Proxy Statement. Stockholders are urged to review the Amended Plan, together with the following information, which is qualified in its entirety by reference to Appendix C. If there is any inconsistency between this Proposal 3 and the Amended Plan terms, or if there is any inaccuracy in this Proposal 3, the terms of the Amended Plan shall govern.
Background for the Second Amendment.   As of March 24, 2025, the Record Date, the following equity awards were outstanding under the 2010 Stock Plan and the Stock Plan (the Stock Plan is our only active plan under which we can grant equity-based awards):
Shares Subject to Stock Options	787,260
Stock Option Weighted Average Exercise Price	$42.44
Stock Option Weighted Average Remaining Term (years)	4.0
Restricted Shares and Stock Units(1)	3,216,383
Common Shares Outstanding	49,448,859
Unissued Shares Available for Future Grant	597,474

(1)
Includes performance-based shares based on the target performance level.

The share amounts in the above table represent the actual number of shares and do not reflect the Stock Plan fungible share counting methodology which is described below in the “Shares Subject to the Amended Plan” section.
The following table sets forth information regarding stock options granted, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years under the Stock Plan and the 2010 Stock Plan.
	Fiscal 2024	Fiscal 2023	Fiscal 2022
Stock options granted	81,360	39,720	—
Stock-settled time-vested restricted shares/units granted	874,548	888,739	828,621
Stock-settled performance-based shares/units granted	137,870	116,200	112,200
Stock-settled performance-based shares/units earned	76,903	91,570	77,600
Weighted-average shares outstanding	47,789,000	48,324,000	49,815,000
Burn rate(1)	2.3%	2.2%	1.9%

(1)
We calculate the burn rate based on the number of equity awards granted for the year divided by the weighted average basic shares outstanding.

The proposed Second Amendment is intended to, among other things, provide us with a sufficient number of shares to satisfy our equity grant requirements until at least our 2028 annual meeting of stockholders, based on the current stock price and the 2024 grant activity, although this could vary due to changes in stock price, participation rates, forfeiture rates, new hire and promotional activity and other related factors. If we do not receive approval of the proposed Second Amendment at this Annual Meeting, we expect to exhaust the shares we have available for grant before the 2026 annual meeting. As a result, if the Second Amendment is not approved prior to the first fiscal quarter of 2026 we would not be able to make our annual equity grants to executives and other key employees in the first fiscal quarter of 2026. Without the ability to grant equity, we would need to shift our historically successful compensation program from a balanced mix of equity and cash compensation to one that is primarily cash-based. We believe this would be detrimental to our goal of aligning executives and employees’ interests with that of stockholders, as well as negatively impacting our earnings per share growth.
On March 26, 2025, our Board adopted the Second Amendment subject to approval by the stockholders. The Second Amendment will, among other things, increase the aggregate number of shares authorized for issuance pursuant to the Amended Plan by 6,000,000 shares from 7,150,000 shares to 13,150,000 shares. This increase in the number of shares available for grant constitutes approximately 12.1% of our issued and outstanding shares of common stock as of the Record Date.
When adopting the Second Amendment, the Board considered a number of factors, including those set forth below:
•
Alignment with our Stockholders.   Achieving superior, long-term results for our stockholders remains one of our primary objectives. In order for our employees to think and act like owners, we use equity as a central component of our overall compensation strategy at multiple levels of management within our Company. We believe that stock ownership enhances the alignment of the long-term economic interests of our employees and our stockholders.

We historically grant our annual equity awards in the first quarter of each fiscal year, which is also when we determine other components of compensation. We make additional grants periodically in connection with corporate management promotions, new hires and restaurant management entry into our Managing Equity Program, the program under which we grant equity awards to our General Managers (“GM”), Executive Kitchen Managers (“EKM”), Area Directors of Operation and Area Kitchen Operations Managers who satisfy all applicable eligibility requirements of the program. As of March 24, 2025, the Record Date, only 597,474 unissued shares were available for future equity grants under the Stock Plan (such share amount does not reflect the Stock Plan fungible share counting methodology which is described below in the “Shares Subject to the Amended Plan” section). We project that between our 2025 Annual Meeting and 2026 annual meeting, awards covering approximately 1,700,000 shares (applying the Stock Plan’s fungible share counting methodology) will be granted under the Stock Plan. If the Second Amendment is not approved by stockholders, we project that we would be unable to grant equity as part of our total compensation strategy by the end of fiscal 2025. As a result, our ability to maintain our total compensation strategy, including adequately planning for annual grants in fiscal 2026 would be jeopardized. If we are unable to continue our current equity compensation program, our ability to align our employees’ long-term economic interests with those of our stockholders will be significantly hampered.
•
Attract, Motivate and Retain High Performers.   We compete for corporate and restaurant management talent in a variety of geographic and talent markets and strive to maintain compensation programs that are competitive in our industry in order to attract, motivate and retain high performers. Our use of equity compensation is not limited to corporate executives, but also extends to our restaurant management personnel, specifically our GMs and EKMs—the individuals responsible for the day-to-day operations in our restaurants. As of the Record Date, approximately 665 corporate executives, restaurant management, bakery management and corporate support staff members have outstanding equity awards under the Stock Plan. We believe that the equity component of our total compensation package contributes to the retention of these talented employees and helps us maintain one of the lowest turnover rates in our industry for these positions. If we are unable to grant equity as part of our overall compensation strategy due to the lack of adequate share authorization under our Stock Plan, we may not be able to effectively attract and retain the talented individuals we rely on to successfully operate our business.

•
Equity vs. Cash Compensation.   If the proposed Second Amendment is not approved by stockholders in 2025, we will need to substantially alter our historically successful compensation program which includes equity as well as cash compensation. If we adopt alternative compensation programs that are more cash-based, we believe that the level of cash compensation required to offset the lack of availability of equity grants could result in (i) an increase in our compensation costs, which would be detrimental to our future operating results, and (ii) a decrease in our cash flow, which would reduce the cash available to return to stockholders through such things as dividends and share repurchase plans.

•
Balanced Approach to Compensation.   We believe that a balanced approach to compensation—using a mix of salaries, performance-based bonus incentives and long-term equity incentives (including performance-based equity)—encourages management to make decisions that favor long-term stability and profitability, rather than short-term results. If the proposed Second Amendment is not approved by stockholders, our ability to continue to retain this balanced approach to compensation would be hampered.

•
Burn Rate and Dilution.   When determining the number of additional shares to make available for grant under the Stock Plan, the Board evaluated the current number of shares available to grant, our projected need for equity grants over the next four years, our three-year historical average and our most current fiscal year burn rates and the dilutive impact of the proposed share increase.

Burn rate is the ratio of the number of shares underlying awards granted in a given year to the number of weighted average shares outstanding for the corresponding fiscal year expressed as a percentage. Canceled or forfeited equity compensation awards are excluded from this calculation. Our three-year average burn rate for fiscal years 2024, 2023 and 2022 was 2.1%. Additionally, our one-year burn rate was 2.3%. We estimate that based on our projected share usage for fiscal 2025, our current year burn rate will remain about the same as the prior year. Therefore, the Board determined that our current and projected rates of equity compensation usage are reasonable.
In addition, the Board considered whether the potential dilutive effect to stockholders is reasonable. Dilution is calculated by adding the number of shares subject to outstanding awards (including performance-based shares based on the target performance level) plus shares available to grant plus the proposed additional shares and expressing such sum as a percentage of the total number of diluted outstanding shares. The Board considered that if we were to increase the number of shares available under the Stock Plan by 6,000,000 shares (which itself represents only 12.1% of our total number of outstanding shares as of the Record Date), from 7,150,000 shares to 13,150,000 shares, dilution would be approximately 17.6% for 2024 including this new request. This represents an increase from 14.8% dilution in 2023 and an increase from 17.3% dilution in 2022.
The material features of the Amended Plan are summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Plan. A copy of the Second Amendment is attached to this proxy statement as Appendix B, and you are advised to review the actual terms of the Second Amendment. A copy of the Amended Plan is attached to this proxy statement at Appendix C.
Summary of the Stock Plan as Amended by the Second Amendment.
Background and Purpose of the Amended Plan.   The purpose of the Amended Plan is to promote our long-term success and the creation of stockholder value by:
•
Attracting and retaining the services of employees, non-employee-directors, consultants who may be eligible to receive grants under the Amended Plan;

•
Aligning the interests of eligible employees, non-employee directors and consultants selected to receive grants under the Amended Plan (“Selected Individuals”) with the interests of our stockholders through compensation that is based upon the performance of our common stock;

•
Motivating Selected Individuals to achieve long-term performance goals;

•
Providing a vehicle to grant equity compensation awards, which allows us to provide a balanced mix of compensation to our Selected Individuals; and

•
Providing a long-term compensation program that is competitive compared to other companies.

Eligibility to Receive Awards.   Our employees, non-employee directors and consultants, and employees and consultants of our parents, subsidiaries and affiliates, are eligible to receive awards under the Amended Plan. As of March 24, 2025, we had approximately 665 employees, eight non-employee directors and no consultants eligible to participate in the Amended Plan. The Stock Plan Committee (defined below) determines, in its discretion, the Selected Individuals to be granted awards under the Amended Plan.
Shares Subject to the Amended Plan.   If stockholders approve the proposed Second Amendment, the maximum number of common shares that can be issued under the Amended Plan (the “Share Issuance Limit”) will increase by 6,000,000 shares, from 7,150,000 shares to 13,150,00 shares, plus any shares which, as of the date on which the Stock Plan originally became effective, were available for issuance under the 2010 Stock Plan or were subject to awards under the 2010 Stock Plan which are forfeited or lapse unexercised or are settled in cash and which following the original effective date of the Stock Plan are not issued under the 2010 Stock Plan (the “Share Issuance Limit”). We recognize the greater intrinsic value of restricted stock and stock units and, accordingly, we designed the Amended Plan with a fungible share counting methodology such that shares issued as restricted stock and stock units, and which are not forfeited, count as two shares against this limit. The number of shares available for issuance shall be reduced: by one share for each share issued pursuant to an exercise of an option or a SAR and by two shares for each share issued pursuant to a restricted stock grant or settlement of stock units. In addition, the following shares shall count against the Share Issuance Limit to the same extent as if the shares had been issued: (i) shares tendered or not issued or delivered as a result of the net settlement of an outstanding option, (ii) shares tendered or withheld to pay the withholding taxes related to an outstanding award, (iii) shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; or (iv) shares repurchased on the open market with the proceeds of an option’s exercise price. If restricted stock grants or 2010 Stock Plan awards are forfeited, settled in cash, or are terminated for any reason other than being exercised (in whole or in part), then the shares underlying such awards shall become available for issuance under the Amended Plan.
Award Vesting Limitations.   The award agreement that evidences an award granted pursuant to the Amended Plan must provide that such award (or any portion thereof) shall vest no earlier than the first anniversary of the date the award is granted; provided, however, that: (i) awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance as of the effective date of the Amended Plan may be granted without respect to such minimum vesting requirement; and (ii) awards to non-employee directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant). The Stock Plan Committee may also provide in an award agreement that the award will accelerate in the event of a participant’s death, disability or other terminations of service.
Administration of the Amended Plan.   The Amended Plan is administered by a committee (the “Stock Plan Committee”) of the Board. To the extent required, the Stock Plan Committee shall have membership composition which enables grants of awards to Section 16 persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.
The Board has designated its Compensation Committee as the Stock Plan Committee, all of whose members are independent directors in accordance with the Nasdaq Listing Rules; however the Board may reassume administration of the Amended Plan. With respect to awards granted to our non-employee directors, the full Board, acting by majority, will administer the Stock Plan. Subject to the terms of the Amended Plan, the Stock Plan Committee (or the full Board in the case of awards to non-employee directors) has the sole discretion, among other things, to:
•
Determine Selected Individuals who are to receive awards under the Amended Plan;

•
Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

•
Correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award agreement;

•
Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the Amended Plan;

•
Interpret the provisions of the Amended Plan and outstanding awards; and

•
Make all other decisions relating to the operation of the Amended Plan.

The Stock Plan Committee also may use the Amended Plan to issue shares under plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates. The Stock Plan Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan and its determinations (or the Board’s) under the Amended Plan shall be final, conclusive and binding on all persons. The Stock Plan Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards or to take other administrative actions pursuant to Amended Plan and to the extent permitted by applicable law; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or non-employee directors) to whom authority to grant or amend awards has been delegated under the Amended Plan.
In addition, awards may be subject to recoupment as required by law or pursuant to Company policies (including without limitation the Company’s Policy on Reimbursement of Incentive Payments and Equity Awards (each, a “Clawback Policy”)), as may be in effect at the time of grant. The members of the Board, the Stock Plan Committee and their delegates are indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken with respect to the Amended Plan.
Types of Awards.   The Amended Plan permits the discretionary award of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), restricted stock, stock units and/or SARs to Selected Individuals. As of the Record Date, the Amended Plan has only included grants of nonqualified stock options, restricted stock and stock units. Awards issued under the Amended Plan are evidenced by a written agreement executed by and between the Company and the Selected Individual. The written agreement recites the specific terms and conditions of the award.
Stock Options.   A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Stock Plan Committee determines the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, provided that the per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option.

Stock options granted under the Amended Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs may only be granted to our employees or employees of our subsidiaries and are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. The Amended Plan provides that no more than 13,150,000 shares may be issued pursuant to the exercise of ISOs.
The Stock Plan Committee shall specify in an applicable stock option agreement the date when all or a portion of the stock option is to become vested and/or exercisable. The Stock Plan Committee establishes the vesting schedule of each stock option at the time of grant, subject to the one-year minimum vesting requirement described above. The maximum term for stock options granted under the Amended Plan is ten years from the date of grant (or five years in the case of ISOs granted to 10% shareholders), although the Stock Plan Committee may establish a shorter period at its discretion. As of the Record Date, no ISOs have been granted under the Stock Plan.
The exercise price of each stock option granted under the Amended Plan must be paid in full at the time of exercise, either with cash, through a broker-assisted “cashless” exercise and sale program, net settlement, surrender of stock, or through another method approved by the Stock Plan Committee. The optionee must pay any taxes that we are required to withhold at the time of exercise. The Company may not, without the approval of our stockholders, (i) lower or reduce the exercise price of outstanding options and/or outstanding SARs for any participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor definition(s)) or (ii) except in the event of a change in control, exchange, cancel, substitute, buy out or surrender an option or SAR which has an exercise price that is greater than the fair market value for a new Award or for cash.
Restricted Stock.   Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the Stock Plan Committee. The Stock Plan Committee also determines any other terms and conditions of a restricted stock award, including the vesting period, subject to the one-year minimum vesting requirement described above. In determining whether a restricted stock award should be made, and/or the vesting schedule for any such award, the Stock Plan Committee may impose whatever conditions to vesting it determines to be appropriate, subject to the minimum vesting requirement described above. The Stock Plan Committee may determine that an award of restricted stock will vest only if we satisfy performance goals established by the Stock Plan Committee.
Stock Units.   Stock units are the right to receive an amount of shares or cash or any combination thereof equal to the fair market value of the shares covered by the stock unit at some future date after the grant. The Stock Plan Committee determines all of the terms and conditions of an award of stock units, including the vesting period, subject to the one-year minimum vesting requirement described above. Upon each vesting date of a stock unit, a Selected Individual will be entitled to receive an amount of shares or cash, or any combination thereof, equal to the then fair market value of the shares on the settlement date. The Stock Plan Committee may determine that an award of stock units will vest only if we satisfy performance goals established by the Stock Plan Committee. Settlement of stock units generally occurs within thirty days of vesting, unless the award otherwise provides or the Selected Individual has timely elected to defer such compensation to the extent permitted by the award or a deferred compensation plan of the Company.
Stock Appreciation Rights.   A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares covered by the SAR on the date of exercise and the fair market value of those shares on the date of grant. The Stock Plan Committee determines the terms of SARs, including the exercise price (provided that the exercise price per share may not be less than the fair market value of a share of our common stock on the date of grant), the vesting schedule and the term of the SAR (subject to the one-year minimum vesting requirement described above). The maximum term for SARs granted under the Amended Plan is ten years from the date of grant, subject to the Stock Plan Committee’s discretion to establish a shorter period. The Stock Plan Committee may determine that a SAR will only be exercisable if we satisfy performance goals established by the Stock Plan Committee. The exercise price of outstanding SARs may not be reduced or lowered without the approval of the Company’s stockholders.

Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Stock Plan Committee may determine. As of the Record Date, no SARs have been granted under the Amended Plan.
Other Provisions of the Amended Plan.
Performance Conditions.   The Stock Plan Committee may, in its discretion, include specific performance conditions in awards, including, but not limited to, one or more of the following target objectives involving us or a subsidiary or affiliate of ours: return on equity; earnings per share; net income; earnings per share growth; return on invested capital; return on assets; economic value added; earnings before interest and taxes (“EBIT”); revenue growth; gross margin return on inventory investment; fair market value or price of the Company’s shares (including, but not limited to, growth measures and total stockholder return); operating profit; consolidated income from operations; cash flow (including, but not limited to, cash flow from operations and free cash flow); cash flow return on investments (which equals net cash flow divided by total capital); internal rate of return; net present value; costs or expenses; market share; guest satisfaction; environmental, social, or governance initiatives; cybersecurity or infrastructure technology initiatives; strategic initiatives; corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures; product development; capital expenditures; earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”), and/or revenues. The Stock Plan Committee has the authority to determine the degree of satisfaction of any performance condition.
Dividend Rights.   Under the Amended Plan, any dividends (or dividend equivalents) on shares of unvested awards issued under the Amended Plan are accrued rather than paid to the holder and are subject to the same vesting conditions and restrictions as the underlying award with respect to which the dividends (and dividend equivalents) are paid. Accrued dividends (or dividend equivalents) are payable at the time the underlying award vests, and such dividends are forfeited if the grant does not vest according to its terms. Dividend equivalents may not be granted in connection with a stock option or SAR granted under the Amended Plan.
Limited Transferability of Awards.   Awards granted under the Amended Plan generally are not transferrable other than by will. However, the Stock Plan Committee may, in its discretion, permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Selected Individual’s immediate family or to a trust or other entity for the benefit of the Selected Individual and/or members of his or her immediate family. In no event may an award be transferred to a third-party financial institution for value.
Termination of Service.   Unless an applicable award agreement or a Selected Individual’s employment agreement, if any, provides otherwise, the rules of the Amended Plan govern the vesting, exercisability and the term of any outstanding awards held by a Selected Individual who experiences a termination of service. The effect of such rules depends on the cause of a Selected Individual’s termination of service. For instance, a termination of service for cause may be treated differently than a termination of service due to retirement, death or disability, which may be treated differently than a termination of service for any other reason.
Adjustments upon Changes in Capitalization.   In the event of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, the number and class of shares issued under the Amended Plan and subject to each award and any applicable exercise price for any outstanding award, as well as the number and class of shares available for issuance under the Amended Plan and the per-participant fiscal grant limits, shall each be equitably and proportionately adjusted by the Stock Plan Committee.
Change in Control.   In the event of a change in control of the Company, unless otherwise provided in an award agreement or other agreement with the Company, if outstanding awards under the Amended Plan are not continued, converted, assumed or replaced by the surviving or successor entity, then outstanding awards will fully vest immediately prior to such change in control; provided that, to the extent the vesting of any award is subject to the satisfaction of specified performance goals, such award shall vest at the greater of: (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the change in control, or (ii) the actual performance level as of the date of the change in control (as determined by the Committee) with respect to all open performance periods (which shall constitute “full vesting”). If outstanding awards are continued assumed or replaced and a participant experiences a termination of service without “cause” or terminates service for “good reason” (each as defined in the Amended Plan) within twelve months following the change in control, the participant’s awards will vest in full.
Term of the Amended Plan.   The Amended Plan is effective until terminated by the Board. Provided, however, that ISOs may not be issued under the Amended Plan after the tenth anniversary of the date the plan is adopted by the Board. Awards that are outstanding as of the termination of the Amended Plan shall continue to remain outstanding in accordance with their terms.
Governing Law.   The Amended Plan is governed by the laws of the State of Delaware (which is the state of our incorporation), except for conflict of law provisions.
Amendment and Termination of the Amended Plan.   The Board generally may amend or terminate the Amended Plan at any time and for any reason, except that it must obtain stockholder approval as required under the Amended Plan or applicable law.
Limitations on the Magnitude of Grants to Non-Employee Directors.   The Amended Plan provides that the total compensation which any non-employee director may receive in one fiscal year, for their services on the Board or any committee of the Board, including the grant date fair value of any Awards and cash retainers or other fees paid for service, shall not exceed $750,000.
Limitations on the Magnitude of Grants to Individual Employees.   The Amended Plan imposes the following fiscal year grant limits on individual employees’ awards:
•
Options and SARs.   No selected employee shall receive stock options to purchase SARs during any fiscal year that in the aggregate cover in excess of 600,000 shares.

•
Restricted Stock and Stock Units.   No selected employee shall receive restricted stock or stock units during any fiscal year that in the aggregate cover in excess of 300,000 shares.

The above share grant limits are doubled for awards that are granted (i) in the fiscal year the covered employee commences employment or (ii) to an employee who is promoted to the position of our CEO.
Features of the Amended Plan.   The Amended Plan includes features designed to protect shareholder interests and reflect our compensation and governance principles, including the following:
•
One-Year Minimum Vesting Requirement.   Subject to certain limited exceptions, equity awards are required to have minimum vesting periods that are not less than one year from the date an award is granted.

•
No Dividends on Unvested Awards.   Dividends and dividend equivalents are not payable with respect to awards prior to the award becoming vested and are subject to forfeiture to the same extent as the underlying award.

•
Director Compensation Limit.   The plan contains an aggregate compensation limit applicable to director equity awards and all other cash compensation payable to each non-employee director of $750,000 per year.

•
Individual Award Limits.   No more than 600,000 shares subject to options and stock appreciation rights and no more than 300,000 shares subject to other awards, in each case, may be granted to any individual employee during any calendar year under the plan.

•
No Liberal Recycling.   Shares tendered or withheld to cover taxes or pay the exercise of an award count against the share limit under the plan.

•
Clawback Policy.   All awards granted under the Amended Plan may be subject to recoupment as required by law or pursuant to the Company’s Clawback Policy, as may be in effect at the time of grant.

•
No Discounted Options or Stock Appreciation Rights.   Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of our common stock on the date of grant.

•
Prohibition on Repricing.   The plan prohibits the repricing of stock options and stock appreciation rights without the approval of our shareholders.

•
No Automatic Single Trigger Acceleration and No Liberal Change-in-Control Definition.   Awards are not automatically vested upon a change in control, and the plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

•
No Excise Tax Gross-ups.   The plan does not contain, and we do not provide, any excise tax gross-up payments.

•
Transfer Restrictions.   The plan contains robust transfer restrictions, including that no award may be transferred to a third-party financial institution for value.

•
Fixed Share Authorization.   The plan has no evergreen feature (i.e., the share request is fixed and can only be increased with shareholder approval).

Certain Federal Income Tax Information.   The following is a general summary, as of December 31, 2024, of the federal income tax consequences to us and to U.S. participants for awards granted under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the Amended Plan.
Incentive Stock Options.   For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of  (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Nonqualified Stock Options.   A participant who receives a nonqualified stock option generally will not realize taxable income on the grant of such option but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.
Restricted Stock.   A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.
Stock Units.   No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.
Stock Appreciation Rights.   No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company.   We generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option or vesting of restricted stock).
Internal Revenue Code Section 162(m) Limits.   Section 162(m) of the Code places a limit of  $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to each individual who is a covered employee within the meaning of Section 162(m).
Internal Revenue Code Section 280G.   For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the safe harbor dollar limit provided in Section 280G of the Code, then the entire amount in excess of one-third of this dollar limit will be considered an excess parachute payment. Generally, the safe harbor dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, and the Company cannot deduct the excess amount from its taxable income.
Internal Revenue Code Section 409A.   Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal additional tax on the employee of 20% over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the Amended Plan (such as stock units). The intent is for the Amended Plan, including any awards available thereunder, to comply with, or be exempt from, the requirements of Section 409A of the Code to the extent applicable. If we determine, following the date of Board approval, that any award may be subject to Code Section 409A, the Stock Plan Committee may, but is not required to, amend the Amended Plan or award to take other such action as the Stock Plan Committee determines is reasonably necessary to exempt to the award from Code Section 409A or comply with its requirements. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.
New Plan Benefits.   All Amended Plan awards are granted at the Stock Plan Committee’s discretion, subject to the limitations contained in the Amended Plan. Therefore, future benefits and amounts that will be received or allocated under the Amended Plan are not presently determinable. As described above under “Director Compensation,” pursuant to our non-employee director compensation program, our non-employee directors receive annual equity grants in the form of fully vested stock (or cash payments in lieu thereof). The table below sets forth the aggregate grant value that all non-employee directors as a group are expected to receive in 2025 pursuant to our current non-employee director compensation program. For information with respect to equity grants made to our principal executive officer, our principal financial officer and our three most highly compensated executive officers (“Named Executive Officers”) in fiscal 2024 under the Stock Plan, please see the sections entitled “Executive Compensation” and “Compensation of Named Executive Officers” in this Proxy Statement. As reflected in the table below, none of the Named Executive Officers nor our non-executive officer employees are guaranteed grants pursuant to any contract or other arrangement. If our stockholders do not approve the Amended Plan, we expect that sufficient shares will remain available for grant to our non-employee directors at the 2025 Annual Meeting under the Plan. As of the Record Date, the fair market value of a share of our common stock (as determined by the closing price quoted by the Nasdaq Global Select Market on that date) was $51.20.

Name and Position	Value ($)	Shares (#)
Named Executive Officers:
David Overton	0	0
David M. Gordon	0	0
Matthew E. Clark	0	0
Scarlett May	0	0
Keith T. Carango	0	0
All current executive officers, as a group	0	0
All current non-employee directors, as a group	350,000	—(1)
All non-executive officer employees as a group	0	0

(1)
Our non-employee directors are granted shares based on the value of our stock at the close of business on the date of our Annual Meeting of Stockholders, which is not currently determinable.

Existing Plan Benefits.   The following table sets forth the number of shares subject to all equity awards granted through March 24, 2025 under the Stock Plan. The per share market value of our stock on that date was $51.20.
Name and Position	Stock Options (#)	Restricted Shares (#)(1)
Named Executive Officers:
David Overton	171,380	490,056
David M. Gordon	130,170	114,744
Matthew E. Clark	208,570	77,988
Scarlett May	39,600	56,469
Keith T. Carango	50,500	44,423
All current executive officers, as a group	600,220	783,680
All current non-employee directors, as a group:
Current director nominees:
Edie A. Ames	—	—
Alexander L. Cappello	—	—
Khanh Collins	—	—
Adam S. Gordon	—	—
Jerome I. Kransdorf	—	—
Janice L. Meyer	—	—
David B. Pittaway	—	—
All non-employee directors, as a group	—	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options or rights	—	—
All employees, including all current officers who are not executive officers, as a group	187,040	2,432,703

(1)
For performance-vesting awards, reflects target number of restricted shares.

Required Vote.   Under this Proposal 3, we are asking you to approve the Second Amendment. Approval of this Proposal 3 constitutes approval of the Second Amendment and requires the affirmative vote of a majority of the shares of our common stock present in person (including via the virtual platform) or represented by proxy at the Annual Meeting and entitled to be voted on Proposal 3. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 3 and will have the effect of a vote “AGAINST” this Proposal 3. Broker non-votes will not be considered shares entitled to vote on this Proposal 3. Therefore, broker non-votes will not be counted and will have no effect on this Proposal 3.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDMENT TO THE STOCK PLAN TO, AMONG OTHER THINGS, INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT BY 6,000,000 SHARES

PROPOSAL FOUR
Non-Binding, Advisory Vote to Approve Executive Compensation
In accordance with Section 14A of the “Exchange Act”, and as a matter of good corporate governance practices, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (commonly referred to as a “say-on-pay vote”). Accordingly, you may vote on the following resolution at the 2025 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement, is hereby APPROVED.”
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation programs are designed to motivate our executives to drive the success of our Company. We believe that our compensation programs play a material role in our ability to achieve strong financial results, even during difficult economic times, and attract, retain and motivate a highly experienced and successful team to manage our Company. Our compensation programs reward sustained performance that is aligned with long-term stockholder interests, with a balance of:
•
Short-term incentives (including annual cash incentives tied to pre-established adjusted earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”), adjusted Gross Contribution (defined below) (bakery division only) and strategic performance goals),

•
Long-term incentives (including stock options and restricted stock, that each generally fully vest over five years; with 50% of the annual grant value being comprised of restricted stock subject to achievement of pre-established total annual revenue growth, adjusted annual earnings per share goal and adjusted annual controllable profit performance conditions over a three-year performance period), and

•
Sound governance features to mitigate the potential for compensation-related risk, including executive stock ownership guidelines and a clawback policy.

Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement for a full description of our executive compensation programs.
This vote is advisory only and non-binding. The Board and the Compensation Committee, which is comprised solely of independent directors, will consider the outcome of this vote when making future executive compensation decisions to the extent appropriate. We currently ask our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers on an annual basis, and we expect to hold the next such vote at the 2026 annual meeting of stockholders.
Required Vote.   The approval of the resolution set forth above requires the affirmative vote of a majority of the shares present in person (including via the virtual platform) or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 4 and will have the same effect as a vote “AGAINST” Proposal 4. Broker non-votes will not be considered shares entitled to vote on this Proposal 4. Therefore, broker non-votes will not be counted and will have no effect on this Proposal 4.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL,
ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S
NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This “Compensation Discussion and Analysis” explains our strategy, design, and decision-making related to our compensation programs and practices for our Named Executive Officers. This “Compensation Discussion and Analysis” also explains how the compensation of our Named Executive Officers aligns with the interests of our stockholders and is intended to provide perspective on the compensation information contained in the tables that follow this discussion.
For fiscal 2024, our Named Executive Officers were:
•
David Overton, Chairman of the Board and CEO;

•
David M. Gordon, President, The Cheesecake Factory Incorporated;

•
Matthew E. Clark, Executive Vice President and Chief Financial Officer;

•
Scarlett May, Executive Vice President, General Counsel and Secretary; and

•
Keith T. Carango, President, The Cheesecake Factory Bakery Incorporated.

While the principal purpose of this “Compensation Discussion and Analysis” is to review Named Executive Officer compensation, many of the programs discussed herein apply to other members of senior management who, combined with the Named Executive Officers, are collectively referred to herein as “executives.”
Executive Summary
Financial Highlights.   Fiscal 2024 was a strong year for the Company driven by sustained sales strength, improved operational execution and further acceleration in new restaurant openings contributing to record annual revenues. Our revenue growth combined with further improvements in profit margins led to strong earnings growth for the year.
As we look ahead, we remain focused on leveraging our scale, operational strengths and the appeal of our differentiated concepts to drive long-term value to our shareholders in the years to come.
Following are some of our financial achievements for fiscal 2024:
•
Record Revenue.   Fiscal 2024 revenue was $3.58 billion, an increase of 4.1% from fiscal 2023.

•
Strong Restaurant Comparable Sales.   The Cheesecake Factory comparable sales increased 1.0%, North Italia comparable sales increased approximately 2% and Flower Child comparable sales increased approximately 6% on an operating week basis versus prior year.

•
Solid Earnings Growth.   Net income increased 55% to $156.8 million in fiscal 2024 compared to $101.4 million in fiscal 2023. Diluted EPS increased to $3.20 in fiscal 2024, up from $2.07 in fiscal 2023. Fiscal 2024 adjusted diluted EPS of  $3.44 increased by 28% over fiscal 2023 adjusted diluted EPS of $2.69.*

•
Meaningful EBITDA Generation.   EBITDA of  $283 million and adjusted EBITDA of  $329 million.*

•
Meaningful Shareholder Capital Return.   In fiscal 2024, we returned over $71 million to shareholders via dividends and share repurchase programs.

*
Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures and are defined and reconciled from GAAP in Appendix A of this proxy statement.

Strategic and Operational Highlights.   Our significant strategic and operational achievements for fiscal 2024, which support our objectives for continued growth, opperational efficiency and more effective guest engagement, are highlighted below.
•
Sales and Guest Initiatives.   Our operational focus remained on delivering delicious and memorable guest experiences through exceptional operational execution, and in 2024 our guest satisfaction scores across virtually every facet of the business improved to record levels. Additionally, our industry leading management and staff retention continued to improve which we believe is highly correlated to operational execution.
•
Technology Initiatives.   In 2024, we continued to evolve our technology including implementing a new integrated to-go pickup solution, further leveraging some of the Cheesecake Factory technology platforms across our growth concepts, and augmenting the Cheesecake Rewards® program by in-housing some of the data management, data analytics as well as other talent resources.

•
Bakery Initiatives.   In 2024, we continued our pre-construction work for our third bakery production facility and improved our full-year direct labor variance in our existing bakery facilities.

•
New Restaurant Growth.   We opened a total of 23 company operated restaurants in fiscal 2024, including three The Cheesecake Factory restaurants, six North Italia restaurants, six Flower Child locations and eight other FRC restaurants. In addition, two The Cheesecake Factory restaurants opened internationally under licensing agreements.

2024 Annual Incentives/2022 - 2024 Long-Term Incentive Plan Outcomes.   Based on the performance outlined above, payouts under our incentive plans were as follows for 2024:

(1)
The adjusted EBITDAR financial performance portion of the bonus was broken into two halves of the fiscal year and the percentage payout achieved for each period was weighted as 50% of the adjusted

EBITDAR financial performance goal. In the first half of fiscal 2024, we achieved 102.2% of the first-half adjusted EBITDAR financial performance goal, resulting in a 103.0% payout. In the second half of fiscal 2024, we achieved 105.5% of the second-half adjusted EBITDAR financial performance goal, resulting in a 112.0% payout for the second half of the fiscal year and an overall adjusted EBITDAR financial performance goal payout of 107.5%.
(2)
The Company strategic initiatives paid out at 98.0%.

(3)
The bakery division adjusted Gross Contribution measures sales less ingredient, packaging, and direct labor costs (“adjusted Gross Contribution”). This adjusted Gross Contribution financial performance portion of the bonus was broken into two halves of the fiscal year. The percentage payout achieved for each period was weighted as 50% of the bakery division adjusted Gross Contribution financial performance goal. The bakery division achieved 88.1% of the first-half fiscal 2024 adjusted Gross Contribution financial performance goal, resulting in a 74.0% payout. The bakery division achieved 77.0% of the second-half fiscal 2024 adjusted Gross Contribution financial performance goal, resulting in a 33.0% payout for the second half of the fiscal year and an overall bakery division adjusted Gross Contribution financial performance goal payout of 53.5%.

(4)
The bakery division strategic initiatives paid out at 85.0%.

(5)
The adjusted average annual sales per productive square foot goal and the adjusted annual controllable profit goal measured performance by Company owned and operated The Cheesecake Factory restaurants.

2024 Compensation Program Changes and Other Pay Actions.   Our executive compensation program was designed to drive strong results and was built upon our performance-driven culture and long-standing executive compensation philosophies and objectives.

Pay Element	2024 Program Changes and Rationale	Individual Pay Adjustments
Base Salary	• n/a	• Base salary increases ranged from 3.3%-3.5% for the Named Executive Officers.
Performance Incentive Plan Corporate: — 75% Adjusted EBITDAR — 25% Strategic Goals Bakery Division: — 50% Adjusted EBITDAR — 25% Bakery division adjusted Gross Contribution — 25% Strategic Goals	• n/a	• Target bonus opportunities were increased by 5% for each of the Named Executive Officers other than the CEO whose target bonus opportunity was increased by 15%.

Long-Term Stock Incentive Plan
— 50% performance shares tied to total annual revenue growth, adjusted annual earnings per share and adjusted annual controllable profit goals, weighted equally, over a three-year period
— 50% Stock Options and/or Time-Based Restricted Stock, at the election of the executives

•
Transitioned from using adjusted average annual sales per productive square foot to using adjusted annual earnings per share as one of the three performance goals. This is a reversion to our pre-pandemic metrics and is believed to be a significant part of our business strategy, with a high correlation with stockholder returns.

• Long-term grant value increases ranged from 0% to 5.6% based on individual performance and market competitiveness.
Emphasis on Performance-Based Compensation and Pay Delivery.   For fiscal 2024, on average, 70% of the target direct compensation of our Named Executive Officers, other than our CEO, was performance-based. Mr. Overton continues to have a proportionately greater percentage of performance-based compensation (87%) as compared to other Named Executive Officers because we believe he has a greater ability to influence both short-term and long-term performance.

The following charts show each element of the target total direct compensation (comprised of base salary, target bonus and grant date fair value of equity awards) for our CEO and other Named Executive Officers (on average) for fiscal 2024 (equity awards are depicted at grant date fair value).
Alignment of Company Performance and Pay Delivery
Consistent with our pay-for-performance philosophy, 87% of our CEO target total direct compensation is at-risk and aligned with our actual performance. The table below demonstrates such alignment, showing that total shareholder return for the last three years has been increasing and, as a result, “actual” pay for the CEO in each of the past three years has exceeded “Target” pay. “Target” pay consists of annual salary, target bonus and grant date value of equity awards granted during 2024.

(1)
Actual pay includes base salary, actual bonus paid for performance during the year shown, the intrinsic value of stock options and RSAs as of December 31, 2024, the intrinsic value of earned performance shares as of December 31, 2024 for 2022 grants (which was 78% of target), and the intrinsic value of target performance shares as of December 31, 2024 for 2023 and 2024 grants.

2024 “Say-on-Pay” Advisory Vote on Executive Compensation.   We provide stockholders a “say-on-pay” advisory vote regarding our Named Executive Officers’ compensation on an annual basis. At our 2024 annual meeting of stockholders, our stockholders approved, by a vote of approximately 98% of shares represented in person or by proxy, the say-on-pay proposal regarding the compensation of our Named Executive Officers as presented in the 2024 proxy statement. We believe this level of approval indicates that stockholders strongly support our executive compensation programs and policies. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.
Alignment with Stockholder Interests.   Our executive compensation program is aligned with stockholder interests, as described in the summary below:
What We Do	What We Don’t Do
Pay for Performance—A significant portion of executive compensation is performance-based, tied to pre-established performance goals aligned with our short- and long-term objectives and stockholder value creation	No Payment of Dividends on Unvested Awards— Any dividends or dividend equivalents related to equity awards are subject to the same vesting restrictions as the underlying awards
Focus on Retention and Long-Term Value Creation—We use longer equity vesting periods than our peers (generally ratably over five years for stock options and over three to five years for restricted stock/units, versus three to four years for our peer group)	No Automatic Single Trigger Benefits—Except where awards are not assumed by the surviving or acquiring entity, any payments or benefits in the event of a change in control require a qualifying termination of employment (“double trigger”)
Stock Ownership Guidelines—We maintain stock ownership guidelines to encourage executives to think like our long-term stockholders	No Automatic Retirement Acceleration of Equity Awards—We do not provide automatic acceleration of equity awards upon retirement
Compensation Recoupment Policy—We maintain a Clawback Policy that is in compliance with, and goes beyond, SEC rules. It applies when inaccurate financial statements have resulted in bonuses and/or equity awards to our executives and, in the case of fraud or intentional misconduct resulting in a restatement, it provides the Compensation Committee discretion to recoup all bonus and/or equity awards during the prior three-year period	No Excessive Perquisites—We generally only provide perquisites to Named Executive Officers that are available to other members of senior management
Effectively Manage Dilution—We neutralize the impact of dilution from employee equity grants with a share repurchase program	No Tax Gross-Ups Upon Change in Control—We do not gross-up executive taxes on perquisites or excise taxes in connection with a change in control
Regularly Consider Stockholder Feedback—We conduct an annual stockholder say-on-pay vote and we engage with interested stockholders and receive their feedback on our executive compensation program	No Hedging and Pledging—We prohibit all employees and directors from engaging in hedging, pledging and speculative transactions in derivatives of Company securities
Assess and Mitigate Risk—We conduct an annual risk assessment to identify any significant risks in our incentive compensation programs	No “Repricing”—We prohibit repricing of stock options without stockholder approval
Independent Compensation Consultant—Our Compensation Committee engages an independent consultant for objective advice regarding executive pay	No Multi-Year Guarantees—We do not provide multi-year guarantees for salary increases, bonus or equity compensation

Overview of Compensation Program
Compensation Philosophy.   In order to maintain a leadership position in our industry and to continue growing our concepts, both domestically and internationally, we need to attract and retain highly motivated executives who bring experience, innovation and operational excellence to us. With this in mind, we strive to:
•
Attract and retain industry-leading executives by paying competitive compensation relative to other companies within the restaurant industry and other industries with which we compete for talent;

•
Drive high performance by connecting compensation to our financial, operating, and strategic goals and results and by appropriately rewarding high performance;

•
Tie executive pay to Company performance goals that drive stock price performance; and

•
Align the interests of our executives with those of our stockholders by tying a portion of our executive compensation to long-term equity incentives and requiring stock ownership for our Named Executive Officers.

Elements of Compensation Program.   Our 2024 executive compensation program consisted of the following:
FISCAL 2024 PRINCIPAL ELEMENTS OF EXECUTIVE COMPENSATION
Element	Description	Performance Considerations	Primary Objectives
Base Salary	• Fixed cash payment	• Based on level of responsibility, experience, tenure in role, individual performance and expected future value/contribution	• Attract and retain talent • Provide competitive compensation • Recognize career experience • Reward individual performance

Element	Description	Performance Considerations	Primary Objectives
Performance Incentive Plan	• Variable performance-based annual cash incentive, tied to achieving pre-established financial and strategic goals
•
Target bonus is a percentage of base salary, based on management position

•
Bonus based 75% on achievement of adjusted EBITDAR (and adjusted Gross Contribution for the bakery division only), and 25% on achievement of strategic goals

•
Adjusted EBITDAR portion (and adjusted Gross Contribution for the bakery division only) can pay out from 25%-150% of target based on two sixth-month performance periods; strategic portion capped at 100% of target based on annual goals

•
The actual amount of the bonus payable will be determined by the Compensation Committee and paid after the end of the fiscal year

• Promote and reward high performance • Motivate achievement of Company, divisional and/or individual financial and/or strategic objectives over the year
Long-term Stock Incentive Plan
•
Performance-based restricted stock is earned based on a three-year performance period, and vests 60% after year three, 20% after year four, and 20% after year five if performance goals are achieved

•
Time-based restricted stock vests 60% after year three, 20% after year four and 20% after year five

•
Stock options vest 20% per year over five years

•
Value of all awards are directly linked to long-term stock price and options only have value if stock price increases

•
Performance restricted stock earned awards based on total annual revenue growth, adjusted annual earnings per share and adjusted annual controllable profit performance conditions over a three-year performance period

•
Build executive equity ownership to increase alignment of executive and stockholder interests

•
Attract and retain talent

•
Correlate our financial and stock price performance with executive compensation

Element	Description	Performance Considerations	Primary Objectives
Retirement and Welfare Benefits	• Medical, dental, vision, life and long-term disability insurance • Non-qualified deferred compensation plan • Defined benefit retirement agreement (for CEO only)	• n/a	• Attract and retain talent • Provide competitive compensation • Provide reasonable security to allow executives to perform at their best level
Executive Perquisites
•
Company-leased vehicle or car allowance

•
Annual health physical for executives at Senior Vice President level and above

•
Relocation benefits on a case-by-case basis

•
Sabbatical leave program

		• n/a	• Attract and retain talent • Provide competitive benefits • Promote health and wellbeing of senior executives
Factors Considered in Making Compensation Decisions.   Our compensation strategy enables us to appropriately differentiate and reward executives by taking into account:
•
Our financial and operational performance;

•
The executive’s individual performance, experience and qualifications;

•
The scope of the executive’s role;

•
The level of total compensation for our other executives; and

•
Competitive market data, which helps us evaluate how our executive pay levels compare to others in our industry and within the markets in which we compete for talent.

All of the factors set forth above are considered by the Compensation Committee in establishing Named Executive Officer compensation, in a subjective manner, without any specific formula.
Market Positioning
Our Compensation Committee, in collaboration with our CEO and Chief People Officer, reviews market data related to pay practices among comparable companies but does not target specific market positioning of pay when determining compensation for individual Named Executive Officers. Rather, the Compensation Committee uses comparative market data as one of several factors when making individual compensation decisions.
As part of its compensation review process for fiscal 2024, the Compensation Committee reviewed an analysis prepared by its independent compensation consultant of market pay practices for positions similar to the positions of our Named Executive Officers, adjusted to take into account differences if any, between the scope of our Named Executives Officers’ responsibilities compared to their counterparts in positions with similar titles in comparable companies. This analysis used pay comparisons from comparable companies in the restaurant and hotel industry as compiled from their proxy disclosures and other SEC filings as well as third-party survey data. For the CEO, the President of The Cheesecake Factory Incorporated and the Chief Financial Officer, publicly available data from the comparable companies listed below was used in such analysis. For the General Counsel and President of our bakery division, publicly available data was weighted at 50% and the survey data was weighted at 50% for purposes of determining market pay positions in such analysis.
2024 Executive Compensation Peer Group.   When we compare ourselves to other companies, we must account for differences between us and others in terms of ownership structure, dining industry segment, size and complexity of operations, sourcing pool for executive talent, and other differentiators. We use the “Executive Compensation Peer Group” for executive compensation comparisons and compensation program design comparisons, as we believe this group reflects companies most similar to us in terms of size and complexity of operations and with which we compete for executive talent. The Executive Compensation Peer Group approved by the Compensation Committee for 2024 consisted of publicly-traded companies in the restaurant and hotel/hospitality industries with revenue generally between one-third to three times our revenue. Median trailing four-quarter revenue at the time the Compensation Peer Group was approved was $2.8 billion, which was comparable to our revenue of  $3.5 billion. The peer companies are as follows:
BJ’s Restaurants, Inc.	Dave & Buster’s Entertainment, Inc.	Jack in the Box Inc.
Bloomin’ Brands, Inc.	Denny’s Corporation	Red Robin Gourmet Burgers, Inc.
Brinker International, Inc.	Dine Brands Global, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Domino’s Pizza, Inc.	The Wendy’s Company
Cracker Barrel Old Country Store, Inc.	Hyatt Hotels Corporation	Wyndham Hotels & Resorts, Inc.
Darden Restaurants, Inc.
For the 2024 Executive Compensation Peer Group, the Compensation Committee made no changes from the prior year.
While this comparison group provides the Compensation Committee with an important general frame of reference, as described above, the Compensation Committee does not target our Named Executive Officers’ compensation at any specific percentile or within a specific range of the Executive Compensation Peer Group’s pay levels.
Principal Elements of Compensation
Base Salary.   In accordance with our compensation objectives, base salaries for our Named Executive Officers are determined by the Compensation Committee and administered to reflect the individual executive’s career experience, contribution to our performance, overall Company performance, as well as the market data as compared to the Executive Compensation Peer Group. During its annual review of base salaries, the Compensation Committee also considers the recommendations of our CEO (except with respect to his own compensation).
The following chart shows the annualized base salaries for our Named Executive Officers for fiscal year 2024 and the percentage changes as compared to the prior year, which the Compensation Committee determined were reasonable and appropriate based on the factors described above.
	Fiscal 2024 Base Salary	% Change
David Overton, Chairman of the Board and CEO	$1,030,000	3.5%
David M. Gordon, President, The Cheesecake Factory Incorporated	$775,000	3.3%
Matthew E. Clark, Executive Vice President and Chief Financial Officer	$615,000	3.4%
Scarlett May, Executive Vice President, General Counsel and Secretary	$587,000	3.4%
Keith T. Carango, President, The Cheesecake Factory Bakery Incorporated	$478,000	3.4%
Annual Cash Performance Incentive Compensation.   Executives and a significant number of other employees that are essential to the success of our business are eligible to receive an annual cash performance incentive bonus under the Performance Incentive Plan (“Bonus”) based on our performance against specific financial and strategic objectives. In addition, we use quarterly cash performance incentive compensation for all of our management positions in our restaurants. At the beginning of each fiscal year, the Compensation Committee establishes both the performance objectives and the formula for determining potential Bonus payments. The Compensation Committee, with the assistance of its independent compensation consultant, established two separate performance periods for the adjusted EBITDAR performance goal and the adjusted Gross Contribution goal for the bakery division only. The first performance period covered the first half of fiscal 2024 beginning on January 3, 2024 and ending on July 2, 2024, and the second performance period covered the second half of fiscal 2024 beginning on July 3, 2024 and ending on December 31, 2024. Bonuses are payable, if at all, in the first quarter of the fiscal year following the year in which such Bonuses were earned, after the Compensation Committee certifies performance relative to the pre-established objectives.
Under the terms of our Performance Incentive Plan, the amount of any individual Bonus in any fiscal year may not exceed $2.5 million.
Fiscal 2024 Performance Incentive Plan Design.   Bonus opportunities (as a percentage of base salary) by position for our Named Executive Officers are set forth below. Actual payouts depend upon performance results with ranges as follows:
	Performance Incentive Plan Bonus as % of Salary(1)
	Threshold(2)	Target(3)	Maximum(4)
David Overton	23.4%	125.0%	171.9%
David M. Gordon	15.9%	85.0%	116.9%
Matthew E. Clark	15.0%	80.0%	110.0%
Scarlett May	13.1%	70.0%	96.28%
Keith T. Carango	13.1%	70.0%	96.25%

(1)
Awards are based on salaries in effect on March 6, 2024.

(2)
The threshold award assumes the average achievement of 75% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally bakery division adjusted Gross Contribution) objectives for the full fiscal year and none of the strategic objectives.

(3)
The target award assumes the average achievement of 100% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally the bakery division adjusted Gross Contribution) objectives for the full fiscal year and 100% of the strategic objectives.

(4)
The maximum award assumes the average achievement of 115% or more of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally bakery division adjusted Gross Contribution) objectives for the full fiscal year and 100% of the strategic objectives.

Payouts under the fiscal 2024 Performance Incentive Plan are based 75% on the Company’s level of achievement of financial performance objectives (or, with respect to Mr. Carango, 50% on the Company’s level of achievement of financial performance objectives and 25% on bakery division’s level of achievement of financial performance objectives), and 25% on the Company’s level of achievement of certain strategic objectives. For corporate executives (including each of our Named Executive Officers other than Mr. Carango), the financial objective is adjusted EBITDAR, and the strategic objectives relate to company-wide initiatives. For Mr. Carango, the financial objectives are adjusted EBITDAR and bakery division adjusted Gross Contributions, and the strategic objectives relate to bakery division-specific initiatives. The financial objective component can be earned from 0-150% of target based on level of achievement, and the strategic objective can be earned from 0-100% of target based on level of achievement, resulting in a total bonus opportunity from 0-137.5% of target.

The Compensation Committee selected adjusted EBITDAR as the most heavily weighted performance target in our annual plan for fiscal 2024. Adjusted EBITDAR is a key driver of stockholder value in that it (i) affects not only earnings per share but also overall cash flow from operations, (ii) supports return on invested capital percentage rates and (iii) is a key driver of a publicly-traded restaurant company’s stock multiple. The Compensation Committee selected EBITDAR over EBITDA because EBITDAR removes the impact of lease accounting rules, to focus more specifically on our operating priorities for the year. Taking into consideration the projected operating environment for casual dining and specific Company objectives for fiscal 2024, the Compensation Committee established adjusted EBITDAR goals that were consistent with our annual operating plan approved by the Board for fiscal 2024. For purposes of the bonus plans, adjusted EBITDAR excludes the effects of items we do not consider indicative of our ongoing operations such as impairment charges, acquisitions and the effect of health and welfare plan related costs. Adjusted EBITDAR is a non-GAAP measure and is defined and reconciled from GAAP in Appendix A of this proxy statement.
The Compensation Committee selected adjusted Gross Contribution as the bakery division financial performance objective because it captures bakery performance and management of bakery expenses.
For the adjusted EBITDAR and bakery division adjusted Gross Contribution objective, a threshold award of 25% of target would pay out upon 75% performance achievement, and a maximum award of 150% of target would pay out upon 115% performance achievement. The strategic goals objectives pay out in proportion to the percentage of the objective achieved and do not pay out more than 100%.

Fiscal 2024 Performance Achievement.   In February 2025, the Compensation Committee reviewed our performance against the Company’s objectives for fiscal 2024. Following this review, the Committee certified that we achieved the following results:
	Threshold/Target/Maximum (in millions)	Actual (in millions)	Performance vs. Target
Adjusted EBITDAR target—First half of year (37.5% of award)	$210.8/$281.1/$323.3	$287.2	Above Target 103% Payout
Adjusted EBITDAR target—Second half of year (37.5% of award)	$204.2/$272.2/$313.0	$287.3	Above Target 112% Payout
Strategic initiatives (25% of award)
• Sales and Guest Initiatives	Meet internal thresholds to improve agility of the rewards program; Develop in-house analytics capabilities		100% Completed 100% Payout
• Technology Initiatives	Pilot new tip reporting portal; implement new integrated kitchen management system; and complete an internal system integration roadmap		100% Completed 100% Payout
• Bakery Support	Complete specified pre-construction activities related to the Midwest bakery; complete bakery enterprise resource planning (“ERP”) evaluation; and achieve bakery year-over-year operating dollar improvement goal		93% Completed 93% Payout

The Compensation Committee also reviewed our bakery division’s performance against its objectives for fiscal 2024 and certified that the bakery division achieved the following results:
	Threshold/Target/Maximum (in millions)	Actual (in millions)	Performance vs. Target
Adjusted EBITDAR target—First half of year (25% of award)	$210.8/$281.1/$323.3	$287.2	Above Target 103% Payout
Adjusted EBITDAR target—Second half of year (25% of award)	$204.2/$272.2/$313.0	$287.3	Above Target 112% Payout
Bakery division adjusted Gross Contribution target—First half of the year (12.5% of award)	$12.4/$16.5/$19.0	$14.6	Below Target 74% Payout
Bakery division adjusted Gross Contribution target—Second half of the year (12.5% of award)	$12.1/$16.1/$18.5	$12.4	Below Target 33% Payout
Bakery division strategic objectives (25% of award)
• Increased Production and Equipment Effectiveness	Improve bakery output and efficiency in-line with specified targets		33% Completed 33% Payout
• Attrition Initiatives	Improve East Coast Bakery attrition by specified targets through improvements in selection, onboarding, scheduling, management, and other processes		100% Completed 100% Payout
• ERP Project Planning	Develop project plan to replace/upgrade ERP technology		100% Completed 100% Payout
• Strategic Capacity Actions	Complete specified pre-construction activities related to the Midwest bakery		100% Completed 100% Payout

As a result of our 2024 performance, our Named Executive Officers received Bonuses under our fiscal 2024 Performance Incentive Plan, as follows:
	Target Award	2024 Actual Bonus Payout	Actual Payout Compared to Target
David Overton	$1,287,500	$1,353,484	105.1%
David M. Gordon	$658,750	$692,511	105.1%
Matthew E. Clark	$492,000	$517,215	105.1%
Scarlett May	$410,900	$431,959	105.1%
Keith T. Carango	$334,600	$295,703	88.4%
2025 Performance Incentive Plan.   For fiscal 2025 the Compensation Committee, with the assistance of its independent compensation consultant, decided to maintain the same general structure of the Performance Incentive Plan in effect for fiscal 2024.
Long-Term Equity-Based Compensation
We believe that equity-based compensation should be a significant component of total executive compensation to align executive compensation with our long-term performance and to encourage executives to make value-enhancing decisions for the benefit of our stockholders. Each of our Named Executive Officers is eligible to receive equity compensation, which may consist of a mix of stock options, restricted stock, and restricted stock units, to encourage a focus on long-term stockholder value and to foster long-term retention.
We approach equity compensation grants by considering the overall value of the grant (as opposed to the number of shares granted). Equity grants to all staff members, including Named Executive Officers and other executives require approval from the Compensation Committee and, in considering whether to approve such equity grants, the Compensation Committee considers past grants, corporate and individual performance, the valuation of grants, and recommendations of our CEO and the Compensation Committee’s compensation consultant. The Compensation Committee has not established formal guidelines for the size of individual equity grants for our Named Executive Officers, but considers the factors listed above as well as market data in making such decisions. See “Market Positioning” above.
Our Compensation Committee generally makes grants to our corporate executives, including our Named Executive Officers, on an annual basis, except in the case of newly hired executives, promotions or other extraordinary events.
Equity Grants in 2024.   For fiscal 2024, the Compensation Committee determined, with the assistance of its independent compensation consultant, that Named Executive Officers should continue to receive a designated value of equity comprised of a mix of 50% performance-based restricted stock subject to achievement of three equally weighted performance conditions (total annual revenue growth; adjusted annual earnings per share; and adjusted annual controllable profit goals, as described in further detail below, in each case, over a three-year performance period), and 50%, based upon each executive’s designated preference, of all stock options (with the number of options to be granted determined based on a Black Scholes valuation), an equal mix between stock options and time-based restricted stock, or all restricted stock (see table below for actual equity awards granted based on each executive’s election). The Compensation Committee believes that regardless of the choice elected by each executive, the resulting mix would strongly align the interests of our executives with those of our stockholders and our long-term performance. In the future, this allocation may vary, new performance targets may be chosen, and other forms of equity may be used.
Non-qualified Stock Options.   The exercise price of our stock options is the closing price of our stock on the grant date. Generally, our stock options vest 20% on each of the first five anniversaries of the grant date.
Time-Based Restricted Stock Awards.   The time-based restricted stock granted to our Named Executive Officers during 2024 vest as to 60% of the shares on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date.
Performance-Based Restricted Stock.   As described above, the performance-based restricted stock awards granted to the Named Executive Officers in 2024 are subject to the achievement of three equally weighted performance conditions, which are described below. The total annual revenue growth, adjusted annual earnings per share and adjusted annual controllable profit goals are collectively referred to as the “Performance Conditions” and are subject to threshold and maximum potential payouts. Performance achievement is measured against pre-determined performance goals for each year of the three-year performance period, which are set for the full three-year period on the grant date. The number of shares earned at the end of the three-year performance period (if any) will be determined by averaging performance achievement for each of the three individual years. After the conclusion of the performance period, any earned shares are then subject to time-based vesting at the rate of 60% of the shares on February 15, 2027 and 20% of the shares on each of February 15, 2028 and February 15, 2029. If the threshold goal is achieved, between 60-150% of the target shares will be eligible to vest, based on level of achievement. If the threshold goal is not achieved, the target shares are forfeited. We are not disclosing threshold goals at this time due to the sensitivity of these forecasts and correlation between our projected performance vis-à-vis the Performance Conditions and our stock price. The threshold goals will be disclosed at the end of the performance period along with the achievement levels and corresponding vesting of the performance-based restricted stock awards, if any.
•
“Total Annual Revenue Growth Goal” is based upon the Company’s total annual revenue growth for fiscal years 2024, 2025 and 2026. This metric was selected to support strategic growth objectives.

•
“Adjusted Annual Earnings Per Share Goal” is based upon the Company’s annual adjusted earnings per share for the three fiscal years 2024, 2025 and 2026. The adjusted annual earnings per share goal was selected because it is believed to be a significant part of our business strategy, and it has a high correlation with stockholder returns. Adjusted Annual Earnings Per Share measures our adjusted diluted net income per share as defined in reconciled from GAAP in Appendix A of this proxy statement.

•
“Adjusted Annual Controllable Profit Goal” is based upon The Cheesecake Factory restaurants’ adjusted annual controllable profit for fiscal years 2024, 2025 and 2026. “Controllable profit” only includes expenses over which restaurant management has direct control (e.g., food and beverage costs, labor, dining room expenses, etc.). This metric was selected as it is the key profit metric managed at the restaurant level and aligns with our stated priorities.

In February 2024, the following grants were made to our Named Executive Officers under The Cheesecake Factory Stock Incentive Plan, as amended (the “Stock Plan”) in recognition of their performance and expected future contributions, to target competitive compensation levels appropriate to the executive’s tenure in his or her role, and to align their interests with the long-term interests of our stockholders:
Name	Number of Shares Subject to Non-qualified Stock Options	Number of Restricted Stock Awards-Performance Targets(1)	Number of Restricted Stock Awards-Time Based Vesting(2)	Value of Combined Grants (thousands)
David Overton	—	81,640	81,640	$5,700,105
David M. Gordon	29,130	20,770	10,390	$1,450,347
Matthew E. Clark	52,230	18,620	—	$1,300,078
Scarlett May	—	9,460	9,460	$660,497
Keith T. Carango	—	7,380	7,380	$515,272

(1)
See “Long-Term Equity-Based Compensation—Performance-Based Restricted Stock” above for a description of performance-based vesting conditions.

(2)
See “Long-Term Equity-Based Compensation—Time-Based Restricted Stock Awards” above for a description of time-based vesting conditions.

Attainment of 2022 Grant Performance Condition.   In 2022, as part of our annual long-term incentive program, certain of our Named Executive Officers were granted performance-based restricted shares (the “2022 - 2024 RSAs”), which were eligible to be earned based on achievement of three equally weighted performance goals during a performance period beginning December 29, 2021, and ending December 31, 2024 (the “2022 - 2024 Performance Period”). The three performance goals were total annual consolidated revenue growth, adjusted average sales per productive square foot from Company owned and operated The Cheesecake Factory restaurants as reported in the Company’s Form 10-K, and adjusted annual controllable profit margins for Company owned and operated The Cheesecake Factory restaurants (“2022 - 2024 Controllable Profit”). During the 2022 - 2024 Performance Period, the Company’s total annual revenue growth was 21% resulting in 62% of the target number of 2022 - 2024 RSAs subject to this metric being earned, the Company’s adjusted sales per productive square foot amount was $1,133 resulting in 100% of the target number of the 2022 - 2024 RSAs subject to this metric being earned, and the Company’s adjusted average annual 2022 - 2024 Controllable Profit amount was 28% resulting in 73% of the target number of 2022 - 2024 RSAs subject to this metric being earned. Accordingly, an aggregate of 78% of the 2022 - 2024 RSAs were earned based on achievement of the three performance goals. The earned 2022 - 2024 RSAs are subject to service-based vesting at a rate of 60% of the award vesting on the third anniversary of the grant date and 20% of the award vesting on each of the fourth and fifth anniversaries of the grant date.
Retirement Plans
Non-qualified Deferred Compensation Plan.   The Cheesecake Factory Executive Savings Plan (“Executive Savings Plan”) is a non-qualified deferred compensation plan that provides a tax-deferred savings vehicle for our “highly compensated” executives (as defined in the Executive Savings Plan), as well as our non-employee directors. At the end of fiscal 2024, approximately 356 current staff members, all of our Independent Directors, and all of our Named Executive Officers were eligible to participate. Approximately 452 current and former staff members and two Independent Directors maintained account balances. Additional information regarding this plan appears in this Proxy Statement in the section below entitled “Compensation of Named Executive Officers-Non-qualified Deferred Compensation.”
The Executive Savings Plan permits us to match a portion of participants’ contributions with Company contributions, on a pre-tax basis to participants (other than Independent Directors). Since inception, we have made a partial matching contribution to the Executive Savings Plan each year, except during the period of May 2009 through October 2011, when the Company match was suspended. We currently match 25% of the first 4% of salary and/or Bonus deferred. One hundred percent of a participant’s Bonus, if any, and up to 50% salary may be deferred.
Pension Benefits.   We do not maintain a pension plan for executives or staff members. However, in order to continue to retain Mr. Overton’s services as our CEO and in recognition of his unique contributions as our founder, Mr. Overton’s Employment Agreement (defined below) provides for a “Founder’s Retirement Benefit” pursuant to which Mr. Overton (or his beneficiary or estate, if he is deceased) is entitled to fixed annual payments of  $650,000 for a period of ten years following his separation from service for any reason, payable in equal monthly installments, as further described in Mr. Overton’s Employment Agreement. Our obligation with respect to the Founder’s Retirement Benefit is unfunded and unsecured, and is payable from our general, unrestricted assets. For additional information concerning Mr. Overton’s Employment Agreement, see the section in this Proxy Statement entitled “Compensation of Named Executive Officers-Employment Agreements.”
Other Benefits and Perquisites
All of our executives, including our Named Executive Officers, are eligible to participate in our broad-based benefit programs, which include medical, dental, vision, life insurance and long-term disability programs, as well as flexible paid vacation and a sabbatical leave program. We also provide group term life insurance to our executives, including each of our Named Executive Officers, as well as all other salaried staff members, at the lesser of one-times base salary or $750,000. The life insurance benefit is reduced to 65% of base salary at age 65 and 50% of base salary at age 70. The IRS requires that the portion of the value of such policy exceeding $50,000 be deemed imputed income to the staff member and provides a formula by which the imputed income is calculated.
We also provide the following limited perquisites to our executives, including Named Executive Officers, that vary based on the executive’s level:
•
The choice of a company-leased vehicle or automobile allowance.   This program also is offered to certain other executives and selected additional management positions. Each individual participating in our leased car program is assigned imputed income, according to IRS regulations, for his or her personal use of the automobile or is provided with an automobile allowance, which is subject to taxation at the individual’s tax rate. The selection of vehicles and amount of the allowance varies with the executive’s level.
•
A company-paid executive physical every year.   This program is offered to staff members at the level of Senior Vice President and above, including our Named Executive Officers.

•
Relocation expenses.   Relocation expenses are reimbursed in accordance with the terms of any employment agreement or as determined on a case-by-case basis.

We believe that these benefits enhance our ability to attract and retain high-quality talent at a modest cost and help to elevate our Company as an employer of choice among our competitors. The amounts we paid related to perquisites provided to our Named Executive Officers in fiscal 2024 are disclosed in the section entitled “Compensation of Named Executive Officers—Summary Compensation Table.”
Potential Benefits Upon Termination and Change in Control
The Compensation Committee recognizes that the possibility of the termination of an executive officer’s employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, and present challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executives and the availability of their continued service, and to focus executive officers on stockholder interests when considering strategic alternatives, the Named Executive Officers are eligible for certain payments and benefits upon a qualifying termination of employment that are consistent with the Company’s overall philosophy and market practices.
These potential severance payments are provided under the terms of our existing employment agreements with our Named Executive Officers. For more information, see “Compensation of Named Executive Officers-Potential Payments upon Termination or Change in Control” in this Proxy Statement.
Furthermore, we do not provide for any automatic “single trigger” equity vesting or other payments upon a change in control and we do not provide for any tax gross-up payments that could be related to change in control excise taxes. Our Stock Plan provides for a “double trigger,” such that equity awards will automatically accelerate if a participant incurs a qualifying termination of employment (without cause or for good reason) within a specified time period following a change in control of the Company. In addition, in the event of a change in control of the Company, if outstanding awards issued under the Stock Plan are not continued, converted, assumed or replaced by the surviving or acquiring entity, then such outstanding awards will fully vest as of immediately prior to such change in control.
Oversight of Named Executive Officer Compensation
Compensation Committee.   Our Compensation Committee determines the compensation of our Named Executive Officers, including their base salaries, bonus, and equity-based compensation, and is supported in that process by an independent compensation consultant and members of senior management, including our CEO, Chief People Officer and Vice President of Total Rewards. The Compensation Committee regularly evaluates our compensation programs to ensure they support our business objectives. The Compensation Committee’s charter is available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.”
Role of Outside Consultants.   For fiscal 2024, the Compensation Committee engaged FW Cook to serve as its independent compensation consultant. Our independent compensation consultant provides detailed evaluation and recommendations regarding our executive and Board compensation programs and advises the Compensation Committee with respect to structuring our compensation plans to achieve our business objectives. FW Cook was retained by and reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee assessed the independence of its compensation consultants and analyzed whether the work of FW Cook raised any conflict of interest, pursuant to the rules of the SEC and Nasdaq. Based on this review, the Compensation Committee did not identify any conflict of interest or concerns as to whether FW Cook is independent with respect to the work of FW Cook as compensation consultant to the Compensation Committee.
Role of CEO in Compensation Decisions.   Our CEO provides the Compensation Committee with his assessment of the performance of each Named Executive Officer (other than himself) and his perspective on the factors described above under “Overview of Compensation Program-Factors Considered in Making Compensation Decisions” when developing his recommendations for each Named Executive Officer’s compensation (other than his own). Our Chief People Officer and our Vice President of Total Rewards work with our CEO during this process by reviewing market data and other performance factors. The Compensation Committee discusses our CEO’s recommendations, consults with its outside compensation consultant, and then approves or modifies the recommendations in collaboration with the CEO.
Compensation of our CEO.   The Compensation Committee determines the compensation of our CEO (including the terms of his employment agreement), following the same principles as are applied to compensation determinations for the other Named Executive Officers. The Compensation Committee solicits our CEO’s perspective on his own compensation but makes determinations regarding his compensation independently and without him or other Named Executive Officers present.
Governance Considerations
Risk Considerations.   The Compensation Committee reviews our employee compensation policies and practices, including those for non-executive officers, on an annual basis to assess how those policies and practices may affect risk-taking by employees. During its review in fiscal 2024, the Compensation Committee determined that our compensation programs are appropriately weighted toward long-term incentives and include policies designed to deter undue risk-taking by employees. These policies include the Clawback Policy, stock retention and ownership policies, and policies against short sales and hedging (see “Policies Regarding Hedging, Short Sales, Publicly Traded Derivatives, Margin Accounts and Pledges”). Based on this assessment, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Clawback Policy; Forfeitures.   We maintain a comprehensive clawback policy (our Policy on Reimbursement of Incentive Payments and Equity Awards, or the “Clawback Policy”), which applies to bonus payments and equity awards. Our Clawback Policy provides that the Company must reasonably promptly recover from certain current or former executive officers the portion of any incentive-based compensation that is erroneously awarded in the event the Company is required by applicable law or applicable accounting or auditing principles to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, regardless of fault or conduct of the executive (subject to certain limited exceptions under the Nasdaq rules). Additionally, in the case of a restatement, our Clawback Policy provides the Compensation Committee with discretion to recoup all bonus and/or equity awards (including time-based equity awards), paid or granted to a covered current or former executive officer during the prior three-year period who engaged in fraud or intentional misconduct contributing to the need for such a restatement in accordance with the Company’s Clawback Policy.

Stock Ownership Requirements.   Stock ownership guidelines applicable to certain of our executive officers, including all current Named Executive Officers, provide that certain executives are required to own a minimum number of shares of our common stock with a value equal to the multiple of such executive’s annual base salary, as follows:
Position with Company	Multiple of Salary
CEO of the Company	6x
President of the Company or of our wholly owned subsidiaries, The Cheesecake Factory Restaurants, Inc. or The Cheesecake Factory Bakery Incorporated	2x
Executive Vice President of the Company	2x
A newly appointed covered officer (other than a newly appointed CEO) has five years to comply with the guidelines. A newly-appointed CEO has seven years to comply with these guidelines. For purposes of this policy, stock ownership includes (i) any shares owned by an executive or his or her immediate family members or held by him or her as part of a tax or estate plan in which the executive retains beneficial ownership, and (ii) unvested restricted stock or restricted stock units. Unexercised stock options and unearned performance-based awards do not count towards the policy. Compliance is calculated annually, on the first day of the fiscal year. For purposes of determining compliance with the policy, “value” means an assumed per-share value based on the average of the closing price of our common stock on the last day of each of the previous four fiscal quarters. An exception to the policy exists if acquisition of shares would result in a violation of our Special Trading Policy and Procedures. Certain hardship exceptions are also available at the discretion of the Compensation Committee. All of our Named Executive Officers are in compliance with our executive stock ownership policy as of the last day of 2024.
Policies And Practices Related To The Grant Of Certain Equity Awards Close In Time To The Release Of Material Nonpublic Information.
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
We maintain our Equity Granting Procedures, which provide that annual equity award grants shall be approved at a regularly scheduled meeting of the Compensation Committee (other than equity awards granted to non-employee directors, which shall be granted immediately following (and on the same day as) the annual meeting of our shareholders, and new hire awards, which may be granted by unanimous written consent) the date on which equity awards are granted shall be on or after the date that the Compensation Committee approves the proposed equity grants and the exercise price for options shall be 100% of the Fair Market Value (as defined in the Stock Plan) of the shares of the Company’s common stock on the grant date. It is the Company’s long-standing practice to grant equity awards, including stock options, at the first regularly scheduled Compensation Committee meeting in February each year and this was the case as well for the grants made on February 15, 2024 shown below.
Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award
Percentage Change in the
Closing Market Price of
the Securities Underlying
the Award Between the
Trading Day Ending
Immediately Prior to the
Disclosure of MNPI and
the Trading Day Beginning
Immediately Following
Disclosure of MNPI

Matthew E. Clark	2/15/24	52,230	34.91	$12.45	1.04%
David Gordon	2/15/24	29,130	34.91	$12.45	1.04%
Other Considerations
Impact of Accounting and Tax Treatments on Compensation.   Accounting and tax considerations play a role in the design of our executive compensation program. Accounting rules, such as FASB ASC Topic 718, require us to expense the estimated fair market value of our stock-based compensation, which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense and the financial impact to us in determining the amount of equity compensation awards to grant to executives.
Section 162(m) of the Internal Revenue Code (“Code”) and the regulations promulgated thereunder limit to no more than $1 million per taxable year, the allowable Company deduction for compensation paid to certain current and former executive officers of the Company. As a result, we expect that compensation paid per year to our Named Executive Officers and certain other current and former executive officers in excess of $1 million generally will not be deductible. The Compensation Committee generally seeks to preserve tax deductions for executive compensation where available but may make compensation decisions based on other factors when it believes doing so is in the best interest of the Company and its stockholders. Further, the Compensation Committee also reserves the right to make changes or amendments to existing compensation programs and arrangements, including changes or amendments that may result in the loss of tax deductions, if the Compensation Committee believes it is in the best interests of the Company and its stockholders to do so.
Code Section 409A limits flexibility with respect to the time and form of payment of non-qualified deferred compensation. If a payment or award is subject to Code Section 409A but does not meet the requirements that exempt such amounts from taxation under that section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% federal tax at that time, (iii) possible interest and penalties, and (iv) possible additional state taxes. While Code Section 409A is very complex and we cannot guarantee compliance with all of its requirements, we have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended not to constitute “deferred compensation” for Code Section 409A purposes (and will thereby be exempt from the requirements of Code Section 409A) or, if they constitute “deferred compensation,” are intended to comply with the Code Section 409A statutory provisions and final regulations.
The NEO Employment Agreements provide that, if a Named Executive Officer (other than our CEO) is subject to additional taxes imposed by Code Section 409A which relate solely to the timing of payment for the severance benefits under his or her prior employment agreement (if any), then within 60 days after the determination that such Code Section 409A taxes are due, we would pay the executive a cash payment so that the Named Executive Officer would be in the same position on an after-tax basis that the executive would have been in if no Code Section 409A taxes and related interest and/or penalties had been imposed.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee report does not constitute soliciting material and is not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Compensation Committee report by reference thereto.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed its content with management. Based on this review and our discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K.
Dated: March 26, 2025	Respectfully submitted,
Alexander L. Cappello, Chairman Edie A. Ames Adam S. Gordon Jerome I. Kransdorf

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following table sets forth summary compensation information with respect to our Named Executive Officers for the fiscal years ended December 31, 2024, January 2, 2024 and January 3, 2023.
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David Overton Chairman of the Board and CEO	2024	1,073,423	—	5,700,105	—	1,353,484	—	36,823	8,163,835
	2023	995,000	—	5,600,595	—	1,020,621	—	42,703	7,658,919
	2022	1,014,135	—	5,301,316	—	835,377	—	30,916	7,181,744
David M. Gordon President, The Cheesecake Factory Incorporated	2024	813,943	—	1,087,796	362,552	692,511	—	39,781	2,996,583
	2023	746,539	—	1,400,149	—	559,500	—	34,554	2,740,742
	2022	758,538	—	1,323,342	—	439,632	—	32,973	2,554,485
Matthew E. Clark Executive Vice President and Chief Financial Officer	2024	624,731	—	650,024	650,054	517,215	—	19,169	2,461,193
	2023	601,154	—	625,702	625,013	416,128	—	17,034	2,285,031
	2022	576,942	—	1,200,148	—	326,289	—	11,583	2,114,962
Scarlett May Executive Vice President, General Counsel and Secretary	2024	616,365	—	660,497	—	431,959	—	31,213	1,740,034
	2023	562,740	—	625,702	—	343,976	—	23,896	1,556,314
	2022	540,796	—	611,996	—	270,381	—	16,939	1,440,112
Keith T. Carango President, The Cheesecake Factory Bakery Incorporated	2024	492,808	—	515,272	—	295,703	—	30,971	1,334,754
	2023	458,798	—	515,759	—	223,890	—	34,887	1,233,334
	2022	441,827	—	480,854	—	163,065	—	16,210	1,101,956

(1)
Unused vacation time cashed-out under the Company’s vacation cash-out policy is included under Salary. In 2024 the following amounts of vacation were cashed out: for Mr. Gordon, $14,903.85; and for Mr. Clark, $9,461.53; and for Mr. Overton, $11,884.62; and for Ms. May, $11,288.46. Mr. Carango did not cash out any unused vacation. In September 2024, we transitioned our Named Executive Officers to a flexible time off arrangement, under which there will be no further vacation accruals.

(2)
Amounts shown in these columns do not reflect compensation actually received or that may be realized in the future by the Named Executive Officer. In accordance with SEC regulations, these amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock and option awards made in the referenced fiscal year. The value of performance-vesting restricted stock and restricted stock units is computed assuming achievement of performance goals at target level based on probably outcomes of such performance goals under ASC Topic 718. Assuming attainment at maximum performance, the fair value of the 2024 performance-vesting restricted stock is: (i) for Mr. Overton, $4,275,079; (ii) for Mr. Gordon, $1,087,621; (iii) for Mr. Clark, $975,036; (iv) for Ms. May, $495,373; and (v) for Mr. Carango, $386,454. Performance stock awards are subject to performance and service-vesting requirements. See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report for information, including assumptions made, regarding the valuation of equity awards.

(3)
Mr. Overton’s “Founder’s Retirement Benefit” had a change in value of  $70,000, ($197,000) and ($650,000) in 2024, 2023, and 2022 respectively.

(4)
“All other compensation” for fiscal 2024 includes the following:

Name	Automobile Program ($)(a)	ESP Company Match ($)(b)	Life Insurance ($)(c)	Executive Physical Exam ($)(d)	Total ($)
David Overton	28,479	—	8,343	—	36,822
David M. Gordon	31,494	—	5,757	2,530	39,781
Matthew E. Clark	16,249	—	2,920	—	19,169
Scarlett May	16,859	9,378	2,776	2,200	31,213
Keith T. Carango	27,574	—	3,397	—	30,971

(a)
Automobile Program: Each Named Executive Officer has the choice of a company-leased vehicle or automobile allowance.

(b)
Executive Savings Plan Matching Contributions: Each of our Named Executive Officers is eligible to participate in our Executive Savings Plan, a non-qualified deferred compensation plan. Additional information regarding this plan appears in this Proxy Statement in the section entitled “Non-qualified Deferred Compensation.”

(c)
Life Insurance: We provide group term life insurance to each of our Named Executive Officers on the same terms as all other salaried employees.

(d)
Executive Physical Exam: Each of our Named Executive Officers is eligible for a Company-paid executive physical examination each year.

Grants of Plan-Based Awards in Fiscal 2024
The following table shows all restricted shares and stock options granted to Named Executive Officers under the Stock Plan during fiscal 2024, as well as the range of potential Bonuses that were achievable in fiscal 2024 under our Performance Incentive Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Overton	n/a	$241,432	$1,287,500	$1,770,364
	2/15/2024							81,640			$2,850,052
	2/15/2024				48,984	81,640	122,460				$2,850,052
David M. Gordon	n/a	$123,535	$658,750	$905,820
	2/15/2024							10,390			$362,715
	2/15/2024								29,130	$34.91	$362,552
	2/15/2024				12,462	20,770	31,155				$725,081
Matthew E. Clark	n/a	$92,250	$492,000	$676,500
	2/15/2024								52,230	$34.91	$650,054
	2/15/2024				11,172	18,620	27,930				$650,024
Scarlett May	n/a	$77,073	$410,900	$565,164
	2/15/2024							9,460			$330,249
	2/15/2024				5,676	9,460	14,190				$330,249
Keith T. Carango	n/a	$62,761	$334,600	$460,218
	2/15/2024							7,380			$257,636
	2/15/2024				4,428	7,380	11,070				$257,636

(1)
The threshold Bonus amounts assume achievement of 75% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally 75% of the bakery division adjusted Gross Contribution) objective and none of the strategic objectives. Target Bonus amounts assume achievement of 100% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally 100% of the bakery division adjusted Gross Contribution) objective and 100% of the strategic objectives. Maximum Bonus amounts assume achievement of 115% or more of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally 115% of the bakery division adjusted Gross Contribution) objective and 100% of the strategic objective. For actual amounts paid under the Performance Incentive Plan for fiscal 2024, see the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” included in this Proxy Statement. For more information on our annual performance bonus program under the Performance Incentive Plan for fiscal 2024, see “Compensation Discussion and Analysis-Principal Elements of Compensation-Annual Cash Performance Incentive Compensation.”

(2)
Target awards are a percentage of base salary for fiscal 2024, as follows: 125% for Mr. Overton; 85% for Mr. Gordon; 80% for Mr. Clark; and 70% for each of the other Named Executive Officers.

(3)
The restricted stock awards are subject to achievement of total annual revenue growth, adjusted annual earnings per share and adjusted annual controllable profit performance conditions for fiscal years 2024, 2025, and 2026, measured once at the end of the 2026 fiscal year. This award is eligible to be earned from 60-150% of target and will be forfeited if we do not achieve our threshold goal. Any awards remaining outstanding after achievement (if any) of the total annual revenue growth, adjusted annual earnings per share and adjusted annual controllable profit performance conditions are determined to be achieved (if at all) shall be subject to service-based vesting at a rate of 60% of the award vesting on the third anniversary of the grant date and 20% of the award vesting on each of the fourth and fifth anniversaries of the grant date.

(4)
The restricted stock vests 60% on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date subject to continued service with the Company.

(5)
The stock options vest 20% on each anniversary of the grant date subject to continued service with the Company and the exercise prices reflect the closing price per share of our common stock on the respective grant dates.

(6)
The grant date fair value was computed in accordance with the provisions of FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts shown do not reflect compensation actually received or that may be realized in the future by the Named Executive Officer. See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report for information, including assumption used, regarding the valuation of equity awards.

Outstanding Equity Awards At Fiscal Year End
The following table shows all outstanding stock options, restricted shares and restricted stock units held by the Named Executive Officers as of December 31, 2024, the last day of fiscal 2024. The vesting schedules set forth in the footnotes are subject to continued service with the Company.
		Option Awards				Stock Awards
						Restricted Stock		PSU/PSA Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Exercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David Overton	03/02/2017	73,500	—	61.59	03/02/2025	—	—	—	—
	02/15/2018	179,300	—	47.06	02/15/2026	—	—	—	—
	02/13/2019	104,000	—	46.03	02/13/2027	—	—	—	—
	02/18/2020	—	67,380	40.16	02/18/2030	11,210	$531,802	—	—
	04/01/2021	—	—	—	—	18,296	$867,962	—	—
	02/10/2021	—	—	—	—	20,060	$951,646	—	—
	02/10/2022	—	—	—	—	133,400	$6,328,496	—	—
	02/16/2023	—	—	—	—	69,280	$3,286,643	69,280	$3,286,643
	02/15/2024	—	—	—	—	81,640	$3,873,002	81,640	$3,873,002
David M. Gordon	03/02/2017	16,650	—	61.59	03/02/2025	—	—	—	—
	02/15/2018	16,600	—	47.06	02/15/2026	—	—	—	—
	02/13/2019	23,400	—	46.03	02/13/2027	—	—	—	—
	02/18/2020	45,780	15,260	40.16	02/18/2030	—	—	—	—
	02/18/2020	—	—	—	—	2,546	$120,782	—	—
	04/01/2021	—	—	—	—	4,580	$217,275	—	—
	02/10/2021	—	—	—	—	5,020	$238,149	—	—
	02/10/2022	—	—	—	—	33,300	$1,579,752	—	—
	02/16/2023	—	—	—	—	17,320	$821,661	17,320	$821,661
	02/15/2024	—	29,130	34.91	02/15/2034	10,390	$492,902	20,770	$985,329
Matthew E. Clark	03/02/2017	8,000	—	61.59	03/02/2025	—	—	—	—
	06/07/2017	4,820	—	57.30	06/07/2025	—	—	—	—
	02/15/2018	38,000	—	47.06	02/15/2026	—	—	—	—
	02/13/2019	42,900	—	46.03	02/13/2027	—	—	—	—
	02/18/2020	55,120	13,780	40.16	02/18/2030	—	—	—	—
	02/16/2023	7,944	31,776	40.42	02/16/2033	—	—	—	—
	02/15/2024	—	52,230	34.91	02/15/2034	—	—	—	—
	02/18/2020	—	—	—	—	2,292	$108,732	—	—
	04/01/2021	—	—	—	—	4,156	$197,161	—	—
	02/10/2021	—	—	—	—	4,560	$216,326	—	—
	02/10/2022	—	—	—	—	30,200	$1,432,688	—	—
	02/16/2023	—	—	—	—	—	—	15,480	$734,371
	02/15/2024	—	—	—	—	—	—	18,620	$883,333
Scarlett May	05/30/2018	9,200	—	52.14	05/30/2026	—	—	—	—
	02/13/2019	11,600	—	46.03	02/13/2027	—	—	—	—
	02/18/2020	15,040	3,760	40.16	02/18/2030	—	—	—	—
	02/18/2020	—	—	—	—	1,866	$88,523	—	—
	04/01/2021	—	—	—	—	2,057	$97,584	—	—
	02/10/2021	—	—	—	—	2,260	$107,214	—	—
	02/10/2022	—	—	—	—	15,400	$730,576	—	—
	02/16/2023	—	—	—	—	7,740	$367,186	7,740	$367,186
	02/15/2024	—	—	—	—	9,460	$448,782	9,460	$448,782

		Option Awards				Stock Awards
						Restricted Stock		PSU/PSA Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Exercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Keith T. Carango	03/02/2017	5,200	—	61.59	03/02/2025	—	—	—	—
	02/15/2018	8,300	—	47.06	02/15/2026	—	—	—	—
	04/05/2018	3,000	—	51.74	04/05/2026	—	—	—	—
	02/13/2019	9,200	—	46.03	02/13/2027	—	—	—	—
	02/18/2020	24,000	6,000	40.16	02/18/2030	—	—	—	—
	02/18/2020	—	—	—	—	1,020	$48,389	—	—
	04/01/2021	—	—	—	—	1,675	$79,462	—	—
	02/10/2021	—	—	—	—	1,840	$87,290	—	—
	02/10/2022	—	—	—	—	12,100	$574,024	—	—
	02/16/2023	—	—	—	—	6,380	$302,667	6,380	$302,667
	02/15/2024	—	—	—	—	7,380	$350,107	7,380	$350,107

(1)
All options listed vest at a rate of 20% per year on each annual anniversary of the grant date.

(2)
Unless otherwise noted, restricted shares and PSA awards listed vest 60% on the third anniversary of the date of grant, subject to continued service and in the case of the PSAs, attainment of three equally weighted performance goals (total annual revenue growth goal; adjusted annual controllable profit goal; and either: (i) for grant dates prior to 2024, adjusted average annual sales per productive square foot or (ii) for 2024 grants, adjusted annual earnings per share goal); and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service.

(3)
The market value of outstanding stock awards is based on a per share (or unit) value of  $47.44, the closing market price of our common shares on December 31, 2024, the last day of fiscal 2024. Per SEC rules, amounts shown reflect the target number of performance vesting awards that may be earned based on the results of the previous year’s performance at threshold levels.

Option Exercises and Stock Vested
The following table shows, for fiscal 2024, all stock options exercised by Named Executive Officers and shares of their restricted stock that vested:
	Non-qualified Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Overton	269,520	$1,749,966	82,963	$2,938,479
David M. Gordon	—	—	20,164	$714,738
Matthew E. Clark	—	—	17,324	$615,296
Scarlett May	—	—	9,920	$351,081
Keith T. Carango	—	—	7,572	$268,222

(1)
The value realized upon exercise is equal to the difference between the market price of our common stock at the time of exercise and the exercise price of the options.

(2)
The value realized upon vesting is equal to the fair market value of the shares on the vesting date.

Pension Benefits
The following table shows the lump sum present value of the accumulated pension benefits of Mr. Overton, the only named executive officer entitled to pension benefits, as of December 31, 2024, the last day of fiscal 2024.
Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Overton	Founder’s Retirement Benefit(1)	—	$5,125,000(2)	—

(1)
Pursuant to Mr. Overton’s Employment Agreement, Mr. Overton is entitled to a “Founder’s Retirement Benefit” pursuant to which Mr. Overton (or his beneficiary or estate, if he is deceased) is entitled to fixed annual payments of  $650,000 for a period of ten years following his separation from service for any reason, payable in equal monthly installments. Our obligation with respect to the Founder’s Retirement Benefit is unfunded and unsecured, and is payable from our general, unrestricted assets. For additional information concerning Mr. Overton’s Employment Agreement, see the sections in this Proxy Statement entitled “Retirement Plans” and “Compensation of Named Executive Officers-Employment Agreements.”

(2)
The present value of Mr. Overton’s accumulated benefit was calculated assuming an initial annual payment in October of 2025, the first payment date after the earliest possible date on which Mr. Overton could obtain full benefits assuming a separation from service on the last day of the term of his 2024-2025 employment agreement and a discount rate of 4.58% based on the 10 Year Treasury Yield Rate in effect as of December 31, 2024.

Non-qualified Deferred Compensation
We adopted the Executive Savings Plan in order to provide a tax-deferred savings vehicle to help us attract, retain and motivate executives with the essential qualifications to manage our Company successfully. The Executive Savings Plan is a non-qualified deferred compensation plan for our Independent Directors and for our highly compensated executives (as defined in the Executive Savings Plan) who are otherwise ineligible to participate in our qualified defined contribution savings plan under Section 401(k) of the Code. The Executive Savings Plan allows our employee-participants to defer the receipt of up to 50% of their base salaries and up to 100% of their Bonus and allows our non-employee directors to defer up to 100% of their director fees and stock units.

Under the Executive Savings Plan, we currently provide a matching contribution at a rate of 25% of the first 4% of salary and/or Bonus deferred under the plan. We do not provide a match for deferrals by non-employee directors. Our matching contributions vest 25% per year after the staff member’s second year of participation in the Executive Savings Plan, such that staff members with five years of service with us would be 100% vested in our matching contributions. All of our Named Executive Officers are currently 100% vested in our matching contributions. The Executive Savings Plan is an unfunded, nonqualified plan. Currently, the Company does, but is not required to, maintain a “rabbi” trust account at a value approximately equivalent to the liability of the plan and the funds are generally invested in individual variable life insurance contracts owned by us, which are specifically designed to informally fund savings plans of this nature. Earnings accumulate on account balances based on individual investment choices. Generally, investment alternatives are the same as those provided under our 401(k) plan except that where the administrator of the Executive Savings Plan does not offer the same investment option, a similar option is selected. Upon a participant’s termination from employment, he or she will receive a distribution of his or her account balance, including earnings and vested Company contributions, in accordance with his or her distribution election and the terms of the Executive Savings Plan. For any plan year, a participant may elect, in accordance with the terms of the Executive Savings Plan, to have a portion of his or her account paid on a scheduled in-service distribution date; provided, such a distribution may not occur earlier than the second plan year after the plan year to which such an election applies. The following table shows the compensation (including Bonus) earned for fiscal 2024 that was deferred into the Executive Savings Plan by each Named Executive Officer during fiscal 2024:
NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Fiscal 2024 $(1)	Company Contributions in Fiscal 2024 $(2)	Aggregate Earnings/(Losses) in Fiscal 2024 $	Aggregate Withdrawals or Distributions in Fiscal 2024 $	Aggregate Balance at December 31, 2024 $(3)
David Overton	—	—	$68,948	—	$425,663
David M. Gordon	—	—	$200,276	—	$1,874,013
Matthew E. Clark	—	—	$73	—	$2,865
Scarlett May	$48,513	$9,378	$4,369	—	$100,063
Keith T. Carango	—	—	—	—	—

(1)
These amounts are reported as compensation earned by the Named Executive Officers in the “Summary Compensation Table.” The “Executive Contributions” total is included in the “Salary” or “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” depending on the source of the deferral for each executive.

(2)
These amounts are reported as “other compensation” earned by the Named Executive Officers. Please see footnote 4 to the “Summary Compensation Table.”

(3)
For Mr. Overton, $3,043 of the aggregate balance was reported in the “Summary Compensation Table” in previous years. For Mr. Gordon, $100,658 of the aggregate balance was reported in the “Summary Compensation Table” in previous years. For Mr. Clark, $4,962 of the aggregate balance was reported in the “Summary Compensation Table” in previous years. For Ms. May, $17,313 of the aggregate balance was reported in the “Summary Compensation Table” in previous years.

Employment Agreements
Our employment agreements with our Named Executive Officers are summarized below.
David Overton.   Mr. Overton’s Employment Agreement has a one-year term, which initially expired on April 1, 2024 but provides for automatic additional one-year terms on each anniversary date unless either of the parties gives notice of intent not to extend at least 90 days prior to the then current expiration date. Pursuant to Mr. Overton’s Employment Agreement, Mr. Overton is entitled to an annual base salary ($1,030,000 in 2024), subject to increase at the discretion of the Compensation Committee. Mr. Overton is eligible to participate in our annual bonus plan for executive officers, to receive equity grants and other long-term incentive compensation at the discretion of the Compensation Committee, and to participate equitably with other executive officers in all of our other health and welfare, retirement, fringe and other benefit plans, including reimbursement of his reasonable business expenses.
If Mr. Overton’s employment with us is terminated by us without Cause (as defined in Mr. Overton’s Employment Agreement), or if Mr. Overton voluntarily resigns his employment with us due to a Constructive Termination, then provided he timely executes a general release of claims and continues to comply with restrictive covenants, we will provide him with certain payments and/or benefits described under “Potential Payments upon Termination or Change in Control” below.
For the purposes of Mr. Overton’s Employment Agreement:
•
“Cause” generally means a finding by the majority of the Board that Mr. Overton engaged in any of the following: (i) a willful failure to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board; (ii) willful misconduct that is demonstrably and materially injurious to the Company; or (iii) the commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.

•
“Constructive Termination” generally means (without Mr. Overton’s consent): (i) a relocation of more than 50 miles of Mr. Overton’s principal business office; (ii) a material diminution in Mr. Overton’s title, authority, duties or responsibilities; (iii) a decrease in Mr. Overton’s annual base salary or a material diminution in and/or discontinuation of any benefit plan or program or level of participation, which decrease or discontinuation does not apply to all executive officers of the Company, or a failure to include Mr. Overton in any new benefit plan or program offered to all other executive officers of the Company; or (iv) upon a Change in Control (as defined in his employment agreement), if any of Mr. Overton’s equity awards are not assumed by the surviving entity and also not accelerated.

Should Mr. Overton be subject to any excise tax in connection with the “excess parachute payment” provisions of Section 280G of the Code, Mr. Overton would not be entitled to receive an additional “gross-up” payment from us. Instead, Mr. Overton’s employment agreement contains a “best net” provision; any punitive parachute payments will be reduced to an amount such that there would be no excise taxes if such reduction would cause Mr. Overton to receive a greater amount as measured on an after-tax basis.
In recognition of Mr. Overton’s unique contributions as our founder, Mr. Overton’s Employment Agreement provides for a “Founder’s Retirement Benefit,” pursuant to which the Company will pay an annual payment in the amount of  $650,000 for ten years, payable in equal monthly installments, as further described in Mr. Overton’s Employment Agreement.
Following Mr. Overton’s separation from service with us, he is entitled to retain the title of  “Founder” of the Company for the remainder of his lifetime. His other lifetime benefits are retaining the title of  “Chairman Emeritus” and dining privileges at our restaurants, in each case provided he wasn’t terminated for Cause (as defined in his employment agreement). For ten years following his separation (or until subsequently employed if earlier), Mr. Overton will have an office and secretary, provided he is not in competition with us, and further provided that he promotes our brand, business and reputation.
David M. Gordon, Matthew E. Clark, Scarlett May and Keith T. Carango.   We maintain employment agreements with our other Named Executive Officers which are all substantially similar to one another (the “NEO Employment Agreements”).
Each of the NEO Employment Agreements has an initial term of approximately one year and will extend automatically for additional one-year terms on each anniversary date unless either of the parties gives notice of intent not to extend at least 90 days prior to the then current expiration date. The Compensation Committee determines any future adjustments to base salary of each executive, but none of such executives’ annual salary may be decreased without his or her consent unless the annual salaries of all other executive officers are proportionately decreased. In addition, the NEO Employment Agreements respectively provide for certain benefits upon termination of the executive’s employment under certain circumstances, including death or Permanent Disability (as defined in the NEO Employment Agreements), a termination by us other than a Termination With Cause, or a Constructive Termination, including a Constructive Termination within 18 months of a change in control. See “Potential Payments upon Termination or Change in Control” below for more information on the potential payments.
For the purposes of the NEO Employment Agreements:
•
“Constructive Termination” generally means (without the applicable executive’s consent): (i) a relocation of more than 45 miles of the executive’s principal business office; (ii) a material diminution in the executive’s title, authority, duties or responsibilities; (iii) a decrease in the executive’s annual base salary or a material diminution in and/or discontinuation of any benefit plan or program, or level of participation which decrease or discontinuation does not apply to all executive officers of the Company, or a failure to include the executive in any new benefit plan or program offered to all other executive officers of the Company; or (iv) upon a Change in Control (as defined in the NEO Employment Agreements), if any of the executive’s equity awards are not assumed by the surviving entity and also not accelerated.

•
“Termination With Cause” generally means a termination by the Company upon the executive’s: (i) failure to substantially perform his or her duties with the Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness), after delivery of a written notice identifying such failure from the Company, which, if such failure is not material, continues for 30 days following the delivery of such notice; (ii) incompetence or gross negligence in the discharge of his or her duties; (iii) commission of any dishonesty, act of theft, embezzlement, or fraud; (iv) breach of confidentiality in violation of law or of the Company’s policies and procedures; (v) unauthorized disclosure or use of inside or proprietary information in violation of law or of the Company’s policies and procedures; (vi) willful or material violation of any law, rule or regulation of any governing authority; (vii) willful or material violation of the Company’s policies and procedures; (viii) intentional conduct that is injurious to the reputation, business or assets of the Company; or (ix) except as expressly permitted by the NEO Employment Agreements, solicitation of the Company’s consultants or employees to work for any business other than the Company or its affiliates during the term of the applicable NEO Employment Agreement without the knowledge and consent of the CEO of the Company.

The NEO Employment Agreements each provide that the executive is eligible to participate with other executive officers in any of our bonus, equity, health and welfare, and fringe benefit plans, to the extent eligible by virtue of his or her position, tenure and salary. The NEO Employment Agreements also provide each executive with the option to participate in our leased car program or, in lieu thereof, to receive a car allowance.
The NEO Employment Agreements contain the same Code Section 280G “best net” provision as described above for Mr. Overton. In addition, the NEO Employment Agreements provide that if an executive is subject to additional taxes imposed by Code Section 409A which relate solely to the timing of payment for the severance benefits under the executive’s prior employment agreement, then within 60 days after the determination that such Code Section 409A taxes are due, we will pay him or her a cash payment so that he or she will be in the same position on an after-tax basis that he or she would have been in if no Code Section 409A taxes and related interest and/or penalties had been imposed.
Mr. Overton’s employment agreement and the NEO Employment Agreements (i) contain confidentiality, noncompete and non-solicit restrictive covenants; and (ii) expressly authorize each executive to report to appropriate authorities outside of the Company possible violations of law or regulations and to make other disclosures that are protected under so called “whistleblower” provisions, notwithstanding any confidentiality policies to the contrary.

Potential Payments upon Termination or Change in Control
Acceleration of Equity Awards in Connection with a Change in Control.   Under the Stock Plan, outstanding equity awards that are not assumed or continued upon a Change in Control (as defined in the Stock Plan) by the acquirer will accelerate, with time-based awards vesting in full and performance-based awards vesting at the greater of pro-rated target or actual performance as of the date of the Change in Control. In addition, pursuant to the Stock Plan, except as otherwise set forth in the award agreements, outstanding equity awards that are assumed or continued by the acquirer will vest in full if the Named Executive Officer is terminated without Cause or for Good Reason (each as defined in the Stock Plan) within 12 months following such Change in Control. Pursuant to the award agreements evidencing stock options and restricted stock granted to the Named Executive Officers under the Stock Plan, outstanding equity awards that are assumed or continued by the acquirer will (i) with respect to awards granted in 2020, if the Named Executive Officer experiences a Constructive Termination (as defined in the applicable Named Executive Officer’s employment agreement) or a termination for Good Reason within 18 months following such Change in Control, vest upon such termination with respect to those shares that are scheduled to vest within 24 months after the termination, and/or (ii) with respect to equity awards granted in or after 2021, if the Named Executive Officer is terminated without Cause, due to a Constructive Termination or for Good Reason within 18 months following such Change in Control, vest in full, in each case, provided that if vesting is subject to a Company performance condition, the accelerated vesting only occurs if, as and when such condition is achieved.
Pursuant to the award agreements evidencing stock options and restricted stock granted to the Named Executive Officers under the Stock Plan, in the event that an applicable Named Executive Officer experiences a termination due to death or Disability (as defined in the Stock Plan) then: (i) with respect to awards granted in or prior to 2020, any awards that were scheduled to vest within 24 months after the termination will vest upon termination, and/or (ii) with respect to equity awards granted in or after 2021, outstanding equity awards will vest in full, provided that if vesting is subject to a Company performance condition, the accelerated vesting only occurs if, as and when such condition is achieved.
CEO.   Pursuant to Mr. Overton’s Employment Agreement, if Mr. Overton’s employment were terminated by us without Cause or if he voluntarily resigns from his employment due to a Constructive Termination, then provided he timely executes a general release of claims and continues to comply with restrictive covenants, he or his estate would be entitled to receive continued payment of his then current annual base salary (on regular payroll dates) for a period of twenty-four (24) months from the date of termination (the “Continuation Period”) and a pro-rata bonus for the fiscal year in which the termination occurred based on length of service during such fiscal year prior to the termination date and actual performance. Through the end of the Continuation Period (or until coverage is provided by a subsequent employer, if applicable), Mr. Overton would be entitled to a Company car at the comparable level provided to him prior to his termination and continuation of health and welfare benefits on behalf of Mr. Overton and his dependents. In addition, all installments of outstanding equity awards that are scheduled to vest within 24 months of Mr. Overton’s termination date would vest and, as applicable, become exercisable as of such termination date; provided, however, any performance-based awards will be subject to achievement of their underlying performance goals. In the event of Mr. Overton’s termination for any reason other than by the Company for Cause, then generally he will have the right to exercise any vested equity awards for a period of 36 months from the later of  (i) the date of his Separation from Service (as defined in his employment agreement) or (ii) if vesting of such award is Company performance-based, the date of vesting or lapse of restriction on such award due to Company’s achievement of such performance (subject in all cases to the earlier expiration or termination of the applicable award).
Mr. Overton would also be entitled to an annual Founder’s Retirement Benefit as earlier described. This benefit is an unfunded, unsecured promise to pay benefits in the future, and Mr. Overton has no right or interest in any of our specific assets by virtue of this obligation.
The following table shows the potential payments to Mr. Overton upon a termination of his employment or a change in control of the Company pursuant to Mr. Overton’s Employment Agreement, the Stock Plan and award agreements evidencing the grant of outstanding equity awards, not including accrued payments that would be owed through the termination date. In accordance with SEC rules, this table assumes that (i) the triggering event took place on December 31, 2024, the last business day of our fiscal 2024; (ii) the intrinsic value of non-qualified stock option share acceleration is computed by multiplying the difference between the applicable exercise prices and the market price of our common stock on December 31, 2024 ($47.44) by the number of unvested options that are subject to acceleration; (iii) the value of restricted share acceleration is computed by multiplying the market price of our common stock on December 31, 2024 by the number of unvested restricted shares that are subject to acceleration with performance shares assumed to have paid out at target; and (iv) a performance incentive bonus was earned in fiscal 2024 at the level set forth in the “Summary Compensation Table.”
CEO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF
DECEMBER 31, 2024
	Change In Control			Qualifying Termination of Employment without Change In Control
David Overton	Payout with assumption or continuation of awards(1) ($)	Payout without assumption or continuation of awards ($)	Payout upon termination by Company without Cause, or by Executive due to Constructive Termination ($)	Payout upon Death or Permanent Disability ($)	Payout upon termination by Company without Cause, or by Executive due to Constructive Termination ($)	Payout upon termination with Cause or voluntary termination, including retirement ($)
Cash Severance(2)	—	—	253,538	—	253,538	—
Pro-Rata Bonus(3)	—	—	1,353,484	—	1,353,484	—
Intrinsic Value of Equity Acceleration	—	22,793,588(4)	22,793,588(5)	22,793,588(6)	11,291,798(7)	—
Benefits and Other Perquisites(8)	—	—	9,206	—	9,206	—
Health & Welfare Benefits(8)	—	—	4,625	—	4,625	—
Gross-up on Excise Tax	—	—	—	—	—	—
Founder’s Retirement Benefit(9)	—	—	5,125,000	5,125,000	5,125,000	5,125,000
Total CEO Benefit	—	22,793,588	29,539,441	27,918,588	18,037,651	5,125,000

(1)
Neither Mr. Overton’s employment agreement, nor any of Mr. Overton’s outstanding unvested equity award agreements provide for an automatic acceleration of vesting of equity awards solely as a result of a Change in Control (as defined under such documents). The information in this column assumes that a Change in Control occurs without the occurrence of any of the triggering events discussed in footnotes (2) or (3).

(2)
Amounts represent the value of cash severance comprised of payment of Mr. Overton’s annual salary from the date of termination to the expiration of the then current term of his employment agreement (the “Continuation Period”). Mr. Overton’s employment agreement has a term ending on April 1, 2025.

(3)
Amounts represent the value of Mr. Overton’s annual bonus assuming that performance objectives for fiscal year 2024 under our Performance Incentive Plan were satisfied at the levels set forth in the “Summary Compensation Table”, as certified by our Compensation Committee in 2025, and the executive remained employed for the full fiscal year. Under his employment agreement, however, Mr. Overton would only receive a pro rata portion of such bonus for the period of actual service in the fiscal year during which termination occurs.

(4)
Amount represents the value of accelerated vesting of outstanding equity awards assuming that such equity awards are not assumed in connection with a Change in Control and further assuming that performance conditions continuing to affect the vesting of awards are satisfied at target as of the date of such Change in Control.

(5)
Amount represents the value of accelerated vesting of outstanding options and restricted stock in connection with a qualifying termination within 18-months following a Change in Control assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.
(6)
Amount represents the value of accelerated vesting of outstanding stock options and restricted stock in connection with a termination due to death or Disability assuming that performance conditions continuing to affect the vesting of awards are satisfied at target. In addition, Mr. Overton’s estate or designated beneficiary would be eligible to receive $515,000 in life insurance proceeds upon his death (i.e., 50% of his base salary for 2024).

(7)
Amount represents the value of accelerated vesting of outstanding stock options and restricted stock in connection with a termination by the Company without Cause or due to a Constructive Termination assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(8)
Amounts in this row represent the value of Mr. Overton’s use of a car, life insurance and health and welfare benefits, in each case, during the Continuation Period. Following any termination without Cause, he also would be entitled to certain dining privileges at our restaurants, and for a period of ten years, use of an office and secretary at our corporate center while he continues to perform certain consulting services for the Company.

(9)
Amounts in this row represent the net present value of  $650,000 per year for a period of ten years after separation from service, calculated using a 4.58% discount rate (based on the 10 Year Treasury Yield Rate in effect on December 31, 2024) and 12 monthly payments for each year.

Named Executive Officers other than CEO.   Under each NEO Employment Agreement, the executive will be entitled to a severance payment in cash equal to one times his or her then current annual base salary payable in installments and a pro-rata annual bonus for the fiscal year in which the termination occurred based on length of service and actual performance, if during the term of the agreement (i) we terminate his or her employment for any reason other than a Termination With Cause; (ii) if the executive’s employment is terminated by reason of death or Permanent Disability; (iii) if within 18 months after a change in control we terminate the executive’s employment (whether or not the term of the agreement ended without renewal) for any reason other than a Termination With Cause; or (iv) if the executive terminates the agreement in connection with the occurrence of a Constructive Termination during the term or within 18 months after a Change in Control (as defined in the NEO Employment Agreements), whether or not the term has expired. Certain other medical, dental and hospitalization benefits (or such comparable alternative benefits determined by us) for the executive and his or her dependents also will be paid by us for an additional 12 months, unless sooner provided by a subsequent employer. In addition, all installments of equity awards that are scheduled to vest within 24 months of an executive’s termination date would vest and, as applicable, become exercisable as of such termination date; provided, however, that any performance-based awards will be subject to achievement of their underlying performance goals. In the event of any termination other than a Termination With Cause, the executive generally will have the right to exercise any vested equity awards for a period of 24 months (or 36 months in the case of retirement with 20 continuous years of service) from the later of  (i) the date of his or her Separation from Service (as defined in the NEO Employment Agreement) or (ii) if vesting of such award is Company performance-based, the date of vesting or lapse of restriction on such award due to Company’s achievement of such performance (subject in all cases to the earlier expiration or termination of the applicable award).
Potential Payments Upon Termination or Change in Control.   The following table shows the potential payments upon termination of employment or a change in control for the Named Executive Officers other than Mr. Overton and does not include accrued payments that would be owed through the termination date. In accordance with SEC rules, the table assumes that (i) the triggering event took place on December 31, 2024, the last business day of our fiscal 2024; (ii) the intrinsic value of non-qualified stock option share acceleration is computed by multiplying the difference between the applicable exercise prices and the market price of our common stock on December 31, 2024 ($47.44) by the number of unvested options that are subject to acceleration; (iii) the value of restricted share acceleration is computed by multiplying the market price of our common stock on December 31, 2024 by the number of unvested restricted shares that are subject to acceleration with performance shares assumed to have paid out at target.; and (iv) a performance incentive bonus was earned in fiscal 2024 at the level set forth in the “Summary Compensation Table” for each individual.

EXECUTIVE OFFICERS OTHER THAN CEO
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AS OF DECEMBER 31, 2024
	Change In Control			Termination without Change In Control
	Payout with assumption or continuation of awards(1) ($)	Payout without assumption or continuation of awards(2) ($)	Payout upon termination by Company without Cause, or Constructive Termination by Executive within 18 months ($)	Payout upon permanent disability ($)	Payout upon death ($)	Payout upon termination by Company without Cause, or by Executive as a result of Constructive Termination ($)	Payout upon termination with Cause or voluntary termination, including retirement ($)
David M. Gordon
Cash Severance(5)	—	—	775,000	775,000	775,000	775,000	—
Pro-Rata Bonus(6)	—	—	692,511	692,511	692,511	692,511	—
Intrinsic Value of Equity Acceleration(7)	—	5,579,782	5,579,782(4)	5,579,782(3)	5,579,782(3)	3,083,093(3)	—
Health & Welfare Benefits(8)	—	—	16,452	16,452	16,452	16,452	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
David M. Gordon Total	—	5,579,782	7,063,745	7,063,745	7,063,745	4,567,056	—
Matthew E. Clark
Cash Severance(5)	—	—	615,000	615,000	615,000	615,000	—
Pro-Rata Bonus(6)	—	—	517,215	517,215	517,215	517,215	—
Intrinsic Value of Equity Acceleration(7)	—	6,216,640	6,216,640(4)	6,216,640(3)	6,216,640(3)	3,367,728(3)	—
Health & Welfare Benefits(8)	—	—	16,498	16,498	16,498	16,498	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
Matthew E. Clark Total	—	6,216,640	7,365,353	7,365,353	7,365,353	4,516,441	—
Scarlett May
Cash Severance(5)	—	—	587,000	587,000	587,000	587,000	—
Pro-Rata Bonus(6)	—	—	431,959	431,959	431,959	431,959	—
Intrinsic Value of Equity Acceleration(7)	—	2,602,843	2,602,843(4)	2,602,843(3)	2,602,843(3)	1,345,778(3)	—
Health & Welfare Benefits(8)	—	—	23,589	23,589	23,589	23,589	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
Scarlett May Total	—	2,602,843	3,645,391	3,645,391	3,645,391	2,388,326	—
Keith T. Carango
Cash Severance(5)	—	—	478,000	478,000	478,000	478,000	—
Pro-Rata Bonus(6)	—	—	295,703	295,703	295,703	295,703	—
Intrinsic Value of Equity Acceleration(7)	—	2,075,251	2,075,251(4)	2,075,251(3)	2,075,251(3)	1,081,2403)	—
Health & Welfare Benefits(8)	—	—	21,963	21,963	21,963	21,963	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
Keith T. Carango Total	—	2,075,251	2,870,917	2,870,917	2,870,917	1,876,906	—
Total Payments (including those for Mr. Overton (see CEO Table above))	—	39,268,104	50,484,847	48,863,994	48,863,994	31,386,380	5,125,000

(1)
None of the NEO Employment Agreements, nor any of the executives’ award agreements under which there are outstanding unvested awards, provide for an automatic acceleration of vesting of awards solely as a result of a Change in Control (as defined under such documents) (a so called “Single Trigger”). The information in this column assumes that a Change in Control occurs without the occurrence of any of the events discussed in footnotes (2) or (3).

(2)
Amounts represent the value of accelerated vesting of outstanding equity awards assuming such equity awards are not assumed in connection with a Change in Control and further assuming that performance conditions continuing to affect the vesting of awards are satisfied at target as of the date of such Change in Control.

(3)
Amounts represent the value of accelerated vesting of outstanding options and restricted stock in connection with a termination by the Company without Cause, due to a Constructive Termination or due to the Named Executive Officer’s death or Disability, in each case, assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(4)
Amounts represent the value of accelerated vesting of outstanding options and restricted stock in connection with a qualifying termination within 18 months following a Change in Control assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(5)
Amounts represent payment of 12 months of the Named Executive Officer’s annual base salary.

(6)
Amounts represent the value of the applicable Named Executive Officer’s annual bonus assuming that the performance objectives for fiscal year 2024 under our Performance Incentive Plan were satisfied at the levels set forth in the “Summary Compensation Table”, as certified by our Compensation Committee in 2025, and the executive remained employed for the full fiscal year. Under the NEO Employment Agreements, however, the applicable executive would only receive a pro-rata portion of such bonus for the period of actual service in the fiscal year during which termination occurs.

(7)
Amounts in this column represent 12 months of Company-paid continued medical, dental, vision care and hospitalization benefits.

In addition to the payments set forth above, each Named Executive Officer’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of one times annual base salary up to $750,000 and is reduced to 65% of base salary at age 65 and 50% of base salary at age 70. Please see the section entitled “Other Benefits and Perquisites” in this Proxy Statement.
CEO Pay Ratio
We believe that executive pay should align with the value and contributions that our executives bring to the business, while ensuring that we are paying competitively across our different markets and job levels.
As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the total annual compensation of Mr. Overton, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal 2024:
•
The median of the annual total compensation of all employees of our Company (other than our CEO) was $32,777 and represents the total compensation of a part-time staff member working approximately fifteen hours per week; and

•
The annual total compensation of our CEO, as reported in the “Summary Compensation Table,” was $8,163,835.

Based on this information, for fiscal 2024, our CEO’s annual total compensation was 249 times that of the median of the annual compensation of all employees.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
1.
We determined that as of December 31, 2024, our employee population consisted of 46,664 individuals. This population consisted of both full-time and part-time employees. As part of our methodology, we excluded any new or seasonal employees who have not provided services and as a result have no earnings and, in reliance with the “de minimis” exemption under Item 402(u) of Regulation S-K, we excluded all employees in Canada totaling 278 or approximately 0.59% of our total workforce.

2.
To identify the median employee from our employee population, we compared the amount of total wages (including reported tips) of our employees as reflected in our payroll records as reported to the IRS on Form W-2 for 2024. Given our workforce with similar high turnover rates inherent in the restaurant industry, our methodology included annualizing the compensation for permanent employees who did not work a full calendar year to properly reflect their compensation levels. However, even with this annualizing, many employees had very low hours and had not reached a stabilized work schedule. We did not perform any full-time equivalency adjustments. We believe the use of total wages for all employees is a consistently applied compensation measure.

3.
We identified our median employee by using this compensation measure, which we consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the median employee. Again, the median of the annual total compensation of all employees of our company (other than our CEO) represents a part-time staff member and was $32,777 working approximately fifteen hours per week.

4.
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K on an annualized basis, resulting in annual total compensation of  $32,777.

5.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column in the “Summary Compensation Table,” above.

Performance
Pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the Company’s “pay versus performance” disclosure below. This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Per SEC rules, CAP was created by adjusting the Summary Compensation Table (“SCT”) total values for the applicable year as described in the footnotes to the following table. Please refer to our Compensation Discussion and Analysis section for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.
The following table sets forth information concerning the compensation of our Named Executive Officers (“NEOs”) for each of the fiscal years ended December 29, 2020; December 28, 2021; January 3, 2023; January 2, 2024; and December 31, 2024, and our financial performance for each such fiscal year:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Fiscal Year(1)	Summary Compensation Table Total for PEO ($)	CAP to PEO ($)(2)	Average SCT Total for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (millions $)	Company Selected Measure: Adjusted EBITDAR (millions $)(4)
2024	8,163,835	14,891,351	2,133,141	3,357,423	134.32	139.43	157	575
2023	7,658,919	7,434,904	1,953,855	1,881,426	94.62	116.21	101	498
2022	7,181,744	3,567,483	1,802,879	1,203,895	86.27	97.86	43	418
2021	7,375,204	8,556,512	1,877,590	2,038,099	103.24	122.95	72	450
2020	5,914,037	10,736,376	1,398,299	2,123,578	96.26	126.30	(253)	173

(1)
The Principal Executive Officer (“PEO”) in all five reporting years is our CEO, David Overton. The NEOs in all five reporting years are David M. Gordon, Matthew E. Clark, Scarlett May and Keith T. Carango.

(2)
CAP amount to our PEO and NEOs, as shown in columns (c) and (e) above in fiscal 2024 reflects the respective amounts shown in columns (b) and (d) of the table shown above, with adjustments shown below as determined by the SEC rules:

Year	SCT Total ($)	Minus SCT Equity ($)	Plus (Minus) End of Fiscal Year Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Fiscal Year ($)
Plus
(Minus)
Change
As of the
End of the
Covered
Fiscal Year
(From the
End of
the Prior
Fiscal Year)
in Fair
Value of
Any
Awards
Granted in
Any Prior
Fiscal Year
That Are
Outstanding
and Unvested
As of the
End of the
Covered
Fiscal Year
($)

Plus
(Minus)
Change
As of the
Vesting
Date
(From the
End of
the Prior
Fiscal Year)
in Fair
Value of
Any Awards
Granted in
any Prior
Fiscal Year
for Which
All Applicable
Vesting
Conditions
Were
Satisfied at
the End of
or During the
Covered
Year
($)
						Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Calculated CAP ($)
PEO
2024	8,163,835	5,700,105	8,210,763	3,122,612	888,954	205,292	14,891,351
2023	7,658,919	5,600,595	4,594,289	(93,689)	825,115	50,865	7,434,904
2022	7,181,744	5,301,316	4,337,067	(3,049,619)	300,636	98,971	3,567,483
2021	7,375,204	5,099,931	3,871,411	337,172	2,072,656	—	8,556,512
2020	5,914,037	4,496,932	7,717,902	1,802,588	(201,219)	—*	10,736,376
Average Non-PEO NEOs
2024	2,133,141	981,549	1,483,374	547,549	141,378	33,530	3,357,423
2023	1,953,855	948,081	746,742	(14,144)	132,562	10,492	1,881,426
2022	1,802,879	904,085	739,642	(488,921)	38,398	15,982	1,203,895
2021	1,877,590	869,091	659,744	57,936	311,920	—	2,038,099
2020	1,398,299	736,073	1,192,739	293,102	(24,489)	—*	2,123,578
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting restricted stock awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based restricted stock awards, the same valuation methodology as restricted stock awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on the expected dividend rate as of the date of the applicable revaluation date. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and prior fiscal years.
*
Dividends paid in 2020 are captured in the “All Other Compensation” column of the SCT and thus are not additionally captured in this table.

(3)
For the relevant fiscal year, represents the cumulative total shareholder return indexed to an initial investment of  $100 per share of the S&P 600 Restaurants Index on December 30, 2019.

(4)
Adjusted EBITDAR is a non-GAAP measure and is defined and reconicled from GAAP net income in Appendix A of this proxy statement.

Relationship Between Financial Performance Measures.   The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining Named Executive Officers, with (i) our cumulative and Peer Group TSR, (ii) our net income, and (iii) our adjusted EBITDAR, in each case, for the fiscal years ended December 29, 2020; December 28, 2021; January 3, 2023; January 2, 2024; and December 31, 2024.
TSR amounts reported in the graph assume an initial fixed investment of  $100 on December 30, 2019, and that all dividends, if any, were reinvested.

CAP vs Total Shareholder Return
PEO CAP
Avg. Other NEOs CAP
CAKE TSR
S&P 600 Restaurants Index TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
150
125
100
75
50
25
0
$16.5
$15.0
$13.5
$12.0
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
FY2020
FY2021
FY2022
FY2023
FY2024
$100
$126
$123
$98
$116
$139
$100
$96
$103
$86
$95
$134
$10.7
$8.6
$3.6
$7.4
$14.9
$2.1
$2.0
$1.2
$1.9
$3.4

CAP vs GAAP Net Income
CEO CAP
Avg. Other NEOs CAP
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$1,500
$1,350
$1,200
$1,050
$900
$750
$600
$450
$300
$150
$0
-$150
-$300
$15.0
$13.5
$12.0
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
($1.5)
($3.0)
$10.7
$2.1
-$253
$8.6
$2.0
$72
$3.6
$1.2
$43
$7.4
$1.9
$101
$14.9
$3.4
$157
FY2020
FY2021
FY2022
FY2023
FY2024

CAP vs Adjusted EBITDAR
CEO CAP
Avg. Other NEOs CAP
Adj. EBITDAR
Adjusted EBITDAR ($ millions)
Compensation Actually Paid ($ millions)
$1,200
$1,050
$900
$750
$600
$450
$300
$150
$0
$16.5
$15.0
$13.5
$12.0
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
$10.7
$2.1
$173
$8.6
$2.0
$450
$3.6
$1.2
$418
$7.4
$1.9
$498
$14.9
$3.4
$575
FY2020
FY2021
FY2022
FY2023
FY2024

Pay Versus Performance Tabular List.   We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended December 31, 2024 to Company performance:
•
Adjusted EBITDAR;

•
Revenue growth;

•
Adjusted annual earnings per share; and

•
Adjusted annual controllable profit.

For additional details regarding our most important financial performance measures, please see the section titled “Compensation Discussion and Analysis-Principal Elements of Compensation” in this Proxy Statement.

OTHER INFORMATION
Internet Availability of Proxy Materials
The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) are available at www.proxyvote.com.
Householding of Proxy Materials
Pursuant to the rules adopted by the Securities and Exchange Commission, we may deliver one copy of each of the Notice of Annual Meeting, this Proxy Statement and Annual Report to two or more stockholders sharing the same address. This process, which is commonly referred to as “householding,” helps lower our costs and conserve natural resources. In accordance with these rules, only one Proxy Statement and Annual Report, or Notice of Availability, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, or Notice of Availability, please notify your broker or direct your written request to Etienne Marcus, Vice President of Finance and Investor Relations, The Cheesecake Factory Incorporated, 26901 Malibu Hills Road, Calabasas Hills, California 91301, (818) 871-3000. Stockholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice of Availability, at their address and would like to request “householding” of their communications should contact their broker.

Beneficial Ownership of Principal Stockholders and Management
The following table sets forth certain information regarding the beneficial ownership as of March 24, 2025 of our common stock by each person or entity known to us to beneficially own more than five percent (5%) of the outstanding shares of our common stock; each of our current directors and director nominees; our Named Executive Officers; and all of our executive officers and directors as a group.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Total Outstanding(3)
BlackRock, Inc(4)	7,476,498	15.1%
The Vanguard Group, Inc.(5)	5,502,069	11.1%
Kayne Anderson Rudnick Investment Management, LLC(6)	2,947,277	6.0%
EARNEST Partners, LLC(7)	2,815,127	5.7%
Named Executive Officers, Directors and Director nominees:
David Overton(8)	3,467,163	7.0%
Edie A. Ames(9)	12,500	*
Alexander L. Cappello(10)	16,698	*
Khanh Collins(11)	11,972	*
Adam S. Gordon(12)	3,652	*
Jerome I. Kransdorf(13)	13,750	*
Janice L. Meyer(14)	18,045	*
David B. Pittaway(15)	20,503	*
David M. Gordon(16)	216,313	*
Matthew E. Clark(17)	213,348	*
Scarlett May(18)	94,536	*
Keith T. Carango(19)	96,400	*
All executive officers and directors as a group (13 persons)(20)	4,209,012	8.4%

*
Less than 1% of the issued and outstanding shares.

(1)
Unless otherwise indicated in the footnotes below, the address for all beneficial owners included in this table is c/o The Cheesecake Factory Incorporated, 26901 Malibu Hills Road, Calabasas Hills, California 91301.

(2)
The number of shares beneficially owned by each individual or entity is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has the sole or shared voting power or investment power plus any shares that the person or entity has the right to acquire within 60 days of March 24, 2025 through the exercise of any stock option or other right. Shares that a person or entity has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Based on 49,448,859 shares outstanding as of March 24, 2025, plus as applicable for our directors and executive officers, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

(4)
BlackRock, Inc. as a parent holding company or control person, beneficially owns 7,476,498 shares of the Company. BlackRock, Inc. has sole power to vote or direct the vote of 7,363,798 shares and sole power to dispose or direct the disposition of 7,476,498 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. on January 22, 2024 under the Exchange Act. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
The Vanguard Group, Inc. (“Vanguard”), in its capacity as investment advisor, may be deemed to beneficially own 5,502,069 shares of the Company held of record by clients of Vanguard. Vanguard has shared power to vote or direct the vote of 89,308 shares, sole power to dispose or direct the disposition of 5,366,995 shares and shared power to dispose or direct the disposition of 135,074 shares. The foregoing information is based solely on the Schedule 13G filed by Vanguard on February 13, 2024 under the Exchange Act. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”), in its capacity as investment advisor, may be deemed to beneficially own 2,947,277 shares of the Company held of record by clients of Kayne Anderson. Kayne Anderson has sole power to vote or direct the vote of 1,992,905 shares, shared power to vote or direct the vote of 780,297 shares, sole power to dispose or direct the disposition of 2,166,980 shares and shared power to dispose or direct the disposition of 780,297 shares. The foregoing information is based solely on the Schedule 13G filed by Kayne Anderson on February 13, 2024 under the Exchange Act. The address for Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(7)
EARNEST Partners, LLC, in its capacity as investment advisor, may be deemed to beneficially own 2,815,127 shares of the Company held of record by clients of EARNEST Partners, LLC. EARNEST Partners, LLC has sole power to vote or direct the vote of 2,242,267 shares, shared power to vote or direct the vote of 0 shares, sole power to dispose or direct the disposition of 2,815,127 shares and shared power to dispose or direct the disposition of 0 shares. The foregoing information is based solely on the Schedule 13G filed by EARNEST Partners, LLC on February 13, 2024 under the Exchange Act. The address for EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(8)
Mr. Overton is a Named Executive Officer and a director of the Company. Includes 282,936 restricted shares held directly that are not yet vested and 3,012,847 shares held by the David M. Overton Family Trust of which Mr. Overton is trustee. Excludes 60,211 shares held by Mr. Overton’s spouse as trustee for the Sheila A. Overton Living Trust and 183,950 shares held by the David M. Overton 2011 Gift Trust UTA dated 11/23/2011 (the “Gift Trust”) for the benefit of Mr. Overton’s son, of which Mr. Overton’s spouse is trustee. These shares are excluded as Mr. Overton disclaims beneficial ownership of the shares owned by his spouse and by the Gift Trust. Also includes 171,380 shares Mr. Overton has a right to acquire upon the exercise of options exercisable within 60 days of March 24, 2025. For additional information regarding Mr. Overton’s equity grants, refer to the section entitled “Outstanding Equity Awards at Fiscal Year End” in this Proxy Statement.

(9)
Ms. Ames is a director of the Company. All shares are held by the Ames Living Trust of which Ms. Ames is a trustee.

(10)
Mr. Cappello is a director of the Company. Includes 16,520 shares held by Maricopa Capital LLC of which Mr. Cappello is the sole shareholder. Also includes 178 shares held by Mr. Cappello’s children for which his spouse acts as custodian.

(11)
Ms. Collins is a director of the Company. All shares are held directly.

(12)
Mr. Adam S. Gordon is a director of the Company. All shares are held directly.

(13)
Mr. Kransdorf is a director of the Company. All shares are held directly.

(14)
Ms. Meyer is a director of the Company. All shares are held directly.

(15)
Mr. Pittaway is a director of the Company. All shares are held directly.

(16)
Mr. David Gordon is a Named Executive Officer. Includes 61,654 restricted shares held directly that are not yet vested, 47,793 shares held directly and 106,866 shares Mr. Gordon has a right to acquire upon exercise of options exercisable within 60 days of March 24, 2025. For additional information regarding Mr. Gordon’s equity grants, refer to the section entitled “Outstanding Equity Awards At Fiscal Year End” in this Proxy Statement.

(17)
Mr. Clark is a Named Executive Officer. Includes 30,538 restricted shares held directly that are not yet vested, 39,856 shares held directly and 142,954 shares Mr. Clark has a right to acquire upon exercise of options exercisable within 60 days of March 24, 2025. For additional information regarding Mr. Clark’s equity grants, refer to the section entitled “Outstanding Equity Awards At Fiscal Year End” in this Proxy Statement.

(18)
Ms. May is a Named Executive Officer. Includes 32,569 restricted shares held directly that are not yet vested, 22,367 shares held directly and 39,600 shares Ms. May has a right to acquire upon the exercise of options exercisable within 60 days of March 24, 2025. For additional information regarding Ms. May’s equity grants, refer to the section entitled “Outstanding Equity Awards At Fiscal Year End” in this Proxy Statement.
(19)
Mr. Carango is a Named Executive Officer. Includes 25,663 restricted shares held directly that are not yet vested, 20,237 shares held directly and 50,500 shares Mr. Carango has a right to acquire upon the exercise of options exercisable within 60 days of March 24, 2025. For additional information regarding Mr. Carango’s equity grants, refer to the section entitled “Outstanding Equity Awards At Fiscal Year End” in this Proxy Statement.

(20)
Includes 511,300 shares our executive officers and directors have a right to acquire upon the exercise of options exercisable within 60 days of March 24, 2024.

Equity Compensation Plan Information
The following table sets forth information concerning the shares of common stock that may be issued under all of our equity compensation plans as of December 31, 2024, the last day of fiscal 2024.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	1,167,030(2)	45.77	1,380,262
Equity compensation plans not approved by stockholders	—	—	—
Total	1,167,030	45.77	1,380,262

(1)
Shares may be issued upon exercise of options or SARs, as awards of restricted shares, upon vesting of restricted stock units, awards of deferred shares or as payment for performance shares or performance units.

(2)
Amounts include 1,167,030 outstanding options and no outstanding RSUs. The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options.

Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, our directors, executive officers and any persons holding 10% or more of our common stock (“Section 16 reporting persons”) are required to report their ownership of common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and we are required to report in this Proxy Statement any failure to file on a timely basis by such persons. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16 reporting persons complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2025.
Voting; Quorum; Abstentions and Broker Non-Votes
As of the close of business on March 24, 2025, the record date fixed by the Board for the Annual Meeting (“Record Date”) 49,448,859 shares of our common stock were outstanding, and there were no outstanding shares of any other class of stock. Each holder of common stock as of the Record Date is entitled to one vote for each share of common stock held of record. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Stockholders do not have cumulative voting rights and will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.
The representation of a majority of the shares entitled to vote at the Annual Meeting, present in person (including via the virtual platform) or represented by proxy will represent a quorum for the transaction of business. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining or constitutes a broker non-vote. Brokers or other nominees may not vote on non-routine matters without instructions from beneficial owners. As a result, if you are a beneficial owner and do not instruct your broker or other nominee how to vote on a non-routine matter, your broker or other nominee will not vote for you. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and is not otherwise permitted to vote the underlying shares on a given matter.
For Proposal 1, our Bylaws provide that, in the election of directors, nominees shall be elected by a plurality of the votes cast by the holders of shares entitled to vote thereon, present in person (including via the virtual platform) or represented by proxy at the Annual Meeting; provided, that each nominee has agreed that if elected, he or she will submit an irrevocable resignation for consideration by the Board that will be effective upon (i) such director’s failure to receive a majority of votes cast in any uncontested election at which he or she is subject to reelection, and (ii) acceptance of that resignation by the Board. An uncontested election (such as the election held at this Annual Meeting) means that the number of nominees for director does not exceed the number of directors to be elected at that meeting. A majority of votes cast means that the number of shares cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee. Abstentions are not considered votes cast and, therefore, will have no effect on the outcome of the vote. The election of directors is not a routine matter under applicable rules. As a result, there may be broker non-votes on Proposal 1. However, broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of the vote.
Proposals 2, 3 and 4 require the approval of a majority of the outstanding shares of stock present in person (including via the virtual platform) or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions as to these proposals will count as shares present and entitled to vote on the proposals and, accordingly, will count as votes “AGAINST” the proposal. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024 (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected on Proposal 2. Proposals 3 and 4 are not routine matters under applicable rules. As a result, there may be broker non-votes on Proposals 3 and 4. However, broker non-votes are not considered shares entitled to vote on these proposals and will have no effect on the outcome of the vote on these proposals.
How to Vote at the Annual Meeting
If you are the record holder of your stock as of the Record Date, you may submit a proxy by executing and returning the enclosed proxy card(s) in the provided postage-paid envelope. You may also attend the Annual Meeting virtually and vote your shares at www.virtualshareholdermeeting.com/CAKE2025 during the Annual Meeting. You will need the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
If a bank, broker or other nominee is the record holder of your stock on the Record Date, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee. If a bank, broker or other nominee is the record holder of your stock on the Record Date you must obtain and submit a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the Record Date.
Proxies
Proxies delivered pursuant to this solicitation are revocable prior to their exercise and at the stockholder’s option by (i) attending and voting at the Annual Meeting (which will be held virtually), as described above (although attending the Annual Meeting via the Internet itself will not revoke a proxy), or (ii) filing a written notice with Scarlett May, our Secretary, revoking the proxy, or (iii) submitting another duly executed proxy bearing a later date. Unless previously revoked, all proxies representing shares entitled to vote delivered pursuant to this solicitation will be voted at the Annual Meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein.
If no directions are given, the shares represented by such proxies will be voted:
•
FOR the election of the Board’s nominees for director: Mses. Edie A. Ames, Khanh Collins and Janice L. Meyer and Messrs. Alexander L. Cappello, Adam S. Gordon, Jerome I. Kransdorf, David Overton and David B. Pittaway;

•
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2025, ending December 30, 2025;

•
FOR approval of the Second Amendment; and

•
FOR approval of, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (“say-on-pay vote”).

The named proxy holders may vote in their discretion upon such other matters as may properly come before the Annual Meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).
How do I attend the Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Daylight Time on May 22, 2025. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the webcast, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/CAKE2025 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the Annual Meeting?
Stockholders may submit questions in writing in advance or during the Annual Meeting at the following website: www.virtualshareholdermeeting.com/CAKE2025. Stockholders will need the 16-digit control number which appears on their proxy card (printed in the box and marked by the arrow) and the instructions that accompanied their proxy materials. As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions pertinent to the Company and the meeting matters, as time permits.
Solicitation
We pay for the cost of preparing, assembling and mailing the Notice of Internet Availability, the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Our directors, officers and other staff members may solicit proxies, without additional remuneration, in person or by telephone, facsimile or email transmission. Banks, brokerage houses and other custodians, nominees or fiduciaries will be asked to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and we will reimburse them for their reasonable out-of-pocket expenses incurred in that regard.
Stockholder Proposals for the 2026 Annual Meeting of Stockholders
Any stockholder proposal intended to be included in our proxy statement under SEC Rule 14a-8 for the 2026 annual meeting of stockholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting on or before December 12, 2025.
For a stockholder proposal to be presented at an annual meeting (other than a proposal intended to be included in our proxy statement under SEC Rule 14a-8), the stockholder must comply with the applicable provisions of our Bylaws. In general, these provisions require that notice must be made by a stockholder of record on the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that the notice with respect to the 2026 annual meeting must be received (i) not earlier than January 22, 2026 and (ii) not later than February 21, 2026; provided that, in the event the 2026 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2025 annual meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2026 annual meeting was mailed or public disclosure of the date of the 2026 annual meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the 2026 annual meeting. The foregoing summary does not purport to be a complete description of all of the provisions of our Bylaws pertaining to stockholder proposals. Our Bylaws also provide procedures for stockholder nominations of directors (see the section entitled “Director Nominations Process” in this Proxy Statement). Stockholders may obtain, without charge, a copy of our Bylaws upon written request to Ms. May, our Secretary, at our principal executive offices. Our Bylaws are also available on our website. For information on where to access this document, please see the section in this Proxy Statement entitled “Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website.”
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 annual meeting. Stockholders may obtain our proxy statement (and any amendment and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
Availability of Annual Report and Form 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 has been filed with the SEC and it, together with our Annual Report to Stockholders, is available on our website listed in the following paragraph. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not proxy soliciting material.
We make available on our website at investors.thecheesecakefactory.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found on our website at investors.thecheesecakefactory.com, by clicking on the link for “Financials.” We will provide to any stockholder without charge, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 31, 2024. Such requests should be addressed to:
Etienne Marcus
Vice President, Finance and Investor Relations
The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, CA 91301
Adjournment of the 2025 Annual Meeting of Stockholders
In the event there are not sufficient votes to approve any proposal contained in this Proxy Statement at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our capital stock. Proxies solicited by our Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of no more than 30 days and no new record date is fixed for the adjourned meeting, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the Annual Meeting. The chairman of the Annual Meeting or a majority of the shares represented and voting at the Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.

Other Matters
We currently know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy intend to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.
By Order of the Board,
/s/ Scarlett May
Secretary
Calabasas Hills, California
April 10, 2025

YOUR VOTE IS VERY IMPORTANT

      Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy online, by telephone or by returning the proxy card by mail. If you are able to attend the Annual Meeting and you wish to vote your shares during the meeting, the proxy is revocable. However, if you hold your shares through an account with a brokerage firm, bank or other nominee, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

      Voting online or by telephone is fast, convenient and your vote is immediately confirmed and posted. To vote online or by telephone, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE ONLINE	VOTE BY TELEPHONE
1. Go to www.proxyvote.com.	1. Using a touch-tone telephone, call 1-800-690-6903.
2. Follow the step-by-step instructions provided.	2. Follow the step-by-step instructions provided.
IF YOU PLAN TO ATTEND THE ANNUAL MEETING

      We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CAKE2025. The webcast will start at 10:00 a.m., Pacific Daylight Time, on Thursday, May 22, 2025. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Please do not return your Proxy Card if you voted by telephone or online.

APPENDIX A—RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Following is a reconciliation from net income to EBITDA and adjusted EBITDA measures (in thousands):
	Fiscal Year
	2024	2023
Net income	$156,783	$101,351
Depreciation and amortization expenses	101,450	93,136
Interest expense, net	10,107	10,160
Income tax provision/(benefit)	14,264	(1,337)
EBITDA	282,604	203,310
Impairment of assets and lease terminations	13,647	29,464
Acquisition-related contingent consideration, compensation and amortization expenses	2,429	11,686
Stock-based compensation	29,962	25,781
Adjusted EBITDA	$328,642	$270,241
Following is a reconciliation from net income to EBITDA, EBITDAR and adjusted EBITDAR measures (in thousands):
	Fiscal Year
	2024	2023
Net income	$156,783	$101,351
Depreciation and amortization expenses	101,450	93,136
Interest expense, net	10,107	10,160
Income tax provision/(benefit)	14,264	(1,337)
EBITDA	282,604	203,310
Rent expense	245,077	232,963
EBITDAR	527,681	436,273
Impairment of assets and lease termination expenses	13,647	29,464
Acquisition-related contingent consideration, compensation and amortization expenses	2,429	11,686
Stock-based compensation	29,962	25,781
Other	734	(5,529)
Adjusted EBITDAR	$574,453	$497,675

A-1

Following is a reconciliation of net income and diluted net income per common share to the corresponding adjusted measures (in thousands, except per share data):
	Fiscal Year
	2024	2023
Net income	$156,783	$101,351
Impairment of assets and lease termination expenses	13,647	29,464
Acquisition-related contingent consideration, compensation and amortization expenses	2,429	11,686
Tax effect of adjustments(1)	(4,180)	(10,699)
Adjusted net income	$168,679	$131,802
Diluted net income per common share	$3.20	$2.07
Impairment of assets and lease termination expenses	0.28	0.61
Acquisition-related contingent consideration, compensation and amortization expenses	0.05	0.24
Tax effect of adjustments(1)	(0.09)	(0.22)
Adjusted diluted net income per share(2)	$3.44	$2.69

(1)
Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumed a 26% tax rate.

(2)
Adjusted net income per share may not add due to rounding.

Adjusted net income, adjusted diluted net income per share, adjusted earnings before interest, tax, depreciation and amortization and (“EBITDA”), adjusted earnings before interest, tax, depreciation, amortization and rent (“EBITDAR”) are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly-titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We calculate these non-GAAP measures by eliminating from net income, diluted net income per common share, EBITDA and EBITDAR the impact of items we do not consider indicative of our ongoing operations. Additionally, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR exclude the impacts of certain non-cash transactions. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items.

A-2

APPENDIX B—STOCK PLAN SECOND AMENDMENT
SECOND AMENDMENT TO
THE CHEESECAKE FACTORY INCORPORATED STOCK INCENTIVE PLAN
THIS SECOND AMENDMENT TO THE CHEESECAKE FACTORY INCORPORATED STOCK INCENTIVE PLAN (this “Second Amendment”), is made and adopted by the Board of Directors (the “Board”) of The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”), on March 26, 2025. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains The Cheesecake Factory Incorporated Stock Incentive Plan (as amended, the “Plan”);
WHEREAS, pursuant to Section 15(b) of the Plan, the Plan may be amended at any time and for any reason by the Board; and
WHEREAS, the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, subject to the approval of this Second Amendment by the Company’s stockholders.
AMENDMENT
1.   Section 5(a).   Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:
“(a)   Basic Limitations and Fungible Share Counting.   The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the aggregate number of Shares reserved for issuance under the Plan shall not exceed 13,150,000 Shares plus any Shares which as of the date on which the Plan was originally approved by the Company’s stockholders (the “Original Effective Date) were available for issuance under the Prior Equity Plan or were subject to awards under the Prior Equity Plan which are (or were) forfeited or lapse unexercised or are settled in cash and which following the Original Effective Date were not issued under the Prior Equity Plan (“Share Issuance Limit”). Subject to Section 5(b), the number of Shares available for issuance under the Plan shall be reduced: by one (1) Share for each Share issued pursuant to an exercise of an Option or a SAR and by two (2) Shares for each Share issued pursuant to a Restricted Stock Grant or settlement of Stock Units (for avoidance of doubt, two (2) Shares shall again become available for issuance for every Share of a Restricted Stock Grant that is forfeited back to the Company under Section 5(b)). In addition, the following Shares shall count against the Share Issuance Limit and shall count against the Share Issuance Limit to the same extent as if the Shares had been issued: (i) Shares tendered or not issued or delivered as a result of the net settlement of an outstanding Option, (ii) Shares tendered or withheld to pay the withholding taxes related to an outstanding Award, (iii) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; or (iv) Shares repurchased on the open market with the proceeds of an Option’s Exercise Price. The aggregate number of Shares that may be issued in connection with ISOs under the Plan shall not exceed 13,150,000 Shares.”
2.
This Second Amendment shall be and hereby is incorporated in and forms a part of the Plan.

3.   Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.
I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of The Cheesecake Factory Incorporated on March 26, 2025.
Executed on this 26 day of March, 2025      The Cheesecake Factory Incorporated
/s/ David Overton

By:
David Overton

Its:
Chief Executive Officer

B-1

APPENDIX C—STOCK PLAN AS AMENDED
THE CHEESECAKE FACTORY INCORPORATED
STOCK INCENTIVE PLAN
(as Amended by the Second Amendment dated March 26, 2025)
SECTION 1.   INTRODUCTION.
ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED ARE DEFINED IN SECTION 2 BELOW.
The Board of Directors of the Company, as constituted from time to time (“Board”) adopted The Cheesecake Factory Incorporated Stock Incentive Plan (the “Plan”) on the Adoption Date, subject to approval by the Company’s stockholders.
The purpose of the Plan is to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Selected Individuals, by means of appropriate equity and performance based incentives, to achieve long-term performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock and thereby promote the long-term financial interest of the Company and its affiliates, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.
The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants and/or Stock Units.
This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award agreement.
SECTION 2.   DEFINITIONS.
(a)   “Adoption Date” means May 30, 2019.
(b)   “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.
(c)   “Award” means any award of an Option, SAR, Restricted Stock Grant or Stock Unit under the Plan.
(d)   “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 14(b).
(e)   “Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Cause), the occurrence of any one or more of the following: (i) dishonesty, incompetence or gross negligence in the discharge of the Participant’s duties; (ii) theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer and employee lists, trade secrets, or other Company proprietary information; (iii) willful material violation of any law, rule, or regulation of any governing authority or of the Company’s policies and procedures, including without limitation the Company’s Code of Ethics and Code of Conduct; (iv) material breach of any agreement with the Company; (v) intentional conduct which is injurious to the reputation, business or assets of the Company; (vi) solicitation of the Company’s agents or staff members to work for any other business entity; and/or (vii) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to materially adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. Except as may otherwise be provided in a Participant employment agreement or applicable Award agreement, (1) with respect to Employees who are not Officers, Cause shall be determined by the Company pursuant to its employment management practices and (2) the Committee shall make determinations of Cause with respect to Officers, Non-Employee Directors and/or Consultants.
(f)   “Change in Control” means the consummation of any one or more of the following:
(i)   any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”); or
(ii)   a merger or consolidation of the Company with any other corporation (or other entity), other than:
(a)   a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(b)   a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding Voting Securities; or
(c)   a merger or consolidation which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation. The term, “surviving entity” shall mean only an entity in which all the Company’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company (who were directors immediately prior thereto)” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.
(iii)   the consummation of a complete liquidation or sale or disposition of all or substantially all of the Company’s assets; or
(iv)   during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board, and any new director whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least one-half  (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Code Section 409A, to the extent required to avoid the imposition of additional taxes under Code Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(g)   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(h)   [Reserved].
(i)   “Committee” means a committee described in Section 3.
(j)   “Common Stock” means the Company’s common stock, $0.01 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.
(k)   “Company” means The Cheesecake Factory Incorporated, a Delaware corporation.
(l)   “Compensation Committee” means the compensation committee of the Board.
(m)   “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Non-Employee Director, and who qualifies as a consultant or advisor under the applicable SEC rules for registration of shares on a Form S-8 Registration Statement.
(n)   [Reserved].
(o)   “Date of Grant” means the date on which the Committee makes the Determination and thereby grants an Award to a Selected Individual. For these purposes, “Determination” shall be defined as approval by the Committee of all key terms of an Award, which include the name of the Selected Individual, the amount of Awards to be granted, vesting schedule and any expiration date.
(p)   “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.
(q)   “Effective Date” means the date of the Plan’s approval by the Company’s stockholders.
(r)   “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.
(s)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)   “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.
(u)   “Fair Market Value” means the market price of a Share and shall be equal to the closing price (or closing bid, if no sales were reported) for a Share of the Company’s Common Stock on such day as quoted by the exchange or over-the-counter market on which the Common Stock is listed (or the exchange or market with the greatest trading volume, if quoted or listed on more than one exchange or market). If there is no closing sale or closing bid price, the closing sales or bid price shall be the price on the last preceding day for which such quotation exists. If the Common Stock is not listed or quoted on an exchange or over-the-counter market, the Committee shall determine the fair market value in good faith.
Whenever possible, the determination of Fair Market Value shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.
(v)   [Reserved]
(w)   “Fiscal Year” means the Company’s fiscal year.

(x)   “Good Reason” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Good Reason), the occurrence of any one or more of the following: (i) a material reduction of Participant’s annual base salary, or (ii) a relocation of Participant’s principal place of employment by more than forty five (45) miles, provided, that, in each case, Participant will not be deemed to have Good Reason unless (i) Participant first provides the Company with written notice of the condition giving rise to Good Reason within sixty (60) days of its initial occurrence, (ii) the Company or the successor company fails to cure such condition within thirty (30) days after receiving such written notice (the “Cure Period”), and (iii) Participant’s resignation based on such Good Reason is effective within thirty (30) days after the expiration of the Cure Period.
(y)   “Grant” means any grant of an Award under the Plan.
(z)   “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(aa)   “Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company (but will not be available for issuance under this Plan in accordance with Section 5(a)) and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.
(bb)   “Non-Employee Director” means a member of the Board who is not an Employee.
(cc)   “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(dd)   “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
(ee)   “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.
(ff)   “Optionee” means an individual, estate or other entity that holds an Option.
(gg)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.
(hh)   “Participant” means an individual or estate or other entity that holds an Award.
(ii)   “Performance Goals” means one or more objective performance targets established for a Participant which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or a Parent, Subsidiary, Affiliate, division, department or function within the Company or entity in which the Participant is employed, and such targets may be applied either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee, which may include, without limitation, the following target objectives: (i) return on equity, (ii) earnings per share, (iii) net income, (iv) earnings per share growth, (v) return on invested capital, (vi) return on assets, (vii) economic value added, (viii) earnings before interest and taxes (EBIT), (ix) revenue growth, (x) gross margin return on inventory investment, (xi) fair market value or price of the Company’s shares (including, but not limited to, growth measures and total stockholder return), (xii) operating profit, (xiii) consolidated income from operations, (xiv) cash flow (including, but not limited to, cash flow from operations and free cash flow), (xv) cash flow return on investments (which equals net cash flow divided by total capital), (xvi) internal rate of return, (xvii) net present value, (xviii) costs or expenses, (xix) market share, (xx) guest satisfaction, (xxi) environmental, social, or governance initiatives, (xxii) cybersecurity or infrastructure technology initiatives, (xxiii) strategic initiatives, (xxiv) corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures, (xxv) product development, (xxvi) capital expenditures, (xxvii) earnings before interest, taxes, depreciation and amortization (EBITDA), (xxviii) earnings before interest, taxes, depreciation, amortization and rent (EBITDAR), and/or (xxix) revenues.
(jj)   “Performance Period” means any period of time determined by the Committee in its sole discretion. The Committee may establish different Performance Periods for different Participants and the Committee may establish concurrent or overlapping Performance Periods.
(kk)   “Prior Equity Plan” means the Company’s 2010 Stock Incentive Plan, as amended, and its predecessor plans.
(ll)   “Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.
(mm)   “Re-Price” means that, other than as permitted under Section 11(a) (i) the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor definition(s)) or (ii) except in the event of a Change in Control, the Company has exchanged, cancelled, substituted, buys out or surrenders an Option or SAR which has an Exercise Price that is greater than the Fair Market Value for a new Award or for cash.
(nn)   “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.
(oo)   “Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.
(pp)   “Retirement” means an Employee’s employment has been terminated for any reason other than for Cause by the Company and the Termination Date occurred on or after the Employee had attained 60 years of age.
(qq)   “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.
(rr)   “SEC” means the Securities and Exchange Commission.
(ss)   “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
(tt)   “Securities Act” means the Securities Act of 1933, as amended.
(uu)   “Selected Individual” means an Employee, Consultant, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.
(vv)   “Service” means service as an Employee, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. The Committee determines when Service commences and terminates for all purposes with respect to the Plan.
(ww)   “Share” means one share of Common Stock.
(xx)   “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(yy)   “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
(zz)   “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 10.
(aaa)   “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.
(bbb)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.
(ccc)   “Termination Date” means the date on which a Participant’s Service terminates.
(ddd)   “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3.   ADMINISTRATION.
(a)   Committee Composition.   A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee in which event all references to the Committee shall refer to the Board whether or not expressly stated herein. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and in such cases all references to the Committee shall refer to the Board whether or not expressly stated herein.
To the extent required, the Committee shall have membership composition which enables grants of Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.
(b)   [Intentionally Omitted]
(c)   Authority of the Committee.   Notwithstanding any other provision of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable. Such actions shall include without limitation:
(i)   determining Selected Individuals who are to receive Awards under the Plan;
(ii)   determining the type, number, vesting requirements, Performance Goals (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;
(iii)   correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;
(iv)   accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)   interpreting the Plan and any Award agreements;
(vi)   making all other decisions relating to the operation of the Plan; and
(vii)   adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s (or Board’s) determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s (or Board’s) decisions and determinations will be afforded the maximum deference provided by applicable law. The Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 3(b); provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Non-Employee Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law.
(d)   Indemnification.   To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, and any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4.   GENERAL.
(a)   General Eligibility.   Employees, Consultants, and Non-Employee Directors shall be eligible for designation as Selected Individuals by the Committee.
(b)   Incentive Stock Options.   Only Selected Individuals who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Individual who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.
(c)   Restrictions on Shares.   Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
(d)   Beneficiaries.   A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
(e)   Performance Goals.   The Committee may, in its discretion, include Performance Goals or other performance objectives in any Award.

(f)   Stockholder Rights.   A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 11.
(g)   Termination of Service.   Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable):
(i)   if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards);
(ii)   if the Service of Participant is terminated for any reason other than for Cause, Retirement, death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards); or
(iii)   if the Service of a Participant is terminated due to Retirement, death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months (provided however that such twelve month duration shall instead be thirty-six months if the Participant had completed at least twenty continuous years of Service as of the Termination Date and the Participant’s Service was being terminated due to Retirement) after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards). In the event of a termination of an Employee’s Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such Termination Date.
To the extent that, during the entire last two weeks prior to the termination of a vested in-the-money Option under clauses (ii) or (iii) above, a sale of Shares underlying such Option would violate Section 16(b) of the Exchange Act or would otherwise be prohibited by Company policy or applicable law or regulations, then such Option shall instead remain exercisable for two weeks after the first business day that all such prohibitions to sale are no longer applicable (subject in all cases to the term of the Option).
(h)   Code Section 409A.   Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. Notwithstanding any provision of the Plan to the contrary, in the event that following the Adoption Date the Committee determines that any Award may be subject to Code Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A and thereby avoid the application of any penalty taxes under Code Section 409A. If upon a Participant’s “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of  “nonqualified deferred compensation” subject to

Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of  (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s death. Any such delayed payments shall be made without interest.
(i)   Electronic Communications.   Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.
(j)   Unfunded Plan.   Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(k)   Liability of Company.   The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.
(l)   Reformation.   In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(m)   No Re-Pricing of Options or SARs or Granting of Re-Load Options.   Notwithstanding anything to the contrary, (i) outstanding Options or SARs may not be Re-Priced and (ii) Re-Load Options may not be granted, in each case without the approval of Company stockholders.
(n)   Successor Provision.   Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.
(o)   Dividends/Dividend Equivalents.   For all Awards, no payment of dividends (or dividend equivalents) shall be made with respect to any unvested Awards. Dividends (and dividend equivalents) shall only be paid to a Participant to the extent that the underlying Award to which the dividends/dividend equivalents are attached becomes vested. For avoidance of doubt, accrual of dividends (and dividend equivalents) while the underlying Award is unvested and which are payable upon vesting is permitted to the extent provided under this Plan or Award agreement. Dividend equivalents may not be granted in connection with an Option or SAR.
(p)   Director Limit.   Notwithstanding any provision to the contrary in the Plan, the total compensation which any Non-Employee Director may be granted in any one fiscal year for their services on the Board or any committee of the Board, including the grant date fair value of any Awards and cash retainers and other fees paid for services for the same year, shall not exceed $750,000.
SECTION 5.   SHARES SUBJECT TO PLAN AND SHARE LIMITS.
(a)   Basic Limitations and Fungible Share Counting.   The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the aggregate number of Shares reserved for issuance under the Plan shall not exceed 13,150,000 Shares plus any Shares which as of the date on which the Plan was originally approved by the Company’s Stockholders (the “Original Effective Date”) were available for issuance under the Prior Equity Plan or were subject to awards under the Prior Equity Plan which are (or were) forfeited or lapse unexercised or are settled in cash and which following the Original Effective Date were not issued under the Prior Equity Plan (“Share Issuance

Limit”). Subject to Section 5(b), the number of Shares available for issuance under the Plan shall be reduced: by one (1) Share for each Share issued pursuant to an exercise of an Option or a SAR and by two (2) Shares for each Share issued pursuant to a Restricted Stock Grant or settlement of Stock Units (for avoidance of doubt, two (2) Shares shall again become available for issuance for every Share of a Restricted Stock Grant that is forfeited back to the Company under Section 5(b)). In addition, the following Shares shall count against the Share Issuance Limit and shall count against the Share Issuance Limit to the same extent as if the Shares had been issued: (i) Shares tendered or not issued or delivered as a result of the net settlement of an outstanding Option, (ii) Shares tendered or withheld to pay the withholding taxes related to an outstanding Award, (iii) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; or (iv) Shares repurchased on the open market with the proceeds of an Option’s Exercise Price. The aggregate number of Shares that may be issued in connection with ISOs under the Plan shall not exceed 13,150,000 Shares.
(b)   Additional Shares.   If Restricted Stock Grants or Prior Equity Plan awards are forfeited, settled in cash, or are terminated for any reason other than being exercised (in whole or in part), then the Shares underlying such Awards shall become available for issuance under the Plan. Any Shares that are added to the Share Issuance Limit pursuant to this Section shall be added as (i) one (1) Share for every one (1) Share subject to an option or stock appreciation right granted under the Prior Equity Plan and (ii) as two (2) Shares for every one (1) Share subject to a Restricted Stock Grant or award other than an option or stock appreciation right under the Prior Equity Plan.
(c)   Dividend Equivalents.   Any dividend equivalents distributed under the Plan in cash shall not be applied against the number of Shares available for Awards.
(d)   Share Limits.   The limits specified below in this Section 5(d) shall be applicable to Awards issued under the Plan.
(i)   Limits on Options and SARs.   No Selected Employee shall receive Options to purchase Shares or Awards of SARs during any Fiscal Year that in the aggregate cover in excess of 600,000 Shares.
(ii)   Limits on Restricted Stock Grants and Stock Units.   No Selected Employee shall receive Restricted Stock Grants or Stock Units during any Fiscal Year that in the aggregate cover in excess of 300,000 Shares.
(iii)   Increased Limits for First Year of Employment or Change in Status.   The numerical limits expressed in the foregoing subparts (i) and (ii) shall in each case be multiplied by two with respect to Awards granted to a Selected Employee during the Fiscal Year of  (1) the Selected Employee’s commencement of employment with the Company or (2) the Selected Employee’s promotion to be the Company’s Chief Executive Officer.
(e)   Award Vesting Limitations.   The Award agreement that evidences an Award granted pursuant to the Plan shall provide that such Award (or any portion thereof) shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that: (i) Awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 5(a) as of the Effective Date may be granted to any one or more Participants without respect to such minimum vesting requirement; and (ii) Awards to non-employee directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant).
SECTION 6.   TERMS AND CONDITIONS OF OPTIONS.
(a)   Stock Option Agreement.   The Company shall give notice of the Determination to issue an Option to each Selected Individual as soon as reasonably practicable, but in no event shall such notice be given more than thirty days after the Date of Grant. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b)   Number of Shares.   Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 11.
(c)   Exercise Price.   An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall be at least 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the Date of Grant.
(d)   Exercisability and Term.   Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the Date of Grant (and may be for a shorter period of time than ten years). No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. Notwithstanding Section 5(e), a Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or termination of Service. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.
(e)   Modifications or Assumption of Options.   Within the limitations of the Plan and subject in all cases to the requirements of Section 4(m), the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.
(f)   Assignment or Transfer of Options.   Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. Except as provided in Sections 4(c) or 14, or in a Stock Option Agreement, or as required by applicable law, an Option awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 6(f) shall be void. However, this Section 6(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of vested Options by will. In no event may an Option be transferred to a third-party financial institution for value.
SECTION 7.   PAYMENT FOR OPTION SHARES.
(a)   General Rule.   The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows in this Section 7 and if so provided for in an applicable Stock Option Agreement:
(i)   In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.
(ii)   In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.
(b)   Surrender of Stock.   To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(c)   Cashless Exercise.   To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)   Net Exercise.   To the extent that the Committee makes this Section 7(d) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.
(e)   Other Forms of Payment.   To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
SECTION 8.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
(a)   SAR Agreement.   Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.
(b)   Number of Shares.   Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.
(c)   Exercise Price.   Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Date of Grant.
(d)   Exercisability and Term.   Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the Date of Grant (and may be for a shorter period of time than ten years). No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. Notwithstanding Section 5(e), a SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other termination of Service and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.
(e)   Exercise of SARs.   If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
(f)   Modification or Assumption of SARs.   Within the limitations of the Plan and subject in all cases to the requirements of Section 4(m), the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.
(g)   Assignment or Transfer of SARs.   Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. Except as provided in Sections 4(c) or 14, or in a SAR Agreement, or as required by applicable law, a SAR awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(g) shall be void. However, this Section 8(g) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of vested SARs by will. In no event may a SAR be transferred to a third-party financial institution for value.
SECTION 9.   TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.
(a)   Restricted Stock Grant Agreement.   Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.
(b)   Number of Shares and Payment.   Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Stock Grants may be issued with or without cash consideration under the Plan.
(c)   Vesting Conditions.   Each Restricted Stock Grant must be subject to vesting which shall occur, subject to Section 5(e), in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. Notwithstanding Section 5(e), a Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other termination of Service.
(d)   Voting and Dividend Rights.   The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, in accordance with Section 4(o), any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
(e)   Modification or Assumption of Restricted Stock Grants.   Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.
(f)   Assignment or Transfer of Restricted Stock Grants.   Except as provided in Sections 4(c) or 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d). In no event may a Restricted Stock Grant be transferred to a third-party financial institution for value.
SECTION 10.   TERMS AND CONDITIONS OF STOCK UNITS.
(a)   Stock Unit Agreement.   Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
(b)   Number of Shares and Payment.   Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with

Section 11. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)   Vesting Conditions.   Each Award of Stock Units must be subject to vesting which shall occur, subject to Section 5(e), in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Notwithstanding Section 5(e), a Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other termination of Service.
(d)   Voting and Dividend Rights.   The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. In accordance with Section 4(o), prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.
(e)   Modification or Assumption of Stock Units.   Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.
(f)   Assignment or Transfer of Stock Units.   Except as provided in Sections 4(c) or 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Stock Units pursuant to Section 4(d). In no event may a Stock Unit be transferred to a third-party financial institution for value.
(g)   Form and Time of Settlement of Stock Units.   Settlement of vested Stock Units may be made in the form of  (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
Creditors’ Rights.   A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
SECTION 11.   ADJUSTMENTS.
(a)   Adjustments.   In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall, subject in all cases to the requirements of Section 4(m), make equitable and proportionate adjustments to:

(i)   the maximum aggregate number of Shares enumerated in the Grant limits specified in Section 5(a) including the Share Issuance Limit and ISO limit;
(ii)   the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;
(iii)   the limits on Awards issued under the Plan under Section 5(d);
(iv)   the number and kind of securities covered by each outstanding Award;
(v)   the Exercise Price under each outstanding SAR and Option; and
(vi)   the number and kind of outstanding securities issued under the Plan.
(b)   Participant Rights.   Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
(c)   Fractional Shares.   Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION 12.   EFFECT OF A CHANGE IN CONTROL.
(a)   Notwithstanding any other provision of the Plan, and unless otherwise provided in an Award agreement or other agreement with the Company, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest at the greater of  (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control, or (ii) the actual performance level as of the date of the Change in Control (as determined by the Committee) with respect to all open performance periods (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 12(a)).
(b)   Subject to this Section 12(a), upon a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate as of the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12(a) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Participant incurs a termination of Service without Cause or for Good Reason upon or within twelve (12) months following the Change in Control, then such Participant shall be fully vested in such continued, assumed or substituted Award.
SECTION 13.   LIMITATIONS ON RIGHTS.
(a)   Retention Rights.   Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).
(b)   Regulatory Requirements.   This Plan shall comply with all legal requirements for proper disclosure and accounting and shall provide appropriate documentation for proper disclosure and accounting. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(c)   Dissolution.   To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company.
(d)   Clawback Policy.   The Committee may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies (including without limitation the Company’s Policy on Reimbursement of Incentive Payments) (each, a “Clawback Policy”) and/or applicable law, in each case with respect to the Clawback Policy that was in effect as of the Date of Grant for a particular Award or as otherwise required by applicable law. In addition, the Committee may require that a Participant repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.
SECTION 14.   TAXES.
(a)   General.   A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)   Share Withholding.   The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law and/or as limited by the Committee to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules) related to an Award through a sale of Shares underlying the Award or, in the case of Options or SARs, through Net Exercise or Cashless Exercise.
SECTION 15.   EFFECTIVENESS AND AMENDMENTS.
(a)   Effectiveness of the Plan.   The Plan, as set forth herein, is conditioned upon and subject to the approval of the Company’s stockholders within twelve (12) months after the Adoption Date. Notwithstanding anything herein to the contrary, in no event may any ISO be granted under the Plan after the tenth (10th) anniversary of the Adoption Date. This Plan will not in any way affect outstanding Awards that were issued under the Prior Equity Plan or other Company equity compensation plans. No further awards may be granted under the Prior Equity Plan.
(b)   Right to Amend or Terminate the Plan.   The Board may amend or terminate the Plan at any time and for any reason subject to obtaining stockholder approval as required under this Plan or applicable law. No Awards shall be granted under the Plan after the Plan’s termination. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 16.   EXECUTION.
To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.
THE CHEESECAKE FACTORY INCORPORATED
By:

Title: Chief Executive Officer

THE CHEESECAKE FACTORY INCORPORATED ATTN:ETIENNE MARCUS26901 MALIBU HILLS ROAD CALABASAS HILLS, CA 91301 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CAKE2025VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of DirectorsNominees1A David Overton ForAgainst Abstain000 The Board of Directors recommends you vote FOR proposals 2, 3 and 4.ForAgainst Abstain 1F Jerome I. Kransdorf 000 compensation disclosure rules of the Securities and Exchange Commission. 1GJanice L. Meyer000NOTE: In addition, to transact such other business as may properly come1HDavid B. Pittaway000before the Annual Meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation or partnership, please sign full corporate or partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date

http://www.virtualshareholdermeeting.com/CAKE2025

THE CHEESECAKE FACTORY INCORPORATED
http://www.virtualshareholdermeeting.com/CAKE2025

Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORORATED ("Company") for use at its virtual Annual Meeting of Stockholders ("Meeting") to be held on May 22, 2025, at 10:00 A.M. Pacific Daylight Time. Stockholders can attend the Meeting via the internet at http://www.virtualshareholdermeeting.com/CAKE2025 and following the instructions that accompanied their proxy materials.

The undersigned hereby appoints Scarlett May or Matthew Clark, or either one of them, as the "Named Proxies" with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on March 24, 2025, at the Meeting or at any adjournment or postponement thereof, on the proposals set forth on the reverse side.

This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Meeting or at any adjournment or postponement thereof. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice dated April 11, 2025, of the 2025 Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Meeting is acknowledged.

IMPORTANT - THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE OF THIS PROXY CARD FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

0000671667_2 R1.0.0.2

Continued and to be signed on reverse side

http://www.virtualshareholdermeeting.com/CAKE2025Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com